Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

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In re:	)	Chapter 11
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EV Energy partners, l.p., et al.,[1]	)	Case No. 18-10814 (CSS)
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Debtors.	) )	(Jointly Administered)

ORDER APPROVING

THE DEBTORS’ DISCLOSURE

STATEMENT FOR AND CONFIRMING THE FIRST MODIFIED

JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION

OF EV ENERGY PARTNERS, L.P. AND ITS DEBTOR AFFILIATES

The above-captioned debtors (collectively, the “Debtors”) having:

a.	distributed, on or about March 14, 2018 (i) the Joint Prepackaged Chapter 11 Plan of Reorganization for EV Energy Partners, L.P. and its Debtor Affiliates [Docket No. 6] (as modified, amended, or supplemented from time to time, the “Plan”), (ii) the Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of EV Energy Partners, L.P. and its Debtor Affiliates [Docket No. 7] (the “Disclosure Statement”), and (iii) ballots for voting on the Plan to holders of Claims[2] entitled to vote on the Plan, namely holders of Class 3 (RBL Facility Claims) and Class 4 (Senior Notes Claims), in accordance with the terms of title 11 of the United States Code (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Local Rules of Bankruptcy Practice and Procedures of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”);

b.	commenced, on April 2, 2018 (the “Petition Date”), these Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code;

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: EV Energy Partners, L.P. (5690); EV Properties, L.P. (5543); EV Properties GP, LLC (3943); EnerVest Production Partners, Ltd. (8619); EVPP GP, LLC (8340); CGAS Properties, L.P. (7277); EVCG GP, LLC (7274); EnerVest Monroe Marketing, Ltd. (7606); EnerVest Monroe Gathering, Ltd. (7608); EV Energy GP, L.P. (5646); EV Management, LLC (5594); EV Energy Finance Corp. (3405); Belden & Blake, LLC (6642); and EnerVest Mesa, LLC (1725). The Debtors’ service address is: 1001 Fannin Suite 800, Houston, TX, 77002.

[2]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Plan, the Disclosure Statement, or the Bankruptcy Code (as defined herein), as applicable. The rules of interpretation set forth in Article I.B. of the Plan apply.

c.	filed,[3] on April 2 , 2018, the Plan and the Disclosure Statement;

d.	filed, on April 2, 2018, the Debtors’ Motion for Entry of an Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing, (II) Establishing a Plan and Disclosure Statement Objection Deadline and Related Procedures, (III) Approving the Solicitation Procedures, (IV) Approving the Confirmation Hearing Notice, and (V) Directing that a Meeting of Creditors Not be Convened [Docket No. 5] (the “Scheduling Motion”);

e.	filed, on April 2, 2018, the Declaration of James Daloia of Prime Clerk LLC Regarding Solicitation of Votes and Tabulation of Ballots Cast on the Joint Prepackaged Chapter 11 Plan of Reorganization for EV Energy Partners, L.P. and its Debtor Affiliates, which detailed the results of the Plan voting process in Exhibit A attached thereto (the “Voting Report”)

f.	filed, on April 3, 2018, the Supplemental Declaration of James Daloia of Prime Clerk LLC Regarding Solicitation of Votes and Tabulation of Ballots Cast on the Joint Prepackaged Chapter 11 Plan of Reorganization for EV Energy Partners, L.P. and its Debtor Affiliates, which detailed the results of the Plan voting process in Exhibit A attached thereto (the “Supplemental Voting Report” and together with the Voting Report, the “Voting Reports”);

g.	filed, on April 2, 2018, the Declaration of Nicholas P. Bobrowski in Support of Chapter 11 Petitions and First Day Motions [Docket No. 8] (the “First Day Declaration”), detailing the facts and circumstances of the Debtors’ Chapter 11 Cases;

h.	filed, on April 5, 2018, the Notice of (I) Commencement of Prepackaged Chapter 11 Bankruptcy Cases, (II) Combined Hearing on the Disclosure Statement, Confirmation of the Joint Prepackaged Chapter 11 Plan, and Related Matters, and (III) Related Objection and Briefing Deadlines [Docket No. 68] (the “Confirmation Hearing Notice”), which contained notice of the commencement of these Chapter 11 Cases, the date and time set for the hearing to consider approval of the Disclosure Statement and Confirmation of the Plan (the “Confirmation Hearing”), and the deadline for filing objections to the Plan and the Disclosure Statement;

i.	filed, on April 10, 2018, the Affidavit of Service of the Confirmation Hearing Notice [Docket No. 90] (the “Confirmation Hearing Notice Affidavit”);

j.	published, on April 11, 2018, in the Houston Chronicle, The New York Times (national edition), and The Wall Street Journal (national edition) as evidenced by the Affidavit of Publication [Docket No. 97], (together with the Confirmation Hearing Notice Affidavit, the “Affidavits”), the Confirmation Hearing Notice, consistent with the order granting the Scheduling Motion [Docket No. 49] (the “Scheduling Order”);

[3]	Unless otherwise indicated, use of the term “filed” herein refers also to the service of the applicable document filed on the docket in these Chapter 11 Cases, as applicable.

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k.	filed, on May 8, 2018, the Plan Supplement for the Joint Prepackaged Chapter 11 Plan of Reorganization for EV Energy Partners, L.P. and Its Debtors Affiliates [Docket No. 189] (as modified, amended, or supplemented from time to time, the “Plan Supplement” and which, for purposes of the Plan and this Confirmation Order, is included in the definition of “Plan”);

l.	filed, on May 9, 2018, the Declaration of Douglas McGovern in Support of Confirmation of the Joint Prepackaged Chapter 11 Plan of Reorganization for EV Energy Partners, L.P. and Its Debtor Affiliates [Docket No. 190] (the “McGovern Declaration”);

m.	filed, on May 11, 2018, the First Modified Joint Prepackaged Chapter 11 Plan of Reorganization for EV Energy Partners, L.P. and Its Debtor Affiliates [Docket No. 205], which is attached hereto as Exhibit A;

n.	filed, on May 11, 2018, the Debtors’ Memorandum of Law of in Support of an Order Approving the Debtors’ Disclosure Statement for, and Confirming, the Joint Prepackaged Chapter 11 Plan of Reorganization of EV Energy Partners, L.P. and Its Debtor Affiliates [Docket No. 210] (the “Confirmation Brief”), which includes the Declaration of Daniel J. Churay [Docket No. 207] (the “Churay Declaration”) and the Declaration of Nicholas P. Bobrowski [Docket No. 209] (the “Bobrowski Declaration”);

o.	operated their businesses and managed their properties during these Chapter 11 Cases as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

The Court having:

a.	entered, on April 4, 2018, the Scheduling Order;

b.	set May 15, 2018 at 10:00 a.m. (prevailing Eastern Time), as the date and time for the Confirmation Hearing, pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code, as set forth in the Scheduling Order;

c.	reviewed the Plan, the Disclosure Statement, the Plan Supplement, the Confirmation Brief, the Declarations, the Voting Report, the Confirmation Hearing Notice, the Affidavits, and all filed pleadings, exhibits, statements, and comments regarding approval of the Disclosure Statement and Confirmation, including all objections, statements, and reservations of rights;

d.	held the Confirmation Hearing;

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e.	heard the statements and arguments made by counsel in respect of approval of the Disclosure Statement and Confirmation;

f.	considered all oral representations, testimony, documents, filings, and other evidence regarding approval of the Disclosure Statement and Confirmation; and

g.	taken judicial notice of all pleadings and other documents filed, all orders entered, and all evidence and arguments presented in these Chapter 11 Cases.

NOW, THEREFORE, the Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to approval of the Disclosure Statement and Confirmation of the Plan have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of approval of the Disclosure Statement and Confirmation of the Plan and other evidence presented at the Confirmation Hearing and the record of the Chapter 11 Cases establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court makes and issues the following findings of fact and conclusions of law, and orders:

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FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.	Findings and Conclusions.

1.           The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

B.	Jurisdiction, Venue, and Core Proceeding.

2.           The Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. The Court has exclusive jurisdiction to determine whether the Disclosure Statement and the Plan comply with the applicable provisions of the Bankruptcy Code and should be approved and confirmed, respectively. Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409. Approval of the Disclosure Statement, including associated solicitation procedures, and Confirmation of the Plan are core proceedings within the meaning of 28 U.S.C. § 157(b)(2).

C.	Eligibility for Relief.

3.           The Debtors were and are entities eligible for relief under section 109 of the Bankruptcy Code.

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D.	Commencement and Joint Administration of the Chapter 11 Cases.

4.           On the Petition Date, each of the Debtors commenced a voluntary case under chapter 11 of the Bankruptcy Code. In accordance with the Order (I) Directing Joint Administration of the Chapter 11 Cases and (II) Granting Related Relief [Docket No. 46], these Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015. Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these Chapter 11 Cases. No statutory committee has been appointed pursuant to section 1102 of the Bankruptcy Code in these Chapter 11 Cases.

E.	Judicial Notice, Objections.

5.           To the extent necessary, the Court takes judicial notice of (and deems admitted into evidence for purposes of Confirmation of the Plan) the docket of the Chapter 11 Cases maintained by the clerk of the Court or its duly appointed agent, including all pleadings and other documents on file, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of these Chapter 11 Cases. All unresolved objections, statements, informal objections, and reservations of rights, if any, related to the Plan, the Disclosure Statement, or Confirmation are hereby overruled as set forth and stated on the record at the hearing on the merits.

F.	Bankruptcy Rule 3016.

6.           The Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The Debtors appropriately filed the Disclosure Statement and the Plan with the Court, thereby satisfying Bankruptcy Rule 3016(b).

G.	Burden of Proof—Confirmation of the Plan.

7.           The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation of the Plan.

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H.	Notice.

8.           As evidenced by the Affidavits, due, adequate, and sufficient notice of the Disclosure Statement, the Plan, and the Confirmation Hearing, together with all deadlines for voting to accept or reject the Plan as well as objecting to approval of the Disclosure Statement and Confirmation of the Plan, has been provided to:  (a) the Office of the U.S. Trustee for the District of Delaware; (b) the holders of the 30 largest unsecured claims against the Debtors (on a consolidated basis); (c) counsel to the administrative agent under the Debtors’ prepetition secured facility; (d) counsel to the indenture trustee under the Debtors’ prepetition senior notes; (e) counsel to the ad hoc committee of holders of 8.0% senior notes due 2019 issued pursuant to that certain Indenture, dated as of March 22, 2011; (f) the United States Attorney’s Office for the District of Delaware; (g) the Internal Revenue Service; (h) the United States Securities and Exchange Commission; (i) the Environmental Protection Agency and similar state environmental agencies for states in which the Debtors conduct business; (j) the state attorneys general for states in which the Debtors conduct business; and (k) any party that has requested notice pursuant to Bankruptcy Rule 2002; (the parties identified in clauses (a) through (k), collectively, the “Core Notice Parties”). Also, the Confirmation Hearing Notice was published in The New York Times (national edition), and The Wall Street Journal (national edition), and the Houston Chronicle on April 11, 2018 in compliance with the Scheduling Order and Bankruptcy Rule 2002(l). Such notice was adequate and sufficient pursuant to section 1128 of the Bankruptcy Code, Bankruptcy Rules 2002 and 3020, and other applicable law and rules, and no other or further notice is or shall be required.

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I.	Disclosure Statement.

9.           The Disclosure Statement contains (a) sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable nonbankruptcy laws, rules, and regulations, including the Securities Act, and (b) “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein. The filing of the Disclosure Statement with the clerk of the Court satisfies Bankruptcy Rule 3016(b).

J.	Ballots.

10.         The Classes of Claims entitled under the Plan to vote to accept or reject the Plan (the “Voting Classes”) are set forth below:

Class	Designation
3	RBL Facility Claims
4	Senior Notes Claims

11.         The ballots the Debtors used to solicit votes to accept or reject the Plan from holders in the Voting Classes adequately addressed the particular needs of these Chapter 11 Cases and were appropriate for holders of Claims in the Voting Classes to vote to accept or reject the Plan.

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K.	Solicitation.

12.         As described in the Voting Reports, the solicitation of votes on the Plan, including the solicitation of votes from only those holders of Claims in Class 4 who are “Accredited Investors” (within the meaning of rule 501(a) of Regulation D of the Securities Act), complied with the solicitation procedures set forth in the Scheduling Motion and approved in the Scheduling Order (the “Solicitation Procedures”), was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any other applicable rules, laws, and regulations, including the registration requirements under the Securities Act.

13.         As described in the Voting Reports and the Declarations, as applicable, prior to the Petition Date, the Plan, the Disclosure Statement, and the applicable ballot (collectively, the “Solicitation Packages”), and, following the Petition Date, the Confirmation Hearing Notice, were transmitted and served, including to all holders of Claims in the Voting Classes, in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Local Rules, the Scheduling Order, and any applicable nonbankruptcy law. Transmission and service of the Solicitation Packages and the Confirmation Hearing Notice were timely, adequate, and sufficient. No further notice is required.

14.         As set forth in the Voting Reports, the Solicitation Packages were distributed to holders of Claims in the Voting Classes that held a Claim as of March 12, 2018 (the date specified in such documents for the purpose of the solicitation). The establishment and notice of the Voting Record Date were reasonable and sufficient.

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15.         The period during which holders of Claims in the Voting Classes had to submit acceptances or rejections to the Plan was a reasonable and sufficient period of time for such holders to make an informed decision to accept or reject the Plan.

16.         Under section 1126(f) of the Bankruptcy Code, the Debtors were not required to solicit votes from the holders of Claims or Interests, as applicable, in the Unimpaired Classes (defined below), each of which is conclusively presumed to have accepted the Plan. Holders of Intercompany Claims in Class 7 and Intercompany Interests in Class 8 either are Unimpaired and conclusively presumed to have accepted the Plan or Impaired and conclusively presumed to have rejected the Plan, and, therefore, are not entitled to vote to accept or reject the Plan. Holders of Interests in Class 6 (Existing EVEP Equity Interests) and Claims in Class 9 (Section 510(b) Claims) (the “Deemed Rejecting Classes”) are Impaired under the Plan, are entitled to no recovery thereunder on account of such Interests and Claims, as applicable, and are therefore deemed to have rejected the Plan.

L.	Voting.

17.         As evidenced by the Voting Reports, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Scheduling Order, the Disclosure Statement, and any applicable nonbankruptcy law, rule, or regulation.

M.	Plan Supplement.

18.         The Plan Supplement complies with the Bankruptcy Code and the terms of the Plan, and the filing and notice of such documents are good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and no other or further notice is required. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan, and only consistent therewith, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date, subject to compliance with the Bankruptcy Code and the Bankruptcy Rules.

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N.	Modifications to the Plan.

19.         Pursuant to section 1127 of the Bankruptcy Code, the modifications to the Plan described or set forth in this Confirmation Order constitute technical changes, changes with respect to particular Claims by agreement with holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest. These modifications are consistent with the disclosures previously made pursuant to the Disclosure Statement and solicitation materials served pursuant to the Disclosure Statement Order, and notice of these modifications was adequate and appropriate under the facts and circumstances of the Chapter 11 Cases.

20.         In accordance with Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that holders of Claims and Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Accordingly, the Plan, as modified, is properly before this Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan.

O.	Compliance with Bankruptcy Code Requirements—Section 1129(a)(1).

21.         The Plan complies with all applicable provisions of the Bankruptcy Code, including sections 1122 and 1123, as required by section 1129(a)(1) of the Bankruptcy Code. In addition, the Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).

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(i)	Proper Classification—Sections 1122 and 1123.

22.         The Plan satisfies the requirements of sections 1122(a), 1122(b), and 1123(a)(1) of the Bankruptcy Code. Article III of the Plan provides for the separate classification of Claims and Interests into nine Classes for each Debtor other than, for the avoidance of doubt, Class 6, which exists solely at EVEP, EV Energy GP, and EV Management. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications were not implemented for any improper purpose and do not unfairly discriminate between, or among, holders of Claims or Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class.

(ii)	Specified Unimpaired Classes—Section 1123(a)(2).

23.         The Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. Article III of the Plan specifies that Claims in Classes 1, 2, and 5 (the “Unimpaired Classes”) are Unimpaired under the Plan and Claims and Interests in Classes 7 and 8 are either Impaired or Unimpaired under the Plan. Additionally, Article II of the Plan specifies that Administrative Claims, Professional Claims, and Priority Tax Claims will be paid in full in accordance with the terms of the Plan, although these Claims are not separately classified under the Plan.

(iii)	Specified Treatment of Impaired Classes—Section 1123(a)(3).

24.         The Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. Article III of the Plan specifies that Claims and Interests, as applicable, in Classes 3, 4, 6, and 9 (the “Impaired Classes”) are Impaired under the Plan and Claims and Interests in Classes 7 and 8 are either Impaired or Unimpaired under the Plan, and describes the treatment of such Classes.

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(iv)	No Discrimination—Section 1123(a)(4).

25.         The Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest.

(v)	Adequate Means for Plan Implementation—Section 1123(a)(5).

26.         The Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code. The provisions in Article IV and elsewhere in the Plan, and in the exhibits and attachments to the Plan and the Disclosure Statement provide, in detail, adequate and proper means for the Plan’s implementation, including regarding: (a)  the Restructuring Transactions; (b) the issuance of New Common Stock and New Warrants; (c) entry into the Amended RBL Credit Agreement and related documents; (d) the issuance of the New Class A Preferred; (e) the vesting of estate assets in the Reorganized Debtors; (f) the cancellation of existing securities and agreements, and the surrender of existing securities (except as otherwise provided therein); (g) entry into the New Omnibus Agreement; (h) authorizing the Debtors and/or Reorganized Debtors to take all actions necessary to effectuate the Plan, including those actions necessary to effect the Restructuring Transactions; (i) the dissolution of Debtors EVEP, EV Management, and EV Energy GP, and conversion of Debtor EV Properties, L.P. from a limited partnership to a limited liability company; (j) authorizing the adoption of and entry into the charter, bylaws, and other New Organizational Documents of each of the Reorganized Debtors; (k) the settlement and discharge of Claims and Interests as set forth in the Plan; (l) the vesting of estate assets in the Reorganized Debtors; (m) the appointment of directors to the New Board and officers to the Reorganized Debtors; (n) the adoption of the Management Incentive Plan and amendment of the Employment Agreements; (o) maintenance of transition services; (p) the preservation and vesting of certain Causes of Action in the Reorganized Debtors; (q) the release of Avoidance Actions; (r) the provision of RBL Agent Expenses and Indenture Trustee Expenses; and (s) the preservation of certain rights of the Indenture Trustee. Moreover, the Debtors will have sufficient Cash to make all payments required upon the Effective Date pursuant to the terms of the Plan.

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(vi)	Voting Power of Equity Securities—Section 1123(a)(6).

27.         The Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code. The New Organizational Documents prohibit the issuance of non-voting equity securities to the extent required by such section. After the Effective Date, the Reorganized Debtors may amend and restate the New Organizational Documents, and the Reorganized Debtors may file their respective certificates or articles of incorporation, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation and the New Organizational Documents.

(vii)	Directors and Officers—Section 1123(a)(7).

28.         The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. In accordance with Article IV.L of the Plan, the New Board shall consist of: (a) the Chief Executive Officer of EV NewCo Parent and (b) four persons to be selected by the Required Consenting Noteholders.4 The selection of the New Board is consistent with the interests of holders of Claims and Interests and public policy. Accordingly, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

[4]	To be included in Plan Supplement once identified.

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(viii)	Section 1123(b)—Discretionary Contents of the Plan.

29.         The Plan’s discretionary provisions comply with section 1123(b) of the Bankruptcy Code and are not inconsistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b) of the Bankruptcy Code. The failure to specifically address a provision of the Bankruptcy Code in this Confirmation Order shall not diminish or impair the effectiveness of this Confirmation Order.

a.     Impairment / Unimpairment of Classes—Section 1123(b)(1).

30.         The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan leaves each Class of Claims and Interests Impaired or Unimpaired.

b.     Assumption—Section 1123(b)(2).

31.         The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. Article V of the Plan provides that on the Effective Date, except as otherwise provided in the Plan, each Executory Contract and Unexpired Lease shall be deemed assumed by the applicable Debtor, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (a) has been previously assumed or rejected; (b) previously expired or has been terminated pursuant to its own terms; (c) is the subject of a motion or notice to assume or assume and assign Filed on or before the Confirmation Date; or (d) is designated specifically, or by category, on the Schedule of Rejected Executory Contracts and Unexpired Leases.

c.     Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action—Section 1123(b)(3).

32.         Except as otherwise adjudicated by the Court with respect to any Claims, Interests, or controversies in connection with Confirmation of the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a holder of a Claim or Interest may have with respect to any Claim or Interest, or any distribution to be made on account of such Claim or Interest.

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33.         The entry of the Confirmation Order shall constitute the Court’s approval of the compromise or settlement of all Claims, Interests, and controversies, as well as a finding by the Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and any Cause of Action other than any Cause of Action released pursuant to the Plan against other Entities. Without limiting the foregoing, the Plan constitutes a good-faith compromise and settlement of all Claims, Causes of Action, and controversies asserted against any of the Released Parties.

34.         Article VIII.C of the Plan contains the following releases granted by the Debtors (the “Debtor Releases”):

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Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, on and after the Effective Date, the Released Parties shall be deemed released and discharged by the Debtors, their estates, and the Reorganized Debtors from any and all claims, obligations, debts, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative claims asserted on behalf of the Debtors or Reorganized Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, their respective estates or the Reorganized Debtors would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, the restructuring, the Restructuring Transactions, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security or loans of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the RSA, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Exit Facilities Documents or any other Restructuring Documents, the pursuit of Confirmation, any action or actions taken in furtherance of or consistent with the administration or implementation of the Plan or the distribution of the new securities and related documents or other property under the Plan, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date arising from or relating to the foregoing, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes fraud, willful misconduct or gross negligence; provided that the foregoing shall not operate to waive and release any claims, obligations, debts, rights, suits, damages, causes of action, or remedies of the Debtors or Reorganized Debtors (1) expressly preserved by the Plan or (2) arising after the Effective Date under or related to any agreements or documents executed to implement the Plan and the restructuring or assumed pursuant to the Plan.

35.         The Debtors have satisfied the business judgment standard with respect to the propriety of the Debtor Releases. Such releases are a necessary and integral element of the Plan, and are fair, reasonable, and in the best interests of the Debtors, the Debtors’ estates, and holders of Claims and Interests. Also, the Debtor Releases are: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the Claims released in Article VIII.C of the Plan; (c) given, and made, after due notice and opportunity for hearing; and (d) a bar to any of the Debtors asserting any Claim or Cause of Action released by Article VIII.C of the Plan. The Debtor Releases are hereby approved as set forth in the Plan, provided that the foregoing Debtor Releases shall have no effect on any claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes fraud, willful misconduct, or gross negligence.

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36.         Article VIII.D of the Plan contains the following releases granted by the Releasing Parties (the “Third-Party Release”):

As of the Effective Date, the Releasing Parties shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged the Debtors, the Reorganized Debtors and the Released Parties from any and all claims, obligations, debts, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative claims asserted on behalf of a Debtor or Reorganized Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, the restructuring, the Restructuring Transactions, the Chapter 11 Cases, the RSA, the purchase, sale, or rescission of the purchase or sale of any security or loans of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Exit Facilities Documents or any other Restructuring Documents, the pursuit of Confirmation, any action or actions taken in furtherance of or consistent with the administration or implementation of the Plan or the distribution of the new securities and related documents or other property under the Plan, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date arising from or relating to the foregoing, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes fraud, willful misconduct or gross negligence; provided that the foregoing shall not operate to waive and release any claims, obligations, debts, rights, suits, damages, causes of action, or remedies of the Debtors or Reorganized Debtors (x) expressly preserved by the Plan or (y) arising after the Effective Date under or related to any agreements or documents executed to implement the Plan and the Restructuring or assumed pursuant to the Plan.

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37.         The Third-Party Release provides finality for the Debtors, the Reorganized Debtors, and the Released Parties regarding the parties’ respective obligations under the Plan and with respect to the Reorganized Debtors. The Third-Party Release is consensual with respect to the Releasing Parties. The Confirmation Hearing Notice sent to holders of Claims and Interests and published in the Houston Chronicle, The New York Times (national edition), and The Wall Street Journal (national edition) on April 11, 2018, and the ballots sent to all holders of Impaired Claims entitled to vote on the Plan, in each case, unambiguously stated that the Plan contains the Third-Party Release and informed holders of Claims and Interests of their objection rights with respect to such Third-Party Release. Such release is a necessary and integral element of the Plan, and is fair, equitable, reasonable, and in the best interests of the Debtors, the Debtors’ estates, and all holders of Claims and Interests. Also, the Third-Party Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the Claims released by the Third-Party Release; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release. The Third-Party Release is hereby approved as set forth in the Plan, provided that the foregoing Third-Party Release shall have no effect on any claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes fraud, willful misconduct, or gross negligence.

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38.         The exculpation, described in Article VIII.E of the Plan (the “Exculpation”), is appropriate under applicable law because it was proposed in good faith, was formulated following extensive good-faith, arm’s-length negotiations with key constituents, and is appropriately limited in scope. Without limiting anything in the Exculpation, each Exculpated Party5 has participated in these Chapter 11 Cases in good faith and, except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated as set forth in the Plan; provided that the foregoing “Exculpation” shall have no effect on the liability of any entity that results from any such act or omission that is determined by a Final Order to have constituted actual fraud, gross negligence, or willful misconduct. The Exculpated Parties have participated in any and all activities potentially underlying any Exculpated Claim in good faith and in compliance with the applicable laws. The Exculpation, including its carve-out for actual fraud, gross negligence, or willful misconduct, is consistent with established practice in this jurisdiction and others.

39.         The injunction provision set forth in Article VIII.F of the Plan is necessary to implement, preserve, and enforce the Debtors’ discharge, the Debtor Releases, the Third-Party Release, and the Exculpation, and is narrowly tailored to achieve these purposes.

40.         Article IV.O of the Plan appropriately provides that the Reorganized Debtors will retain, and may enforce, all rights to commence and pursue, as appropriate, any and all Causes of Action except for Causes of Action that have been expressly waived, settled, or otherwise released as provided in Article IV.O, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, in accordance with section 1123(b)(3)(B) of the Bankruptcy Code. The provisions regarding the preservation of Causes of Action in the Plan, including the Plan Supplement, are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Debtors’ estates, and holders of Claims and Interests.

[5]	For the avoidance of doubt, the Consenting RBL Lenders, the RBL Lenders, the Consenting Noteholders, and the Amended RBL Credit Facility Agent shall no longer be included in the definition of Exculpated Parties under the Plan.

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41.         The full release and discharge of all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors’ estates described in Article VIII.H of the Plan (the “Lien Release”) is necessary to implement the Plan. The provisions of the Lien Release are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors, the Debtors’ estates, and holders of Claims and Interests.

d.     Additional Plan Provisions—Section 1123(b)(6).

42.         The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.

P.	Debtor Compliance with the Bankruptcy Code—Section 1129(a)(2).

43.         The Debtors have complied with the applicable provisions of the Bankruptcy Code, including sections 1122, 1123, 1124, 1125, 1126, and 1128, and Bankruptcy Rules 3017, 3018, and 3019, except as otherwise provided or permitted by orders of the Court, and thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Each Debtor:

a.	is an eligible debtor under section 109, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code; and

b.	complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Local Rules, any applicable nonbankruptcy law, rule and regulation, the Scheduling Order, and all other applicable law, in transmitting the Solicitation Packages, and related documents and notices, and in soliciting and tabulating the votes on the Plan.

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Q.	Plan Proposed in Good Faith—Section 1129(a)(3).

44.         The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In so determining, the Court has examined the totality of the circumstances surrounding the filing of these Chapter 11 Cases, the Plan itself, the RSA, the process leading to Confirmation of the Plan, including the overwhelming support of holders of Claims and Interests for the Plan, and the transactions to be implemented pursuant thereto. These Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the Restructuring Transactions, reorganize, and emerge from bankruptcy with a capital and organizational structure that will allow them to conduct their businesses and satisfy their obligations with sufficient liquidity and capital resources. All unresolved objections, statements, informal objections, and reservations of rights, if any, related to the Plan, the Disclosure Statement, or Confirmation of the Plan are overruled on the merits, including, for the avoidance of doubt, Docket Nos. 43, 91, 107, 108, 119, 120, 121, 173, 174, 176, 178, 180, 182, 183, 184, 185, 186, and 199.

45.         The Debtors and each of the constituents who negotiated the Plan, including, but not limited to, the Consenting Noteholders, the Consenting RBL Lenders, and the EnerVest Parties, and each of their respective officers, directors, managers, members, employees, advisors and professionals (a) acted in good faith in negotiating, formulating, and proposing, where applicable, the Plan and the agreements, compromises, settlements, transactions, transfers, and documentation contemplated by the Plan and (b) will be acting in good faith in proceeding to (i) consummate the Plan and the agreements, compromises, settlements, transactions, transfers, and documentation contemplated by the Plan, and (ii) take any actions authorized and directed or contemplated by this Confirmation Order.

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R.	Payment for Services or Costs and Expenses—Section 1129(a)(4).

46.         The procedures set forth in the Plan for the Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.

S.	Directors, Officers, and Insiders—Section 1129(a)(5).

47.         The Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code. Pursuant to Article IV.L of the Plan, the Debtors will, to the extent practicable, disclose in advance of the Confirmation Hearing the identity and affiliations of any Person proposed to serve on the initial New Board, as well as those Persons that will serve as an officer of EV NewCo Parent or any of the Reorganized Debtors. To the extent any such director or officer is an “insider” under the Bankruptcy Code, the nature of any compensation to be paid to such director or officer will also be disclosed. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of EV NewCo Parent and the Reorganized Debtors. The method of appointment of members of the New Board was, is, and will be consistent with the interests of holders of Claims and public policy. The proposed officers and directors for the Reorganized Debtors are qualified, and their appointment to, or continuance in, such roles is consistent with the interests of holders of Claims and with public policy.

T.	No Rate Changes—Section 1129(a)(6).

48.         Section 1129(a)(6) of the Bankruptcy Code is not applicable to these Chapter 11 Cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.

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U.	Best Interest of Creditors—Section 1129(a)(7).

49.         The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis attached to the Disclosure Statement and the other evidence related thereto in support of the Plan that were proffered or adduced in the Declarations or at, prior to, or in connection with the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that holders of Allowed Claims and Interests in each Class will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such holder would receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code.

V.	Acceptance by Certain Classes—Section 1129(a)(8).

50.         Classes 1, 2, and 5, and Classes 7 and 8 to the extent Unimpaired under the Plan, are each Classes of Unimpaired Claims or Interests under the Plan and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Nevertheless, because the Plan has not been accepted by the Deemed Rejecting Classes the Debtors seek Confirmation of the Plan under section 1129(b), solely with respect to the Deemed Rejecting Classes, rather than section 1129(a)(8) of the Bankruptcy Code. Although section 1129(a)(8) has not been satisfied with respect to the Deemed Rejecting Classes, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Classes and thus satisfies section 1129(b) of the Bankruptcy Code with respect to such Class as described further below. As a result, the requirements of section 1129(b) of the Bankruptcy Code are satisfied.

W.	Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code—Section 1129(a)(9).

51.         The treatment of Administrative Claims, Professional Claims, and Priority Tax Claims, under Article II of the Plan, and of Other Priority Claims under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

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X.	Acceptance by At Least One Impaired Class—Section 1129(a)(10).

52.         The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced by the Voting Report, the Voting Classes voted to accept the Plan by the requisite numbers and amounts of Claims, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), specified under the Bankruptcy Code.

Y.	Feasibility—Section 1129(a)(11).

53.         The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. Although the Debtors’ businesses operate in a highly competitive industry and market, and although it is impossible to predict with certainty the precise future profitability of the Debtors’ financial projections, as demonstrated by the evidence in the record, including the Declarations, Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization of the Debtors, the Reorganized Debtors, or any successor to the Reorganized Debtors under the Plan, except as provided under the Plan. Furthermore, the financial projections attached to the Disclosure Statement and the other evidence supporting Confirmation of the Plan proffered or adduced by the Debtors at, or prior to, or in the Declarations filed in connection with, the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; (d) establish that the Plan is feasible; and (e) establish that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan. Therefore, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

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Z.	Payment of Fees—Section 1129(a)(12).

54.         The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Article II.D of the Plan provides for the payment of all fees due and payable by the Debtors under 28 U.S.C. § 1930.

AA.	Non-Applicability of Certain Sections—Sections 1129(a)(13), (14), (15), and (16).

55.         Sections 1129(a)(13), 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these Chapter 11 Cases. The Debtors do not provide retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), do not owe domestic support obligations, are not individuals, and are not nonprofit corporations.

BB.	“Cram Down” Requirements—Section 1129(b).

56.         The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Notwithstanding the fact that the Deemed Rejecting Classes have not accepted the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met. Second, the Plan is fair and equitable with respect to the Deemed Rejecting Classes. The Plan has been proposed in good faith, is reasonable, and meets the requirements that no holder of any Claim or Interest that is junior to each such Class will receive or retain any property under the Plan on account of such junior Claim or Interest and no holder of a Claim or Interest in a Class senior to such Classes is receiving more than payment in full on account of its Claim or Interest. To the extent Class 7 Intercompany Claims or Class 8 Intercompany Interests are Reinstated, such treatment is provided for administrative convenience and efficiency, and not on account of such Claims and/or Interests, and will not alter the treatment provided for any other holder of any Claim or Interest. Accordingly, the Plan is fair and equitable towards all holders of Claims or Interests in the Deemed Rejecting Classes. Third, the Plan does not discriminate unfairly with respect to the Deemed Rejecting Classes because similarly situated holders will receive substantially similar treatment on account of their Claims or Interests in such class. Therefore, the Plan may be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan.

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CC.	Only One Plan—Section 1129(c).

57.         The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only chapter 11 plan filed in each of these Chapter 11 Cases.

DD.	Principal Purpose of the Plan—Section 1129(d).

58.         The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

EE.	Good Faith Solicitation—Section 1125(e).

59.         The Debtors have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to support and consummation of the Plan, including the execution, delivery, and performance of the RSA and solicitation and receipt of acceptances of the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

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FF.	Satisfaction of Confirmation Requirements.

60.         Based on the foregoing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.

GG.	Likelihood of Satisfaction of Conditions Precedent to the Effective Date.

61.         Each of the conditions precedent to the Effective Date, as set forth in Article IX of the Plan, has been or is reasonably likely to be satisfied or, as applicable, waived in accordance with Article IX of the Plan.

HH.	Implementation.

62.         All documents necessary to implement the Plan and all other relevant and necessary documents (including the Exit Facilities Documents, the New Organizational Documents, the New Warrant Agreement, the MIP Term Sheet, the New Omnibus Agreement, and the Registration Rights Agreement) have been negotiated in good faith and at arm’s length and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and shall not be in conflict with any federal or state law.

II.	Disclosure of Facts.

63.         The Debtors have disclosed all material facts regarding the Restructuring Transactions and Plan, including with respect to Amended RBL Credit Facility, the New Organizational Documents, the New Warrant Agreement, the MIP Term Sheet, the New Omnibus Agreement, the Registration Rights Agreement, and the New Class A Preferred. The Debtors have also disclosed steps they intend to take in the near future to consolidate and streamline their organization.

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JJ.	Good Faith.

64.         The Debtors, the Released Parties, and the Releasing Parties have been and will be acting in good faith if they proceed to: (a) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed by this Confirmation Order to reorganize the Debtors’ businesses and effect the Exit Facilities Documents, the New Organizational Documents, the New Warrant Agreement, the MIP Term Sheet, the New Omnibus Agreement, the Registration Rights Agreement, and the Restructuring Transactions. The Released Parties have made a substantial contribution to the Debtors’ reorganization.

KK.	Essential Element of the Plan.

65.         The Exit Facilities Documents are essential elements of the Plan, and entry into the Exit Facilities Documents is in the best interests of the Debtors, their estates, and their creditors. The Debtors have exercised sound business judgment in determining to enter into the Exit Facilities Documents and have provided adequate notice thereof. The Exit Facilities Documents have been negotiated in good faith and at arm’s length among the Debtors and the lenders thereto, and any credit extended and loans made to the Reorganized Debtors pursuant to the Exit Facilities Documents, as applicable, and any fees paid thereunder are deemed to have been extended, issued, and made in good faith.

LL.	Objections.

66.         All parties have had a full and fair opportunity to litigate all issues raised in the objections to Confirmation of the Plan, or which might have been raised, and the objections have been fully and fairly litigated or resolved, including by agreed-upon reservations of rights as set forth in this Confirmation Order.

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ORDER

IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

67.         Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the extent that any finding of fact is determined to be a conclusion of law, it is deemed so, and vice versa.

68.         Disclosure Statement. The information provided in the Disclosure Statement is adequate and the Disclosure Statement is approved in all respects.

69.         Solicitation. To the extent applicable, the solicitation of votes on the Plan complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, all other provisions of the Bankruptcy Code, and all other applicable rules, laws, and regulations, and was appropriate and satisfactory and is approved in all respects.

70.         Notice of Confirmation Hearing.         Notice of Confirmation Hearing was appropriate and satisfactory and is approved in all respects.

71.         Confirmation of the Plan. The Plan is approved in its entirety and CONFIRMED under section 1129 of the Bankruptcy Code. The terms of the Plan, including the Plan Supplement, are incorporated by reference into and are an integral part of this Confirmation Order.

72.         Objections. All objections and all reservations of rights pertaining to Confirmation of the Plan or approval of the Disclosure Statement that have not been withdrawn, waived, or settled are overruled on the merits.

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73.         Plan Modifications. Subsequent to filing the Plan on April 2, 2018, the Debtors made certain technical modifications to the Plan (the “Plan Modifications”). The Plan Modifications comply with the requirements under the RSA and do not materially adversely affect the treatment of any Claim against or Interest in any of the Debtors under the Plan, and are hereby approved pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019. After giving effect to the Plan Modifications, the Plan continues to meet the requirements of sections 1122 and 1123 of the Bankruptcy Code. The filing with the Court on May 11, 2018, of the Plan Modifications and the disclosure of the Plan Modifications on the record at the Confirmation Hearing constitute due and sufficient notice thereof. Accordingly, pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, the Plan Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

74.         Plan Classification Controlling. The terms of the Plan shall solely govern classification of Claims and Interests for purposes of the distributions to be made thereunder. The classification set forth on the ballots tendered to or returned by the holders of Claims in connection with voting on the Plan: (a) were set forth thereon solely for the purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of Claims and Interests under the Plan for distribution purposes; (c) may not be relied upon by any holder of a Claim or Interest as representing the actual classification of such Claim or Interest under the Plan for distribution purposes; and (d) shall not be binding on the Debtors except for voting purposes.

75.         Deemed Acceptance of Plan. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims and Interests who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan as modified by the Plan Modifications. No holder of a Claim or Interest shall be permitted to change its vote to accept the Plan as a consequence of the Plan Modifications.

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76.         No Action Required. Under the provisions of the Delaware General Corporation Law, including section 303 thereof, and the comparable provisions of the Delaware Limited Liability Company Act, or any other comparable state law, and section 1142(b) of the Bankruptcy Code, no action of the respective directors, equity holders, managers, or members of the Debtors is required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the Restructuring Transactions, and any contract, assignment, certificate, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, including the Exit Facilities Documents, the New Organizational Documents, the New Warrant Agreement, documents in connection with the issuance of the New Class A Preferred, the MIP Term Sheet (and any documents contemplated thereby), the New Omnibus Agreement, and the Registration Rights Agreement, and the appointment and election of the members of the New Board and the officers, directors, and/or managers of each of the Reorganized Debtors. The Debtors have also disclosed steps they intend to take on the Effective Date to consolidate and streamline their organization.

77.         Binding Effect. Upon the occurrence of the Effective Date, the terms of the Plan are immediately effective and enforceable and deemed binding on the Debtors, the Reorganized Debtors, and any and all holders of Claims or Interests (regardless of whether such holders of Claims or Interests have, or are deemed to have, accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

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78.         Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan, this Confirmation Order, or in any agreement, instrument, or other document incorporated in the Plan (including the Exit Facilities Documents, the New Organizational Documents, the New Warrant Agreement, the MIP Term Sheet, the New Omnibus Agreement, and the Registration Rights Agreement), on the Effective Date, all property in each estate, all Causes of Action, and any property or other assets acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

79.         Procedures for Resolving Claims and Disputes. The procedures for resolving contingent, unliquidated, and disputed Claims contained in Article VII of the Plan shall be, and hereby are, approved in their entirety.

80.         Effectiveness of All Actions. All actions contemplated by the Plan, including all actions in connection with the Restructuring Transactions, Exit Facilities Documents, the New Organizational Documents, the New Warrant Agreement, the MIP Term Sheet, the New Omnibus Agreement, and the Registration Rights Agreement, are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Court, or further action by the respective officers, directors, managers, members, or equity holders of the Debtors or the Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or equity holders.

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81.         Restructuring Transactions. The Debtors or Reorganized Debtors, as applicable, are authorized to enter into and effectuate the Restructuring Transactions, including the entry into and consummation of the transactions contemplated by the Exit Facilities Documents, the New Organizational Documents, the New Warrant Agreement, the MIP Term Sheet, the New Omnibus Agreement, and the Registration Rights Agreement, and may take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Reorganized Debtors, as and to the extent provided in the Plan. Any transfers of assets or equity interests effected or any obligations incurred through the Restructuring Transactions are hereby approved and shall not constitute fraudulent conveyances or fraudulent transfers or otherwise be subject to avoidance. Except as otherwise provided in the Plan, each Reorganized Debtor, as applicable, shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, under the applicable law in the jurisdiction in which such applicable Debtor is incorporated or formed and pursuant to respective certificate of incorporate and by-laws (or other analogous organizational and governance documents) in effect before the Effective Date, except to the extent such certificate of incorporate and bylaws (or other analogous organizational and governance documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law).

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82.         Cancellation of Notes, Instruments, Certificates, and Other Documents. Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date: (a) the obligations of the Debtors under the RBL Credit Agreement, the Indenture, and any Existing Equity Interests, certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of, or ownership interest in, the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan) shall be cancelled solely as to the Debtors and the Reorganized Debtors shall not have any continuing obligations thereunder; and (b) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation, or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan) shall be released and discharged. Notwithstanding entry of this Confirmation Order, the occurrence of the Effective Date, or anything to contrary herein or in the Plan, only such matters which by their express terms survive the termination of the RBL Credit Agreement and the Indenture shall survive the occurrence of the Effective Date, including (a) the rights of the RBL Agent to expense reimbursement, indemnification, and similar amounts and (b) the rights of the Indenture Trustee to reimbursement, indemnification, and similar amounts, including, without limitation, the Indenture Trustee’s rights to maintain, enforce and exercise its charging lien.

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83.         Claims Register. Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or the Reorganized Debtors without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Court. Prime Clerk, LLC, the Debtors’ noticing and solicitation agent, is directed to adjust or expunge such Claims in the Claims Register, as applicable.

84.         Preservation of Causes of Action. In accordance with section 1123(b) of the Bankruptcy Code, but subject in all respects to Article IV.O and Article VIII of the Plan, and as otherwise set forth in the RSA or any other order of the Court, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including, but not limited to, any actions specifically enumerated in the Plan Supplement, and such rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Causes of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the RSA or the Plan, Confirmation Order, or other Court order, the Debtors or Reorganized Debtors, as applicable, expressly reserve all Causes of Action, for later adjudication and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

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85.         Subordination. Except as otherwise expressly provided in the Plan, this Confirmation Order, and any other order of the Court: (a) the classification and manner of satisfying all Claims and Interests under the Plan takes into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise; (b) any distributions under the Plan to holders shall be received and retained free from any obligations to hold or transfer the same to any other holder and shall not be subject to levy, garnishment, attachment, or other legal process by any holder by reason of claimed contractual subordination rights; and (c) any such subordination rights shall be waived, and the Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any contractual, legal, or equitable subordination rights to property distributed under the Plan, in each case other than as provided in the Plan.

86.         Release of Liens. Except as otherwise provided in the Plan, the Exit Facility Documents, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors’ estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors their successors and assigns. On the Effective Date, all of the Liens, mortgages and security interests securing the obligations under the RBL Credit Documents as of the Petition Date shall continue to secure the obligations arising under the Amended RBL Credit Agreement and the other Exit Facilities Documents and all such Liens, mortgages and security interests shall be unaltered (and not discharged) by the Plan and shall remain with the same force, priority and effect as existed prior to the Effective Date; provided the Amended RBL Facility Agent may amend existing, or file new, mortgages.

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87.         Provisions Governing Distributions. The distribution provisions of Article VI of the Plan shall be, and hereby are, approved in their entirety. Except as otherwise set forth in the Plan or this Confirmation Order, the Debtors or Reorganized Debtors, as applicable, shall make all distributions required under the Plan. The timing of distributions required under the Plan or this Confirmation Order shall be made in accordance with and as set forth in the Plan or this Confirmation Order, as applicable.

88.         Exit Facilities Documents. On the Effective Date, the Amended RBL Credit Agreement and the Exit Facilities Documents shall be executed and delivered, and the Reorganized Debtors shall be authorized and directed to execute, deliver and enter into the Amended RBL Credit Agreement and the Exit Facilities Documents in connection with the distribution to holders of Class 3 RBL Facility Claims and to perform all obligations under the Amended RBL Credit Agreement and the Exit Facilities Documents, including without limitation, payment of all fees and expenses required thereunder, without the need for any further corporate action and without further action by the holders of Claims or Interests. The Plan further provides for the entry into, and the Debtors and the Reorganized Debtors, as the case may be, are hereby authorized to enter into and execute all amendments and modifications to the Amended RBL Credit Facility and any agreements, instruments, certificates or documents, including the Amended RBL Credit Agreement and the Exit Facilities Documents, or transactions related thereto or contemplated thereby. The Amended RBL Credit Agreement and the Exit Facilities Documents were proposed in good faith, are fair, reasonable and critical to the success and feasibility of the Plan and are necessary and appropriate for the consummation of the Plan, and entry into the Amended RBL Credit Agreement and the Exit Facilities Documents are in the best interests of the Debtors, their estates and their creditors and the Reorganized Debtors. The Debtors have disclosed all material facts regarding the Reorganized Debtors’ obligations under the Amended RBL Credit Agreement and the Exit Facilities Documents, and have exercised reasonable business judgment in determining to enter into the foregoing and have provided sufficient and adequate notice thereof. The Amended RBL Credit Agreement and the Exit Facilities Documents are hereby approved and are or will be, and are hereby deemed to be, binding and enforceable against the Reorganized Debtors and their affiliates party thereto in accordance with their terms. The Amended RBL Credit Agreement and the Exit Facilities Documents (including, without limitation, any and all terms, conditions and covenants thereof) have been negotiated in good faith and at arm’s length among the Debtors and the applicable agents and lenders under the Amended RBL Credit Facility (the agent and the lenders for the Amended RBL Credit Facility are collectively referred to herein as the “Exit Financing Lenders”), and any credit extended, letters of credit issued for the account of, any swap or hedging transactions entered into pursuant to or in connection with the Amended RBL Credit Agreement, or loans made to the Reorganized Debtors by the Exit Financing Lenders pursuant to the Amended RBL Credit Agreement or the Exit Facilities Documents shall be deemed to have extended, issued, and made in good faith and for legitimate business purpose. All Liens and security interests granted, continued and/or contemplated by the Exit Facilities Documents shall be valid, binding, perfected, and enforceable liens on the collateral specified in the Exit Facilities Documents for the benefit of the secured parties under the Exit Facilities Documents and the guarantees, mortgages, pledges, liens, and other security interests granted, continued and/or contemplated by the Exit Facilities Documents, to secure the obligations arising under the Exit Facilities Documents shall be granted and/or continued in good faith as an inducement to the Exit Financing Lenders to convert to revolving exit loans and extend credit thereunder, and such guarantees, mortgages, pledges, liens, other security interests and other obligations incurred under the Exit Facilities Documents shall be deemed not to constitute a fraudulent conveyance or fraudulent or preferential transfer, shall not otherwise be subject to avoidance under applicable federal or state laws and will not subject the RBL Agent or the other secured parties under the Exit Facilities Documents to any liability by reason of incurrence of such obligation or grant of such liens under applicable federal or state laws, including, but not limited to, successor or transferee liability, and the priorities of such liens and security interests shall be as set forth in the Exit Facilities Documents. The Amended RBL Credit Facility and all related mortgages and security agreements shall upon execution constitute the legal, valid, and binding obligations of the Reorganized Debtors, enforceable in accordance with their terms and not in contravention of any state or federal law. Neither the obligations created under the Exit Facilities Documents, including any and all amendments and modifications thereto and any other agreements, instruments, certificates or documents related thereto, nor the liens granted thereunder shall constitute a preferential transfer or fraudulent conveyance. In the event an order dismissing any of these Chapter 11 Cases under section 1112 of the Bankruptcy Code or otherwise is at any time entered, such liens shall not be affected and shall continue in full force and effect in all respects and shall maintain their priorities and perfected status as provided in such documents until all obligations in respect thereof shall have been paid and satisfied in full.

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89.         New Organizational Documents.  The terms of the Reorganized Debtors’ respective certificate of incorporation, the bylaws or other organizational and governance documents, and all related documents, are approved in all respects. The obligations of the applicable Reorganized Debtors related thereto, will, upon effectiveness, constitute legal, valid, binding, and authorized obligations of each of the Reorganized Debtors, enforceable in accordance with their terms and not in contravention of any state or federal law. To the extent required under the Plan or applicable nonbankruptcy law, on the Effective Date, EV NewCo Parent will file the applicable New Organizational Documents with the applicable Secretary of State and other applicable authorities in the state, province, or country of incorporation in accordance with the corporate laws of the respective state, province, or country of incorporation. Pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, the New Organizational Documents of EV NewCo Parent will prohibit the issuance of non-voting equity securities. After the Effective Date, EV NewCo Parent may amend and restate the New Organizational Documents, and the Reorganized Debtors may file their respective certificates or articles of incorporation or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation and the New Organizational Documents. The terms of the New Organizational Documents shall be binding upon any holders of equity interests in the Reorganized Debtors as of the Effective Date and any future such holders. The terms of the New Organizational Documents shall be binding upon all holders of equity interests in the Reorganized Debtors as of the Effective Date and upon any holders of such interests in the future.

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90.         Compromise of Controversies. In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims, Interests, and controversies resolved under the Plan and the entry of this Confirmation Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019.

91.         Assumption of Contracts and Leases. On the Effective Date, each Debtor shall be deemed to have assumed, assumed and assigned, or rejected each Executory Contract and Unexpired Lease to which it is a party pursuant to section 365 of the Bankruptcy Code and in accordance with the terms and conditions of Article V of the Plan, the Plan Supplement, and the Confirmation Order. Except as otherwise provided in this Confirmation Order, any and all objections or reservations of rights in connection with the assumption or rejection of an Executory Contract or Unexpired Lease under the Plan, if any, are overruled on their merits. In the event of a dispute regarding (a) the amount of any payments to cure such a default, (b) the ability of Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (c) any other matter pertaining to assumption, the cure payments required by section 365(b)(l) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption and shall not prevent or delay implementation of the Plan or the occurrence of the Effective Date; provided that until any such dispute is resolved, section 365 of Bankruptcy Code shall remain in full force and effect with respect to such Executory Contract or Unexpired Lease. The Debtors have provided adequate notice under the Bankruptcy Code to all parties to any Executory Contract or Unexpired Lease to be assumed under the Plan.

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92.         Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise, and full payment of any applicable Cure Claims pursuant to Article V.B of the Plan, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the date that the Debtors assume such Executory Contract or Unexpired Lease. Any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

93.         Notwithstanding any provision in the Plan, this Confirmation Order, Plan Supplement, or the related documents to the contrary, any and all indemnity agreement(s) between the Debtors and U.S. Specialty Insurance Company and/or its affiliates (“Surety”) shall be assumed on the Effective Date. No provision of the Plan, this Confirmation Order, Plan Supplement, or related documents shall affect, release, or prime any Claims, Liens, or other rights or interests of Surety with respect to any of the Surety’s collateral (including, but not limited to, any prepetition or post-petition letter(s) of credit or cash), whether pursuant to agreement(s), applicable law, or otherwise, or any rights to setoff or recoupment. In addition, neither the Plan, this Confirmation Order, Plan Supplement, nor related documents shall serve as a release by Surety of any Claims against the Released Parties, including, without limitation, the Debtors’ affiliates. Further, to the extent that Surety pays any claim of any obligee or beneficiary of a bond issued by Surety on behalf of the Debtors and/or its affiliates, and the Surety subrogates to the rights of such obligee or beneficiary, the Surety’s subrogation Claim shall not be Disallowed or affected pursuant to any provision of the Plan, this Confirmation Order, Plan Supplement, or related documents, and all of the Claims, Liens, rights, and security interests, if any, including any setoff or recoupment rights of any party to which Surety is or may be subrogated, shall survive with equal force as the Liens, rights, and/or Claims of Surety referenced above. Nothing in Art VI.E. of the Plan shall create any obligation for Surety to (a) satisfy any Claim of Surety, or any Claim against the Debtors to which Surety is subrogated, from Surety’s collateral or the proceeds thereof, if any (including, but not limited to, any prepetition or post-petition letter(s) of credit or cash), or (b) repay or return Surety’s collateral to the Debtors.

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94.         Notwithstanding anything to the contrary in the Plan or this confirmation Order, ConocoPhillips Company (“COP”) and Burlington Resources Oil & Gas Company LP (“Burlington”) (collectively, the “Conoco Entities”) are hereby granted allowed cure claims in the amounts of $35,042.89 and $6,688.78 respectively pursuant to Section 365 of the Bankruptcy Code for all amounts accrued through March 31, 2018. Debtors shall additionally pay all amounts due and owing to the Conoco Entities accrued from April 1, 2018 forward per the assumed executory contracts between the parties in the ordinary course of business pursuant to the contracts between the parties. Neither the Plan nor this Order shall affect adversely any claims, defenses, liens, setoff rights and/or recoupment rights that may be owned or held by the Conoco Entities under common law and under the Conoco Entities’ contracts to be assumed pursuant to the Plan. Nothing in the Plan or this Order discharges, releases, precludes or enjoins any Claim of the Conoco Entities arising on or after the Effective Date.

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95.         Thomas H. Hisrich, individually, and as Executor of the Estate of Margaret A. Hisrich, his deceased Wife (“Hisrich”), is party to 3 Oil and Gas Leases with Debtors, which Leases Hisrich contends are expired.  The 3 Oil and Gas Leases are dated June 1, 2011, in the Township of Perry, Tuscarawas County, Ohio, and are confirmed by 2 Memorandums of Lease, also dated June 1, 2011 (the “Hisrich Leases”). Pursuant to this Order, the Hisrich Leases are hereby deemed assumed, subject to Article V, Section A.(2) of the Plan.  Notwithstanding the foregoing, this Order and the Plan are subject to and shall be without prejudice to Hisrich’s right to subsequently establish outside of these Chapter 11 Cases, including without limitation through subsequent communications directly with the Reorganized Debtors or in an Ohio State or Federal Court, that the Hisrich Leases expired prior to the these Chapter 11 Cases by their own terms on or about December 29, 2015, and that therefore, the Hisrich Leases could not be assumed by the Debtors. The Debtors also hereby reserve all of their rights to defend against Hisrich’s position and claims regarding termination of the Hisrich Leases pre-petition.

96.         Any counterparty to an Executory Contract or Unexpired Lease that did not timely object to the proposed assumption of such Executory Contract or Unexpired Lease by the deadline established by the Bankruptcy Court will be deemed to have consented to such assumption.

97.         Waiver or Estoppel. Each holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, as a Secured Claim, or not subordinated, by virtue of an agreement made with the Debtors or their counsel (or any other Entity), if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers filed with the Court or evidenced by a written instrument acknowledged by the Debtors or their counsel before the Confirmation Date.

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98.         Indemnification. Notwithstanding anything in the Plan to the contrary (but subject to Article V.D of the Plan), each Indemnification Provision shall be assumed by or assigned to the Reorganized Debtors, effective as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code or otherwise, solely with respect to the Parent, with respect to acts and actions taking place on or prior to the Effective Date. Each Indemnification Provision shall remain in full force and effect, shall not be modified, reduced, discharged, impaired, or otherwise affected in any way, and shall survive Unimpaired and unaffected, irrespective of when such obligation arose. The Debtors shall assume the Indemnification Provisions for the current and former directors, officers, managers, employees, and other professionals of the Debtors, in their capacities as such. Notwithstanding the foregoing, nothing shall impair the ability of Reorganized Debtors to modify indemnification obligations (whether in the bylaws, certificates or incorporate or formation, limited liability company agreements, other organizational or formation documents, board resolutions, indemnification agreements, employment contracts, or otherwise) arising after the Effective Date; provided that none of the Reorganized Debtors shall amend or restate any New Organizational Documents before or after the Effective Date to terminate or adversely affect any of the Reorganized Debtors’ Indemnification Provisions with respect to any claims relating to acts or omissions occurring at or prior to the Effective Date.

99.         Authorization to Consummate. The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article IX of the Plan.

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100.       Professional Compensation. All final requests for payment of Professional Claims incurred during the period from the Petition Date through the Effective Date, shall be filed no later than 60 days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules and prior Court orders, the Allowed amounts of such Professional Claims shall be determined by the Court. The amount of the Professional Claims owing to the Professionals shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow Account when such Claims are Allowed by a Final Order. Professionals shall deliver to the Debtors their estimates for purposes of the Reorganized Debtors computing the Professional Fee Amount prior to the anticipated Effective Date. For the avoidance of doubt, no such estimate shall be deemed to limit the amount of the fees and expenses that are the subject of a Professional’s final request for payment of Professional Claims filed with the Bankruptcy Court. If a Professional does not provide an estimate, the Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.

101.       RBL Agent Expenses. On the Effective Date, the Debtors shall distribute Cash to the RBL Agent in an amount equal to the RBL Agent Expenses. If the Debtors or the Reorganized Debtors dispute the reasonableness of the RBL Agent Expenses, the Debtors, the Reorganized Debtors, or the RBL Agent, as applicable, may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of such fees or expenses and the disputed portion of the RBL Agent Expenses shall not be paid until the dispute is resolved. The undisputed portion of the RBL Agent Expenses shall be paid as provided in the Plan. For the avoidance of doubt, the RBL Agent shall not be required to file a Proof of Claim on account of either the RBL Facility Claims or the RBL Agent Expenses.

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102.       Indenture Trustee Expenses and Certain Indenture Trustee Rights. Notwithstanding anything to the contrary in the Plan, distributions under the Plan on account of the Senior Notes Claims shall be subject to the rights of the Indenture Trustee under the Indenture, including the right of the Indenture Trustee to assert and exercise their charging lien. To allow the holders of Senior Notes Claims to receive the full treatment set forth in the Plan without reduction by the charging lien or the Indenture Trustee Expenses, the Debtors or Reorganized Debtors shall, on account of the Senior Notes Claims, pay to the Indenture Trustee the Indenture Trustee Expenses owed to the Indenture Trustee that are incurred through the Effective Date. If the Debtors or the Reorganized Debtors dispute the reasonableness of the Indenture Trustee Expenses, the Debtors, the Reorganized Debtors, or the Indenture Trustee, as applicable, may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of such fees or expenses and the disputed portion of the Indenture Trustee Expenses shall not be paid until the dispute is resolved. The undisputed portion of the Indenture Trustee Expenses shall be paid as provided in the Plan. For the avoidance of doubt, the Indenture Trustee shall not be required to file a Proof of Claim on account of either the Senior Notes Claims or the Indenture Trustee Expenses.

103.       Restructuring Expenses. All Restructuring Expenses incurred, or estimated to be incurred, through the Effective Date shall be paid in full in Cash, without the requirement to file a fee application with the Bankruptcy Court and without the requirement for Bankruptcy Court review.

104.       Return of Deposits. All utilities, including, but not limited to, any Person or Entity that received a deposit or other form of adequate assurance of performance under section 366 of the Bankruptcy Code during these Chapter 11 Cases, must return such deposit or other form of adequate assurance of performance to the Debtors or the Reorganized Debtors, as the case may be, promptly following the occurrence of the Effective Date, if not returned or applied earlier.

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105.       Release, Exculpation, Discharge, and Injunction Provisions. The release, exculpation, discharge, injunction, and related provisions set forth in the Plan are approved and authorized as set forth on the record, and such provisions are effective and binding on all Persons and Entities to the extent provided therein.

106.       Management Incentive Plan. On or as soon as reasonably practicable following the Effective Date, the New Board shall adopt the Management Incentive Plan in accordance with the MIP Term Sheet and the Plan. For the avoidance of doubt, in no event are the Debtors seeking nor is the Court approving any management incentive plan or other executive compensation plan under section 503(c) of the Bankruptcy Code.

107.       Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, EV NewCo Parent and the other Reorganized Debtors, as applicable, shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors, as applicable, shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

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108.       Exemption from Certain Taxes and Fees. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan (including the Restructuring Transactions) or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (b) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; (d) the grant of collateral as security for the Amended RBL Credit Agreement; or (e) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan (including the Restructuring Transactions), shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. The Bankruptcy Court shall retain specific jurisdiction with respect to these matters.

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109.       Directors’ and Officers’ Liability Insurance. As of the Effective Date, the Reorganized Debtors shall be deemed to have assumed all D&O Liability Insurance Policies with respect to the Debtors’ directors, managers, officers, and employees serving on or prior to the Effective Date pursuant to section 365(a) of the Bankruptcy Code; provided that, for the avoidance of doubt, there are no Cure Claims payable in connection with any D&O Liability Insurance Policies related to unpaid premiums. Entry of the Confirmation Order will constitute the Court’s approval of the Reorganized Debtors’ assumption of each of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be filed.

110.       Before the Petition Date, the Debtors obtained tail coverage (i.e., director, manager, and officer insurance coverage that extends beyond the end of the policy period) under a D&O Liability Insurance Policy for the current and former directors, officers, and managers (the “D&O Tail Coverage”).  After the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any D&O Liability Insurance Policy (including such D&O Tail Coverage) in effect, and all members, managers, directors, and officers of the Debtors who served in such capacity at any time prior to the Effective Date of the Plan shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date of the Plan subject to the terms and conditions of such insurance coverage.

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111.       Documents, Mortgages, and Instruments. Each federal, state, commonwealth, local, foreign, or other governmental agency is authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the Plan, including the Restructuring Transactions, and this Confirmation Order.

112.       Continued Effect of Stays and Injunction. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays arising under or entered during these Chapter 11 Cases under section 362 of the Bankruptcy Code or otherwise and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

113.       Nonseverability of Plan Provisions Upon Confirmation. Each provision of the Plan is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified except as provided in paragraph 107 below; and (c) nonseverable and mutually dependent.

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114.       Post-Confirmation Modifications. Without need for further order or authorization of the Court, the Debtors or the Reorganized Debtors, as applicable, are authorized, subject to the terms of the RSA and with the consent of the Required Consenting Noteholders and the Required Consenting RBL Lenders, and the RBL Agent (to the extent such modification directly and adversely affects its rights hereunder) to make any and all modifications to any and all documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors and the Reorganized Debtors expressly reserve their respective rights to alter, amend, or modify materially the Plan with respect to such Debtors, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article X of the Plan.

115.       Choice of Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided that corporate or limited liability company governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated or formed (as applicable) in the State of New York shall be governed by the laws of the state of incorporation or formation (as applicable) of the applicable Debtor or Reorganized Debtor. The State of New York has (a) a substantial relationship to the parties and to the underlying transactions embodied by the Plan, and (b) a material interest in the determination of matters concerning the rights, obligations, construction, and implementation of the Plan and any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan

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116.       Applicable Nonbankruptcy Law. The provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

117.       Waiver of Filings. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to file any list, schedule, or statement with the Court or the Office of the U.S. Trustee is permanently waived as to any such list, schedule, or statement not filed as of the Confirmation Date.

118.       Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the dissemination, implementation, or consummation of the Plan and the Disclosure Statement, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement.

119.       Notice of Subsequent Pleadings. Except as otherwise may be provided in the Plan or herein, notice of all subsequent pleadings in the Chapter 11 Cases after the Effective Date shall be limited to the following parties: (a) the Reorganized Debtors and their counsel; (b) Akin Gump Strauss Hauer & Feld LLP, 1 Bryant Park, New York, NY 10036, Attn: Philip Dublin and Jason Rubin, counsel to the Consenting Noteholders (c) the United States Trustee; (d) any party known to be directly affected by the relief sought therein; and (e) any party that specifically requests additional notice in writing to the Debtors or the Reorganized Debtors, as applicable, or files a request for notice under Bankruptcy Rule 2002 after the Effective Date. The Notice and Claims Agent shall not be required to file updated service lists.

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120.       Registration Exemptions. The offering, issuance, and distribution of any Securities, including the New Common Stock, the New Warrants, and the New Class A Preferred, pursuant to the Plan will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance on section 1145(a) of the Bankruptcy Code, or, only to the extent such exemption under section 1145(a) of the Bankruptcy Code is not available, any other available securities law exemption. Under section 1145 of the Bankruptcy Code, any securities issued under the Plan that are exempt from registration pursuant to section 1145(a) of the Bankruptcy Code may be resold without registration under the Securities Act or any similar federal, state or local law pursuant to the exemption provided by Section 4(a)(1) of the Securities Act, unless the holder is an “underwriter” with respect to such Securities, as that term is defined in section 1145(b) of the Bankruptcy Code. In addition, such section 1145 exempt Securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

121.       New Common Stock. All New Common Stock to be issued as contemplated by the Plan will be duly issued, fully paid and nonassessable and free from preemptive rights and all taxes, liens, charges, and security interests with respect to the issuance and holding thereof.

122.       Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Common Stock, the New Warrants or the New Common Stock (or other securities issuable upon exercise of the New Warrants) issued upon the exercise of the New Warrants through the facilities of the DTC, none of the Debtors, the Reorganized Debtors or any other Person shall be required to provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Common Stock and the New Warrants under applicable securities laws.

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123.       The DTC shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the New Common Stock, the New Warrants and/or shares of New Common Stock (including any other securities issuable upon exercise of the New Warrants) issued upon the exercise of the New Warrants, are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

124.       Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, DTC) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Stock, the New Warrants and the shares of New Common Stock (including any other securities issuable upon exercise of the New Warrants) issued upon the exercise of the New Warrants, are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

125.       Opt-Out Parties. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, Selma Poznanovich, Chris Girand, Linda J. Hart, John S. Kramer, Judith J. Kramer, Howard J. Moses, Gloria B. Moses, Stephen W. Saska, Sr., RK Investments, Inc., Jerry Roger Kent, Carrol Larrinaga, Rickey M. Gregory, Trevor Barrett, and the TAM Pipkin Family Trust shall not be Released Parties or Releasing Parties under the Plan. Any holder of a Claim or Interest may opt out of the Third-Party Release by filing an objection to the Third-Party Release at any time prior to the Effective Date (which shall not occur before May 30, 2018), in which case such party shall not be a Released Party or Releasing Party.

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126.       Certain Governmental Matters. Nothing in the Confirmation Order or the Plan (a) discharges, releases, precludes, or enjoins the U.S. Securities and Exchange Commission from enforcing its police or regulatory power; or (b) releases any non-Debtor from liability in connection with any legal action or claim held by the U.S. Securities and Exchange Commission.  Nor shall anything in the Confirmation Order or the Plan enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding sentence. Nothing in the Confirmation Order or the Plan authorizes the transfer of any licenses, permits, registrations, or other governmental authorizations and approvals without compliance with all applicable legal requirements under non-bankruptcy law governing such transfers. For the avoidance of doubt, the United States is not a Releasing Party under Article VIII.D of the Plan and the United States’ rights to offset or recoupment, if any, are expressly preserved, as are the Debtors’ and Reorganized Debtors’ defenses and rights thereto.

127.       Reservation of Rights in Favor of Governmental Units. Notwithstanding any provision in the Plan, this Confirmation Order or the related plan documents, nothing discharges or releases the Debtors, the Reorganized Debtors or any non-debtor from any claim, liability or cause of action of the United States, any federally-recognized Indian Tribe or any State or impairs the ability of the United States, any federally recognized Indian Tribe or any State to pursue any claim, liability, right, defense or cause of action against any Debtor, Reorganized Debtor or non-debtor. Contracts, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests or agreements with the United States, any federally-recognized Indian Tribe, any State or involving federal lands or minerals, or lands or minerals held in trust or restricted status for federally-recognized Indian tribes or for Indian Individuals, shall be, subject to any applicable legal or equitable rights or defenses of the Debtors or Reorganized Debtors under applicable non-bankruptcy law, paid, treated, determined and administered in the ordinary course of business as if the Debtors’ bankruptcy cases were never filed and the Debtors and Reorganized Debtors shall comply with all applicable non-bankruptcy law. All claims, liabilities, rights, causes of action, or defenses of or to the United States, any federally-recognized Indian Tribe or any State shall survive the Chapter 11 Cases as if they had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights, defenses, claims, liabilities, or causes of action would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced; provided, that nothing in the Plan or this Confirmation Order shall alter any legal or equitable rights or defenses of the Debtors or the Reorganized Debtors under non-bankruptcy law with respect to any such claim, liability or cause of action. Without limiting the foregoing, for the avoidance of doubt: (i) the United States, any federally-recognized Indian Tribe and any State shall not be required to file any proofs of claim or administrative expense claims in the Chapter 11 Cases for any claim, liability or cause of action; (ii) nothing shall affect or impair the exercise of the United States’, any federally-recognized Indian Tribe’s or any State’s police and regulatory powers against the Debtors, the Reorganized Debtors or any non-debtor; (iii) nothing shall be interpreted to set cure amounts or to require the United States, any federally-recognized Indian Tribe or any State to novate or otherwise consent to the transfer of any federal, federally-recognized Indian Tribes’ or State’s contracts, leases, guaranties, indemnifications, grants, agreements or interests; (iv) nothing shall affect or impair the United States’, any federally-recognized Indian Tribe’s or any State’s rights and defenses of setoff and recoupment, or to assert setoff or recoupment against the Debtor or the Reorganized Debtor and such rights and defenses are expressly preserved; and (v) nothing shall constitute an approval or consent by the United States, any federally recognized Indian Tribe or any State without compliance with all applicable legal requirements and approvals under non-bankruptcy law.

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128.       Treatment of Southern Ute Indian Tribe, Red Cedar Gathering Company and Red Willow Production Company Interests. Notwithstanding any other provision in the Plan or this Order, any assumption of any interests in contracts, leases, communitization agreements, covenants, operating rights agreements, rights-of-use and easements, and rights-of-way or other interests or agreements with or involving lands or minerals held in trust for the Southern Ute Indian Tribe (all of the foregoing collectively, the “Southern Ute Indian Tribe Leases”), will be ineffective with respect thereto absent the consent of the United States and the Southern Ute Indian Tribe, as required by the applicable laws and regulations of the United States. The Debtors agree to comply with all applicable bankruptcy and non-bankruptcy law with respect to the Southern Ute Indian Tribe Leases, and nothing in the Plan or this Order shall otherwise affect any decommissioning obligations and financial assurance requirements under the Southern Ute Indian Tribe Leases as determined by the United States (as provided for under applicable law and the Southern Ute Indian Tribe Leases) that must be met by the Debtors or the Reorganized Debtors, as applicable. Moreover, nothing in this Order or the Plan shall be interpreted to require the United States and the Southern Ute Indian Tribe to novate, approve, or otherwise consent to the assumption of any interests in the Southern Ute Indian Tribe Leases; provided that, for the avoidance of doubt, the assumption shall become effective and enforceable only upon the Department of the Interior (“DOI”) and the Southern Ute Indian Tribe granting such consent. For the avoidance of doubt, in order to obtain the consent of the United States or the Southern Ute Indian Tribe to the assumption of any interests in any Southern Ute Indian Tribe Lease, all existing defaults under such Southern Ute Indian Tribe Lease, including, without limitation, any outstanding rents or royalties known and satisfactorily documented to date, if any, plus any accrued and unpaid interest lawfully chargeable against any such underpayments of royalty interests, must be paid (i.e., assumed and/or cured, to the extent appropriate), and nothing in this Order or the Plan shall be interpreted to set cure costs for the Southern Ute Indian Tribe Leases. DOI will retain and have the right to audit and perform any compliance review related to the Southern Ute Indian Tribe Leases and, if appropriate to collect from the Debtors, under applicable federal regulations, any additional monies owed by the Debtors that accrued prior to the assumption of the Southern Ute Indian Tribe Leases.

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129.       The audit and/or compliance review period shall remain open for the full time period permitted by law with respect to Southern Ute Indian Tribe leases under non-bankruptcy law, including any applicable statute of limitations period established by the Federal Oil and Gas Royalty Simplification and Fairness Act of 1996 (30 U.S.C. Section 1701, et seq., as amended). For the avoidance of doubt, oil and gas royalties become due at the end of the month following the month during which the oil or gas was produced from land of the Southern Ute Indian Tribe. Further, nothing in the Plan or this Order shall affect the United States’ police and regulatory powers or prohibit or limit DOI’s right to draw on any surety bond issued to support the Debtors’ obligations under the Southern Ute Indian Tribe Leases, and all parties, including the Debtors and the Southern Ute Indian Tribe, reserve and preserve all rights and defenses thereto with respect to such bonds, and the United States’ rights to offset or recoup any amounts due under, or relating to, any Southern Ute Indian Tribe Leases (if any) are expressly preserved, as are the Debtors’ defenses and rights thereto.

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130.       Notwithstanding anything to the contrary in this Order or the Plan, any and all rights and defenses of the Debtors and the Reorganized Debtors with respect to any claim asserted by the Southern Ute Indian Tribe after entry of this Order, and regardless of whether it is for cure costs, audit for unpaid royalties, or otherwise, are all fully reserved and preserved.

131.       No provision of this Order or the Plan, shall constitute a definitive finding or determination whether the legal nature of the interest created by the Southern Ute Indian Tribe Leases to Debtors are unexpired leases for the purposes of section 365 of the Bankruptcy Code or are determinable fee interests in minerals. Rather, to the extent, if any, the Southern Ute Indian Tribe Leases are “unexpired leases” under section 365 of the Bankruptcy Code, they are assumed by the Debtors, subject to all required consents or approvals of the DOI and the Southern Ute Indian Tribe.

132.       No provision of this Order or the Plan shall release (a) EVOC or any non-Debtor affiliate of Debtors from any claim of the Southern Ute Indian Tribe, Red Cedar Gathering Company or Red Willow Production Company arising from an assumed lease or contract assumed by Debtors described on Exhibit B attached hereto; (b) any lien arising under assumed Joint Operating Agreements with Red Willow Production Company described on Exhibit B attached hereto. To the extent the Debtors and the Southern Ute Indian Tribe, Red Cedar Gathering Company or Red Willow Production Company agree that Exhibit B needs to be modified to include or remove any leases, contracts, or other agreements, the Debtors shall file a notice of any amendments to such exhibits on the docket of these Chapter 11 Cases.

133.       The contracts, leases, communitization agreements, covenants, operating rights agreements, rights-of-use and easements, and rights-of-way or other interests or agreements described on Exhibit B attached hereto are hereby assumed by EV Properties, Ltd. and any other applicable Debtor pursuant to 11 U.S.C. § 365, subject to all required consents or approvals of the DOI and the Southern Ute Indian Tribe and payment of all required cure costs.

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134.       Treatment of Hydrocarbon Interests.6 Notwithstanding any provision in the Plan, on or after the Effective Date, all Hydrocarbon Interests shall be preserved and remain in full force and effect in accordance with the terms of the granting instruments or other governing documents applicable to such Hydrocarbon Interests, and no Hydrocarbon Interests shall be compromised or discharged by the Plan. For the avoidance of doubt and notwithstanding anything to the contrary in the preceding sentence, any right to payment arising from a Hydrocarbon Interest, if any, shall be treated as a Claim according to its characteristics and applicable governing law and shall be subject to any allowance, disallowance, discharge, and/or release provided in the Plan.

135.       Notices of Confirmation and Effective Date. The Reorganized Debtors shall serve notice of entry of this Confirmation Order and of the occurrence of the Effective Date (the “Notice of Confirmation”) in accordance with Bankruptcy Rules 2002 and 3020(c) on all holders of Claims and Interests and the Core Notice Parties within seven Business Days after the Effective Date; provided that no notice of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed notice of the Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address.

[6]	“Hydrocarbon Interests” means all rights titles, interests, and estates now or hereafter acquired in and to oil and gas leases, oil, gas, and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interest, net profit interests, and production payment interests, including any reserved or residual interests of whatever nature.

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136.       No later than 10 Business Days after the Effective Date, the Reorganized Debtors shall cause the Notice of Confirmation, modified for publication, to be published on one occasion in Houston Chronicle, The New York Times (national edition), and the Wall Street Journal (national edition). The Notice of Confirmation will have the effect of an order of the Bankruptcy Court, will constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law. The above-referenced notices are adequate under the particular circumstances of these Chapter 11 Cases and no other or further notice is necessary.

137.       Effect of Non-Occurrence of Conditions to the Effective Date. If the Effective Date does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (a) constitute a waiver or release of any Claims by or Claims against or Interests in the Debtors; (b) prejudice in any manner the rights of the Debtors, any holders of a Claim or Interest or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any holders of Claims or Interests, or any other Entity in any respect.

138.       Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

139.       Waiver of Stay. For good cause shown, the stay of this Confirmation Order provided by any Bankruptcy Rule is waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Court.

140.       References to and Omissions of Plan Provisions. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Court that the Plan be confirmed in its entirety, except as expressly modified herein, and incorporated herein by this reference.

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141.       Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

142.       Effect of Conflict. This Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control.

143.       Reservation of Rights. Prior to the Effective Date, except as provided for in Article IX.C of the Plan, neither the Plan, any statement or provision contained in the Plan, nor any action taken or not taken by any Debtor with respect to the Plan, the Disclosure Statement, this Confirmation Order, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests.

144.       Final Order. This Confirmation Order is a Final Order and the period in which an appeal must be filed shall commence upon the entry hereof.

145.       Retention of Jurisdiction. The Court may properly, and upon the Effective Date shall, to the full extent set forth in the Plan, retain jurisdiction over all matters arising out of, and related to, these Chapter 11 Cases, including the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code.

Dated: __________, 2018
Wilmington, Delaware	the honorable CHRISTOPHER S. SONTCHI United States Bankruptcy Judge

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EXHIBIT A

The Plan

IN THE UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
EV ENERGY PARTNERS, L.P., et al.,[1]	)	Case No. 18-10814 (CSS)
)
Debtors.	)	(Jointly Administered)
)

First modified Joint prepackaged chapter 11 plan
of reorganization FOR EV Energy Partners, L.P. and its debtor affiliates

Joshua A. Sussberg (pro hac vice admission pending)	Laura Davis Jones (Del. Bar No. 2436)
Jeremy David Evans (pro hac vice admission pending)	PACHULSKI STANG ZIEHL & JONES LLP
KIRKLAND & ELLIS LLP	919 North Market Street, 17th Floor
KIRKLAND & ELLIS INTERNATIONAL LLP	Wilmington, DE 19801
601 Lexington Avenue	Telephone: (302) 652-4100
New York, New York 10022	Facsimile: (302) 652-4400
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

-and-

James H.M. Sprayregen, P.C. (pro hac vice admission pending) Brad Weiland (pro hac vice admission pending) Travis M. Bayer (pro hac vice admission pending)
Kirkland & Ellis LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
300 North LaSalle
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200

THIS CHAPTER 11 PLAN IS BEING SOLICITED FOR ACCEPTANCE OR REJECTION IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1126. THIS CHAPTER 11 PLAN WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS’ FILING FOR CHAPTER 11 BANKRUPTCY.

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: EV Energy Partners, L.P. (5690); EV Properties, L.P. (5543); EV Properties GP, LLC (3943); EnerVest Production Partners, Ltd. (8619); EVPP GP, LLC (8340); CGAS Properties, L.P. (7277); EVCG GP, LLC (7274); EnerVest Monroe Marketing, Ltd. (7606); EnerVest Monroe Gathering, Ltd. (7608); EV Energy GP, LP (5646); EV Management, LLC (5594); EV Energy Finance Corp. (3405); Belden & Blake, LLC (6642); and EnerVest Mesa, LLC (1725). The Debtors’ service address is: 1001 Fannin Suite 800, Houston, TX, 77002.

Table of Contents (cont’d)

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Table of Contents (cont’d)

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INTRODUCTION

Each of EV Energy Partners, L.P.; EV Properties, L.P.; EV Properties GP, LLC; Enervest Production Partners, Ltd.; EVPP GP, LLC; CGAS Properties, L.P.; EVCG GP, LLC; Enervest Monroe Marketing, Ltd.; Enervest Monroe Gathering, Ltd.; EV Energy GP, LP; EV Management, LLC; EV Energy Finance Corp.; Belden & Blake, LLC; and EnerVest Mesa, LLC jointly propose this chapter 11 plan of reorganization pursuant to section 1121(a) of the Bankruptcy Code. Although proposed jointly for administrative purposes, the Plan constitutes a separate plan for each of the foregoing entities and each of the foregoing entities is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code.

Reference is made to the accompanying Disclosure Statement for the Prepackaged Joint Chapter 11 Plan of Reorganization for EV Energy Partners, L.P. and its Debtor Affiliates (the “Disclosure Statement”) for a discussion of the Debtors’ history, business, properties and operations, projections, risk factors, a summary and analysis of the Plan and the transactions contemplated thereby, and certain related matters.

All holders of claims and interests, to the extent applicable, are encouraged to read this plan and the disclosure statement in their entirety before voting to accept or reject this plan.

I.	DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

A.       Defined Terms

1.       “Ad Hoc Committee of Noteholders” means that certain ad hoc group of Senior Noteholders represented by Akin Gump Strauss Hauer & Feld LLP.

2.       “Additional MIP Shares” means the MIP Shares remaining after the Initial MIP Allocation.

3.       “Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Claims; (c) all Allowed requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code; and (d) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

4.       “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

5.       “Allowed” means, with reference to any Claim or Interest, (a) any Claim or Interest arising on or before the Effective Date (i) as to which no objection to allowance, priority, or secured status, and no request for estimation or other challenge, including pursuant to section 502(d) of the Bankruptcy Code or otherwise, has been interposed, or (ii) as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, (b) any Claim or Interest that is compromised, settled, or otherwise resolved pursuant to the authority of the Debtors, with the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld), or the Reorganized Debtors, (c) any Claim or Interest as to which the liability of the Debtors or Reorganized Debtors, as applicable, and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court, or (d) any Claim or Interest expressly allowed hereunder; provided, that notwithstanding the foregoing, (x) unless expressly waived by the Plan, the Allowed amount of Claims or Interests shall be subject to and shall not exceed the limitations under or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable, and (y) the Reorganized Debtors shall retain all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to the Plan.

6.       “Alternative Term Loan” means, if applicable, term loans issued under and on the terms set forth in the Amended RBL Credit Agreement, or such separate agreement as may be agreed to by the Debtors, the Required Consenting Noteholders, the Amended RBL Credit Facility Agent, and the Required Consenting RBL Lenders.

7.       “Amended RBL Credit Agreement” means the amended and restated RBL Credit Agreement which shall govern the Amended RBL Credit Facility and if applicable, the Alternative Term Loans, by and among the Reorganized Debtors, the Consenting RBL Lenders, the Non-Consenting RBL Lenders (if any) and the Amended RBL Credit Facility Agent, on terms and conditions consistent with the Amended RBL Credit Agreement Term Sheet, and in form and substance acceptable to the Debtors, the Required Consenting Noteholders, the Amended RBL Credit Facility Agent, and the Required Consenting RBL Lenders.

8.       “Amended RBL Credit Agreement Term Sheet” means the term sheet for the Amended RBL Credit Facility attached as an exhibit to the RSA.

9.       “Amended RBL Credit Facility” means the reserve-based lending facility under and on the terms set forth in the Amended RBL Credit Agreement, with an initial borrowing base of $325,000,000, a maximum facility amount of $1,000,000,000, and a principal amount outstanding on the Effective Date equal to the total RBL Facility Claims (other than accrued and unpaid interest and other amounts required to be paid in cash pursuant to this Plan) less the amount, if any, of the Alternative Term Loan.

10.       “Amended RBL Credit Facility Agent” means JPMorgan Chase Bank, N.A., in its capacity as the administrative agent and collateral agent under the Amended RBL Credit Facility or any successor thereto.

11.       “Avoidance Actions” means any and all actual or potential claims and causes of action to avoid a transfer of property or an obligation incurred by the Debtors pursuant to any applicable section of the Bankruptcy Code, including sections 502, 510, 542, 544, 545, 547–553, and 724(a) of the Bankruptcy Code or under similar or related state or federal statutes and common law, including fraudulent transfer laws.

12.       “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as may be amended from time to time.

13.       “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Cases.

14.       “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court.

15.       “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

16.       “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

17.       “Cash Collateral Orders” means, collectively, any interim and final Bankruptcy Court order (a) granting the Debtors the authority to use cash collateral and prepetition collateral of the RBL Lenders, and (b) granting adequate protection to a holder of RBL Facility Claims, each as set forth in the terms of such order(s), which orders shall be in form and substance satisfactory to the RBL Agent, the Required Consenting Noteholders, and Required Consenting RBL Lenders.

18.       “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. For the avoidance of doubt, “Causes of Action” includes: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through and including 550, or 553 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state or foreign law fraudulent transfer or similar claim.

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19.       “Certificate” means any instrument evidencing a Claim or an Interest.

20.       “Chapter 11 Cases” means the procedurally consolidated chapter 11 cases filed or to be filed (as applicable) for the Debtors in the Bankruptcy Court.

21.       “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

22.       “Claims Register” means the official register of Claims maintained by the Notice and Claims Agent.

23.       “Class” means a category of holders of Claims or Interests under section 1122(a) of the Bankruptcy Code.

24.       “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

25.       “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

26.       “Confirmation Hearing” means the hearing(s) before the Bankruptcy Court under section 1128 of the Bankruptcy Code at which the Debtors seek entry of the Confirmation Order.

27.       “Confirmation Order” means an order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code and approving the Disclosure Statement and Solicitation Materials, which order shall be in form and substance acceptable to the Required Consenting Noteholders, the Debtors, and the Required Consenting RBL Lenders.

28.       “Consenting Noteholders” means, collectively, the Senior Noteholders that are party to the RSA and which are designated as “Consenting Noteholders” thereunder.

29.       “Consenting RBL Lenders” means, collectively, the RBL Lenders that are party to the RSA and which are designated as a “Consenting RBL Lender” thereunder.

30.       “Consummation” means the occurrence of the Effective Date.

31.       “Contributed Senior Notes Claims” means the Allowed Senior Notes Claims contributed by the Contributing Noteholders pursuant to the Restructuring Transactions.

32.       “Contributing Noteholders” means the Consenting Noteholders that are members of the Ad Hoc Committee of Noteholders that hold in the aggregate more than 53 percent (but less than 80 percent) of the Allowed Senior Notes Claims.

33.       “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

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34.       “D&O Liability Insurance Policies” means all unexpired directors’, managers’, and officers’ liability insurance policies (including any “tail policy”) of any of the Debtors with respect to directors, managers, officers, and employees of the Debtors.

35.       “Debtor Release” means the releases set forth in Article VIII.C of the Plan.

36.       “Debtors” means, collectively, each of the following: (a) EV Energy Partners, L.P.; (b) EV Properties, L.P.; (c) EV Properties GP, LLC; (d) Enervest Production Partners, Ltd.; (e) EVPP GP, LLC; (f) CGAS Properties, L.P.; (g) EVCG GP, LLC; (h) Enervest Monroe Marketing, Ltd.; (i) Enervest Monroe Gathering, Ltd.; (j) EV Energy GP, LP; (k) EV Management, LLC; (l) EV Energy Finance Corp; (m) Belden & Blake, LLC; and (n) EnerVest Mesa, LLC.

37.       “Disclosure Statement” means the Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization for EV Energy Partners, L.P. and its Debtor Affiliates, as the same may be amended, supplemented or modified from time to time, including all exhibits and schedules thereto, to be approved by the Confirmation Order, which shall be in form and substance acceptable to the Required Consenting Noteholders, the Debtors, and the Required Consenting RBL Lenders.

38.       “Disputed” means, with respect to a Claim, (a) any such Claim to the extent neither Allowed or Disallowed under the Plan or a Final Order nor deemed Allowed under section 502, 503, or 1111 of the Bankruptcy Code, or (b) to the extent the Debtors or any party in interest has interposed a timely objection before the Confirmation Date in accordance with the Plan, which objection has not been withdrawn or determined by a Final Order. To the extent the Debtors dispute only the Allowed amount of a Claim, such Claim shall be deemed Allowed in the amount the Debtors do not dispute, if any, and Disputed as to the balance of such Claims.

39.       “Distribution Agent” means, as applicable, the Reorganized Debtors or any Entity the Reorganized Debtors select to make or to facilitate distributions in accordance with the Plan.

40.       “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtors or the Reorganized Debtors, on or after the Effective Date, upon which the Distribution Agent shall make distributions to holders of Allowed Claims entitled to receive distributions under the Plan.

41.       “Distribution Record Date” means, other than with respect to any publicly held securities, the date for determining which holders of Claims or Interests are eligible to receive distributions hereunder and shall be the Confirmation Date or such other date as designated in advance by the Debtors, by notice on the docket for the Chapter 11 Cases.

42.       “DTC” means The Depository Trust Company.

43.       “Effective Date” means the date that is the first Business Day after the Confirmation Date on which all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A of the Plan have been satisfied or waived in accordance with Article IX.B of the Plan or as otherwise agreed to by the Required Consenting Noteholders, the RBL Agent, and the Debtors.

44.       “Employment Agreements” means the employment agreements of the Debtors’ Chief Executive Officer and Chief Financial Officer.

45.       “EnerVest” means non-Debtor EnerVest, Ltd.

46.       “EnerVest Omnibus Parties” means EnerVest and EVOC, in their capacities as parties to the New Omnibus Agreement.

47.       “EnerVest Parties” means EnerVest and EVOC in their capacity as signatories to the RSA.

48.       “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

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49.       “Estate” means the estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

50.       “EV Energy GP” means Debtor EV Energy GP, L.P.

51.       “EV NewCo Acquisition” means the new Delaware corporation that, on the Effective Date, will acquire all of the assets of EVEP pursuant to the Restructuring Transactions.

52.       “EV NewCo Parent” means the new Delaware corporation that, on the Effective Date, will become the ultimate parent of EV NewCo Acquisition pursuant to the Restructuring Transactions.

53.       “EV Management” means Debtor EV Management, LLC.

54.       “EV Properties” means Debtor EV Properties, L.P.

55.       “EVEP” means Debtor EV Energy Partners, L.P.

56.       “EVOC” means non-Debtor EnerVest Operating, L.L.C.

57.       “Exculpated Claim” means any Cause of Action or any Claim related to any act or omission derived from, based upon, related to, or arising from the Debtors’ in- or out-of-court restructuring efforts, the Chapter 11 Cases, formulation, preparation, dissemination, negotiation, or Filing of the RSA and related prepetition transactions, the Disclosure Statement, the Plan (including any term sheets related thereto), or any contract, instrument, release or other agreement or document (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with any of the foregoing, including without limitation (a) the RSA, (b) the issuance of the New Common Stock and the New Warrants, (c) the execution, delivery, and performance of the Exit Facilities Documents, and (d) the distribution of property under the Plan or any other agreement under the Plan, except for Claims or Causes of Action related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence; provided that the Exculpated Parties shall be entitled, in all respects, to reasonably rely upon the advice of counsel with respect to the foregoing; provided, further, that the foregoing shall not be deemed to release, affect, or limit any of the rights and obligations of the Exculpated Parties from, or exculpate the Exculpated Parties with respect to, any of the Exculpated Parties’ obligations or covenants arising under the Confirmation Order, the Plan, the Plan Supplement, the Exit Facilities Documents, and any contracts, instruments, releases, and other agreements or documents delivered in connection with, or contemplated by, the foregoing.

58.       “Exculpated Parties” means each of the following, solely in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; and (c) with respect to each of the forgoing parties in clauses (a) through (b), each of such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their current and former officers, managers, directors, equity holders (regardless of whether such interests are held directly or indirectly), principals, members, employees, agents, managed accounts or funds, management companies, fund advisors, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals.

59.       “Executory Contract” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

60.       “Existing Equity Interests” means, collectively, the existing equity Interests in the Debtors, including any warrants, rights, and options to acquire such equity Interests.

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61.       “Existing EVEP Equity Interests” means, collectively, the Existing Equity Interests comprising: (a) the public Interests in EVEP (including, for the avoidance of doubt, Interests in EVEP that shall vest on the Effective Date); (b) the limited partner Interests in EV Energy GP; and (c) the Interests in EV Management held by EnerVest.

62.       “Existing Omnibus Agreement” means that certain omnibus agreement by and among EnerVest, EV Management, EV Energy GP, LP, EVEP, and EV Properties, dated as of September 29, 2006 (as may be amended, supplemented, amended and restated or otherwise modified from time to time).

63.       “Exit Facilities Documents” means the Amended RBL Credit Agreement, any agreement governing the Alternative Term Loans (if not the Amended RBL Credit Agreement), and any guarantee, security agreement, intercreditor agreement, deed of trust, mortgage, and other relevant documentation entered into with respect to the Exit Facilities.

64.       “Federal Judgment Rate” means the federal judgment rate in effect pursuant to 28 U.S.C. § 1961 as of the Petition Date, compounded annually.

65.       “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court.

66.       “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

67.       “Final Order” means an order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court (or such other court) on the docket in the chapter 11 cases (or the docket of such other court), which has not been modified, amended, reversed, vacated or stayed and as to which (x) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument or rehearing shall then be pending or (y) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure; provided that no order shall fail to be a Final Order solely due to the possibility that a motion pursuant to section 502(j) of the Bankruptcy Code, Rules 59 or 60 of the Federal Rules of Civil Procedure, or Rule 9024 of the Bankruptcy Rules may be filed with respect to such order.

68.       “General Unsecured Claim” means any Claim other than an RBL Facility Claim, a Notes Claim, an Administrative Claim, a Professional Claim, a Priority Tax Claim, an Other Secured Claim, an Intercompany Claim, or an Other Priority Claim.

69.       “General Unsecured Creditor” means the holder of a General Unsecured Claim.

70.       “Governance Term Sheet” means the term sheet, attached as Exhibit G to the Disclosure Statement, setting forth the material terms and conditions of the New Organizational Documents and the Registration Rights Agreement.

71.       “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

72.       “Impaired” means, with respect to any Class of Claims or Interests, a Class of Claims or Interests that is not Unimpaired.

73.       “Indemnification Provisions” means each of the Debtors’ indemnification provisions in place as of the Effective Date, whether in the Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, management or indemnification agreements, employment contracts, or otherwise, for the current and former directors, officers, managers, employees, attorneys, other professionals, and agents of the Debtors.

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74.       “Indenture” means that certain Indenture, dated as of March 22, 2011, as supplemented pursuant to that certain First Supplemental Indenture, dated as of January 5, 2018 (as amended, restated, modified, supplemented, or replaced from time to time prior to the Petition Date), for the 8.0% Senior Notes due 2019 among the EVEP, EV Energy Finance Corp., each of the guarantors party thereto, and the Indenture Trustee.

75.       “Indenture Trustee” means Delaware Trust Company or any successor thereto, as trustee under the Indenture.

76.       “Indenture Trustee Expenses” means any reasonable and documented fees and out-of-pocket costs and expenses, incurred on or prior to the Effective Date by the Indenture Trustee that are required to be paid under the Indenture. Such amounts shall include the reasonable, documented, out-of-pocket costs and expenses of, and reasonable, documented unpaid legal fees actually incurred by counsel to the Indenture Trustee in connection with the Chapter 11 Cases and the distributions to the Senior Noteholders.

77.       “Initial MIP Allocation” means the allocation by the New Board on or as soon as reasonably practicable after the Effective Date of 50 percent of the maximum number of MIP Shares available for grants (i.e., MIP Shares for three percent of the New Common Stock outstanding on the Effective Date on a fully diluted and fully distributed basis) to participants in the Management Incentive Plan, in a manner mutually agreed by the Debtors and the Required Consenting Noteholders.

78.       “Insider” has the meaning set forth in section 101(31) of the Bankruptcy Code.

79.       “Intercompany Claim” means any Claim held by a Debtor against another Debtor.

80.       “Intercompany Interest” means an Interest in a Debtor held by a Debtor.

81.       “Interests” means the common stock, preferred stock, units, limited liability company interests, and any other equity, ownership, or profits interests of any Debtor and options, warrants, rights, or other securities or agreements to acquire the common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Debtor (whether or not arising under or in connection with any employment agreement), including any claim against the Debtors subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing.

82.       “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

83.       “Management Incentive Plan” means a post-Effective Date management incentive plan, the material terms of which shall be determined by the New Board and shall be consistent with Article IV.M hereof, the MIP Term Sheet, and the RSA.

84.       “MIP Shares” means up to six percent of the New Common Stock outstanding on the Effective Date (on a fully diluted and fully distributable basis (i.e., assuming full allocation of the MIP Shares)) that will be reserved for grants made from time to time to employees, directors, consultants, and/or other participants under, and pursuant to, the Management Incentive Plan, which shall dilute all New Common Stock equally. All of the MIP Shares shall be granted as full value awards (i.e., restricted stock units (or its equivalent based upon the Reorganized Debtors’ corporate structure).

85.       “MIP Term Sheet” means the term sheet setting forth certain terms of the Management Incentive Plan, which term sheet shall be filed as part of the Plan Supplement.

86.       “New Board” means the initial board of directors of EV NewCo Parent as of the Effective Date.

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87.       “New Class A Preferred” means the preferred stock of EV NewCo Parent to be issued on the Effective Date under this Plan.

88.       “New Common Stock” means the common stock, par value $0.01 per share, of EV NewCo Parent to be issued on the Effective Date under this Plan, and shall also refer to the shares of EV NewCo Parent common stock reserved for issuance upon exercise of the New Warrants, shares of common stock of EV NewCo Parent to be issued under the Management Incentive Plan, or shares of EV NewCo Parent common stock as otherwise permitted to be issued pursuant to the New Organizational Documents of EV NewCo Parent.

89.       “New Omnibus Agreement” means the new omnibus agreement to be entered into by and between certain of the Reorganized Debtors and the EnerVest Omnibus Parties governing the general and administrative expenses incurred by the EnerVest Omnibus Parties on behalf of the Reorganized Debtors, which shall be consistent with the terms of the Restructuring Term Sheet and otherwise in form and substance acceptable to the Debtors, the Required Consenting Noteholders, and the EnerVest Omnibus Parties, and which also shall be subject to the consent of the RBL Agent (which consent shall not be unreasonably withheld).

90.       “New Organizational Documents” means the form of the certificate of formation, certificate of incorporation, bylaws, limited liability company agreement or such other applicable organizational documents of each of the Reorganized Debtors, including the Certificate of Incorporation of EV NewCo Parent and the Bylaws of EV NewCo Parent, each of which shall be in form and substance acceptable to the Required Consenting Noteholders in their sole discretion (subject to the consent of the Debtors, which consent shall not be unreasonably withheld).

91.       “New Warrant Term Sheet” means the term sheet, attached as Exhibit F to the Disclosure Statement, setting forth the material terms and conditions of the New Warrant Agreement.

92.       “New Warrant Agreement” means the warrant agreement governing the New Warrants, which shall be consistent with the New Warrant Term Sheet and in form and substance acceptable to the Debtors, the Required Consenting Noteholders and the EnerVest Parties.

93.       “New Warrant Equity” means the New Common Stock issuable upon the exercise of the New Warrants.

94.       “New Warrants” means five year warrants, which will entitle the holders thereof to receive, upon exercise of all such warrants, shares of New Common Stock equal to in the aggregate, eight percent of the New Common Stock issued and outstanding on the Effective Date (subject to dilution by the MIP Shares), with a strike price set at an equity value at which the Senior Noteholders would receive a recovery equal to par plus accrued and unpaid interest as of the Petition Date in respect of the Senior Notes (after taking into account value dilution on account of the New Common Stock to be allocated as the Initial MIP Allocation).

95.       “Notice and Claims Agent” means Prime Clerk LLC.

96.       “Ordinary Course Professionals” shall mean the various attorneys, accountants, auditors, and other professionals the Debtors employ in the ordinary course of their business and retained by the Debtors pursuant to the Ordinary Course Professionals Order.

97.       “Ordinary Course Professionals Order” shall mean that certain order entered by the Bankruptcy Court establishing the procedures for retention and compensation of the Ordinary Course Professionals.

98.       “Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

99.       “Other Secured Claim” means any Secured Claim other than an RBL Facility Claim. For the avoidance of doubt, a Secured Tax Claim constitutes an Other Secured Claim.

100.     “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

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101.       “Petition Date” means the date on which each of the Debtors filed its respective petition for relief commencing the Chapter 11 Cases.

102.       “Plan” means this joint prepackaged chapter 11 plan, including all appendices, exhibits, schedules and supplements hereto (including any appendices, exhibits, schedules and supplements to the Plan that are contained in the Plan Supplement), as it may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and the RSA.

103.       “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan (as amended, supplemented, or modified from time to time in accordance with the terms hereof, the Bankruptcy Code, the Bankruptcy Rules, and the RSA), to be Filed by the Debtors no later than seven days before the Confirmation Hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and additional documents or amendments to previously Filed documents, Filed before the Effective Date as amendments to the Plan Supplement, including the following, as applicable: (a) the Amended RBL Credit Agreement; (b) the material New Organizational Documents; (c) a list of retained Causes of Action; (d) a disclosure of the members of the New Board; (e) the New Warrant Agreement; (f) the Schedule of Rejected Executory Contracts and Unexpired Leases; (g) MIP Term Sheet; (h) the New Omnibus Agreement; and (i) the Registration Rights Agreement. The Debtors shall have the right to amend the documents contained in, and exhibits to, the Plan Supplement through the Effective Date subject in all respects to the consent rights set forth herein and in the RSA.

104.       “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

105.       “Pro Rata” means the proportion that an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that respective Class, or the proportion that Allowed Claims or Allowed Interests in a particular Class bear to the aggregate amount of Allowed Claims or Allowed Interests in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim or Allowed Interests under the Plan.

106.       “Professional” means an Entity: (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to (i) sections 327, 328, 329, 330, or 331 of the Bankruptcy Code or (ii) an order entered by the Bankruptcy Court authorizing such retention, or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

107.       “Professional Claims” means all final requests for payment for professional services rendered or costs incurred on or after the Petition Date and on or prior to the Effective Date by professional persons retained by the Debtors or any statutory committee appointed in the Chapter 11 Cases pursuant to sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code must be filed no later than 60 days after the Effective Date.

108.       “Professional Fee Amount” means the aggregate amount of Professional Claims and other unpaid fees and expenses that the Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Effective Date, which estimates Professionals shall deliver to the Debtors as set forth in Article II.B(1) of the Plan.

109.       “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors with Cash on the Effective Date in an amount equal to the Professional Fee Amount as set forth in Article II.B(1) of the Plan.

110.       “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

111.       “RBL Agent” means JPMorgan Chase Bank, N.A., or any successor thereto, as administrative agent under the RBL Credit Agreement, solely in its capacity as such.

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112.       “RBL Agent Expenses” means any reasonable and documented fees and out-of-pocket costs and expenses, incurred on or prior to the Effective Date by the RBL Agent that are required to be paid under the RBL Credit Agreement, the RSA or the Cash Collateral Orders. Such amounts shall include the reasonable and documented fees and out of pocket expenses of incurred by one lead counsel, Simpson Thacher & Bartlett LLP, one local counsel, Richards Layton & Finger LLP, and one financial advisor, RPA Advisors LLC, to the RBL Agent in connection with the Chapter 11 Cases.

113.       “RBL Credit Agreement” means that certain Credit Agreement, dated as of April 26, 2011, by and among the Debtors, the RBL Agent, and the RBL Lenders, as amended and restated on December 21, 2011, and as further amended, restated, supplemented or otherwise modified.

114.       “RBL Credit Documents” means the RBL Credit Agreement, the RBL Guarantee and Collateral Agreement, each of the other Loan Documents (as defined in the RBL Credit Agreement) and any Secured Swap Agreement (as defined in the RBL Guarantee and Collateral Agreement).

115.       “RBL Facility Claims” means all Claims against the Debtors arising under the RBL Credit Documents.

116.       “RBL Holders” means the holders of all Allowed Claims against the Debtors arising under the RBL Credit Documents.

117.       “RBL Guarantee and Collateral Agreement” means the Third Amended and Restated Guarantee and Collateral Agreement, dated as of October 23, 2017, among E.V. Properties, L.P., the other Debtors party thereto and the RBL Agent.

118.       “RBL Lenders” means the lenders party to the RBL Credit Agreement from time to time, in their capacities as such.

119.       “Registration Rights Agreement” means the registration rights agreement by and among EV NewCo Parent and the Consenting Noteholders signatory thereto dated as of the Effective Date, which shall be in form and substance acceptable to the Required Consenting Noteholders in their sole discretion (subject to the consent of the Debtors, which consent shall not be unreasonably withheld).

120.       “Reinstate,” “Reinstated,” or “Reinstatement” means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim in accordance with section 1124 of the Bankruptcy Code or (b) if applicable under section 1124 of the Bankruptcy Code: (i) curing all prepetition and postpetition defaults other than defaults relating to the insolvency or financial condition of the applicable Debtor or its status as a debtor under the Bankruptcy Code; (ii) reinstating the maturity date of the Claim; (iii) compensating the holder of such Claim for damages incurred as a result of its reasonable reliance on a contractual provision or such applicable law allowing the claim’s acceleration; and (iv) not otherwise altering the legal, equitable or contractual rights to which the Claim entitles the holder thereof.

121.       “Released Parties” means collectively, in each case solely in their respective capacities as such: (a) the Debtors and the Reorganized Debtors; (b) the Consenting Noteholders and all other Senior Noteholders; (c) the Indenture Trustee; (d) the Ad Hoc Committee of Noteholders; (e) the Consenting RBL Lenders; (f) the RBL Agent; (g) the Amended RBL Credit Facility Agent; (h) each of the EnerVest Parties; and (i) with respect to each of the foregoing entities described in clauses (a) through (h), such entity’s current and former affiliates, partners, subsidiaries, officers, directors, principals, employees, agents, managed funds, advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, together with their respective successors and assigns, in each case in their capacity as such.

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122.       “Releasing Parties” means collectively, and in each case solely in its capacity as such:  (a) the Debtors; (b) the Consenting RBL Lenders; (c) the RBL Agent; (d) the Consenting Noteholders; (e) the Indenture Trustee; (f) the EnerVest Parties; (g) each holder of a Claim entitled to vote to accept or reject the Plan that (i) votes to accept the Plan or (ii) votes to reject the Plan or does not vote to accept or reject the Plan but does not affirmatively elect to “opt out” of being a Releasing Party by timely objecting to the Plan’s third-party release provisions; (h) each holder of a Claim or Existing Equity Interest that is Unimpaired and presumed to accept the Plan; (i) each holder of a Claim or Existing Equity Interest that is deemed to reject the Plan that does not affirmatively elect to “opt out” of being a Releasing Party by timely objecting to the Plan’s third-party release provisions; and (j) with respect each of the Debtors, the Reorganized Debtors and the foregoing entities described in clauses (a) through (i), such entities’ current and former affiliates, and such entities’ and such affiliates’ partners, subsidiaries, predecessors, current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), members, officers, principals, employees, agents, managed accounts or funds, advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, together with their respective successors and assigns.

123.       “Remaining Noteholders” means all Senior Noteholders that are not Contributing Noteholders.

124.       “Reorganized Debtor” means a Debtor, or any successor or assign thereto, by merger, consolidation, or otherwise (including EV NewCo Parent and EV NewCo Acquisition), in each case in accordance with the Plan and the Restructuring Transactions, on and after the Effective Date.

125.       “Required Consenting Noteholders” means, at any given time of determination, the Consenting Noteholders who hold, in the aggregate, more than 50 percent in principal amount outstanding of all Senior Notes Claims held by the Consenting Noteholders or their transferees pursuant to a valid transfer under the RSA.

126.       “Required Consenting RBL Lenders” means, at any given time of determination, the Consenting RBL Lenders who hold, in the aggregate, more than 50 percent in principal amount outstanding of all RBL Facility Claims held by the Consenting RBL Lenders or their transferees pursuant to a valid transfer under the RSA.

127.       “Restructuring Documents” means (a) the Plan; (b) the Confirmation Order; (c) the Disclosure Statement; (d) the Solicitation Materials; (e) the Cash Collateral Orders; (f) the Exit Facilities Documents; (g) the New Warrant Agreement and the New Warrants; (h) the New Organizational Documents; (i) the New Omnibus Agreement; (j) any plans or agreements governing the Management Incentive Plan; (k) the Registration Rights Agreement; (l) any other document or agreement comprising the Plan Supplement; (m) such other definitive documentation relating to the Restructuring Transactions as is necessary or desirable to consummate the restructuring and the Plan; and (n) any other agreement, instruments, pleadings seeking or responding to a request for substantive relief, orders and/or documents seeking substantive relief (including substantive “first day” motions and the related orders) that are filed by the Debtors in the Chapter 11 Cases (including any exhibits, amendments, modifications or supplements made thereto from time to time).

128.       “Restructuring Expenses” means collectively, all reasonable and documented fees and out of pocket expenses of one primary counsel to the Ad Hoc Committee of Noteholders, Akin Gump Strauss Hauer & Feld LLP, one local counsel to the Ad Hoc Committee of Noteholders (if necessary), one financial advisor to the Ad Hoc Committee of Noteholders, Intrepid Financial Partners, one primary counsel to the RBL Agent, Simpson Thacher & Bartlett LLP, one local counsel to the RBL Agent, Richards Layton & Finger LLP, and one financial advisor to the RBL Agent, RPA Advisors, LLC, in each case, that are due and owing after receipt of applicable invoices, without any requirement for the filing of fee or retention applications in the Chapter 11 Cases, with any balance(s), including estimates of fees and expenses to be incurred through the Effective Date, paid on the Effective Date.

129.       “Restructuring Transactions” shall have the meaning set forth in Article IV.A of the Plan.

130.       “RSA” means that certain restructuring support agreement, dated as of March 13, 2018, by and among the Debtors and the RSA Parties, including all exhibits thereto, as such agreement may be amended from time to time in accordance with the terms thereof, which is attached as Exhibit B to the Disclosure Statement.

131.       “RSA Parties” means, collectively, the Debtors, the Consenting Noteholders, the Consenting RBL Lenders and the EnerVest Parties, in each case, that are party to the RSA.

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132.       “Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule, in form and substance acceptable to the Debtors and the Required Consenting Noteholders (including any amendments or modifications thereto), if any, of certain Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan.

133.       “Secured Claim” means a Claim: (a) secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) otherwise Allowed pursuant to the Plan as a Secured Claim.

134.       “Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

135.       “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa.

136.       “Security” shall have the meaning set forth in section 101(49) of the Bankruptcy Code.

137.       “Senior Noteholders” means the holders of the Senior Notes, in their capacity as such.

138.       “Senior Notes” means the 8.0% Senior Notes due 2019 issued pursuant to the Indenture.

139.       “Senior Notes Claims” means all Claims against the Debtors arising on account of the Indenture and the Senior Notes.

140.       “Servicer” means an agent or other authorized representative of holders of Claims or Interests and includes where context requires, the Indenture Trustee.

141.       “Solicitation Agent” means Prime Clerk LLC, the notice, claims, and solicitation agent retained by the Debtors in the Chapter 11 Cases by Bankruptcy Court order.

142.       “Solicitation Materials” means, collectively, the solicitation materials with respect to the Plan.

143.       “Third-Party Release” means the releases set forth in Article VIII.D of the Plan.

144.       “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.

145.       “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim to a holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.

146.       “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

147.       “Unimpaired” means, with respect to a Class of Claims or Interests, a Class consisting of Claims or Interest that are not impaired within the meaning of section 1124 of the Bankruptcy Code.

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B.       Rules of Interpretation

For purposes of the Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (4) unless otherwise specified, all references herein to “Articles” and “Sections” are references to Articles and Sections, respectively, hereof or hereto; (5) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (6) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (7) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (8) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (9) references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (10)  references to “Proofs of Claim,” “holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “holders of Interests,” “Disputed Interests,” and the like as applicable; (11) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (12) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (13) any immaterial effectuating provisions may be interpreted by the Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (14) except as otherwise provided, any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter.

C.       Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

D.       Governing Law

Except to the extent the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, lease, instrument, release, indenture, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflict of laws principles.

E.       Reference to Monetary Figures

All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

F.       Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

G.       Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control. In the event of an inconsistency between the Plan and any Restructuring Documents or other documents, schedules or exhibits contained in the Plan Supplement, such Restructuring Document or other document, schedule or exhibit shall control. In the event of an inconsistency between the Plan or any Restructuring Documents or other documents, schedules or exhibits contained in the Plan Supplement, on the one hand, and the Confirmation Order, on the other hand, the Confirmation Order shall control (other than with respect to the Exit Facilities, the terms of which shall control as it relates to the rights and obligations thereunder).

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II.	ADMINISTRATIVE AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

A.       Administrative Claims

Except with respect to Administrative Claims that are Professional Claims and except to the extent that an Administrative Claim has already been paid during the Chapter 11 Cases or a holder of an Allowed Administrative Claim and the applicable Debtor(s) with the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld) agree to less favorable treatment, each holder of an Allowed Administrative Claim shall be paid in full in Cash on the unpaid portion of its Allowed Administrative Claim on the latest of: (1) on or as soon as reasonably practicable after the Effective Date if such Administrative Claim is Allowed as of the Effective Date; (2) on or as soon as reasonably practicable after the date such Administrative Claim is Allowed; and (3) the date such Allowed Administrative Claim becomes due and payable, or as soon thereafter as is reasonably practicable; provided that Allowed Administrative Claims that arise in the ordinary course of the Debtors’ businesses shall be paid in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim previously Allowed by Final Order.

B.       Professional Claims

(1)	Professional Fee Escrow

As soon as reasonably practicable after the Confirmation Date and no later than the Effective Date, the Debtors shall establish the Professional Fee Escrow Account. The Debtors shall fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount. The Professional Fee Escrow Account shall be funded no later than the Effective Date and maintained in trust for the Professionals and shall not be considered property of the Debtors’ Estates; provided that the Reorganized Debtors shall have a reversionary interest in the excess, if any, of the amount of the Professional Fee Escrow Account over the aggregate Allowed Professional Claims to be paid from the Professional Fee Escrow Account.

(2)	Final Fee Applications and Payment of Professional Claims

All final requests for payment of Professional Claims incurred during the period from the Petition Date through the Effective Date, shall be Filed no later than 60 days after the Effective Date. All Entities’ respective rights (if any) to object to allowance or payment of all or any portion of any Professional Claims shall be preserved. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules and prior Bankruptcy Court orders, the Allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court. The amount of Professional Claims owing to the Professionals shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow Account when such Claims are Allowed by a Final Order. To the extent that funds held in the Professional Fee Escrow Account are unable to satisfy the Allowed amount of Professional Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.A of the Plan. After all Professional Claims have been either paid in full or Disallowed, the Final Order allowing such Professional Claims shall direct the escrow agent to return any excess amounts to the Reorganized Debtors.

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(3)	Post-Effective Date Fees and Expenses

Except as otherwise specifically provided in or otherwise limited by the Plan, from and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the Reorganized Debtors after the Effective Date. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code, or the Ordinary Course Professionals Order in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional or Ordinary Course Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

C.       Priority Tax Claims

Except to the extent that a holder of an Allowed Priority Tax Claim and the applicable Debtor(s) with the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld) agree to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in accordance with the terms of any agreement between the Debtors and the holder of such Claim, or as may be due and payable under applicable non-bankruptcy law, or in the ordinary course of business. In the event an Allowed Priority Tax Claim is also a Secured Tax Claim, such Claim shall, to the extent it is Allowed, be treated as an Other Secured Claim if such Claim is not otherwise paid in full.

D.       Statutory Fees

All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor or Reorganized Debtor shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s or Reorganized Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code.

III.	CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

A.       Classification of Claims and Interests

Claims and Interests, except for Administrative Claims, Professional Claims, and Priority Tax Claims, are classified in the Classes set forth in this Article III. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

For all purposes under the Plan, each Class will contain sub-Classes for each of the Debtors (i.e., there will be nine Classes for each Debtor other than, for the avoidance of doubt, Class 6, which shall exist solely at EVEP, EV Energy GP, and EV Management); provided that any Class that does not contain any Allowed Claims or Allowed Interests with respect to a particular Debtor will be treated in accordance with Article III.D below.

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Below is a chart assigning each Class a number for purposes of identifying each separate Class.

Class	Claim or Interest	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
3	RBL Facility Claims	Impaired	Entitled to Vote
4	Senior Notes Claims	Impaired	Entitled to Vote
5	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
6	Existing EVEP Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)
7	Intercompany Claims	Unimpaired/Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
8	Intercompany Interests	Unimpaired/Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
9	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

B.	Treatment of Classes of Claims and Interests

Except to the extent that the Debtors, with the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld), and a holder of an Allowed Claim or Allowed Interest, as applicable, agree to less favorable treatment, such holder shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such holder’s Allowed Claim or Allowed Interest. Unless otherwise indicated, the holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter, or, if payment is not due, in accordance with its terms in the ordinary course.

(1)	Class 1 — Other Secured Claims

(a)	Classification: Class 1 consists of any Other Secured Claims against any Debtor.

(b)	Treatment: To the extent that any Allowed Other Secured Claims exist, on or as soon as practicable after the Effective Date, holders of such Other Secured Claims Allowed as of the Effective Date, if not paid previously, shall, at the option of the Debtors, with the consent of the Required Consenting Noteholders, either:

(i)	be satisfied by payment in full in Cash;

(ii)	have their Other Secured Claims Reinstated pursuant to section 1124 of the Bankruptcy Code; or

(iii)	receive such other recovery as is necessary to satisfy section 1129 of the Bankruptcy Code.

(c)	Voting: Class 1 is Unimpaired. Holders of Allowed Other Secured Claims in Class 1 are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Therefore, each holder of an Allowed Other Secured Claim in Class 1 is not entitled to vote to accept or reject the Plan.

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(2)	Class 2 — Other Priority Claims

(a)	Classification: Class 2 consists of any Other Priority Claims against any Debtor.

(b)	Treatment: Each holder of an Allowed Other Priority Claim shall be paid in full in Cash of the unpaid portion of its Other Priority Claim on the Effective Date or as soon as reasonably practicable thereafter, or, if payment is not due, in accordance with its terms in the ordinary course, or otherwise receive treatment consistent with the provisions of Bankruptcy Code section 1129(a), in each case, as determined by the Debtors with the consent of the Required Consenting Noteholders, not to be unreasonably withheld.

(c)	Voting: Class 2 is Unimpaired. Holders of Allowed Other Priority Claims in Class 2 are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Therefore, each holder of an Allowed Other Priority Claim in Class 2 is not entitled to vote to accept or reject the Plan.

(3)	Class 3 — RBL Facility Claims

(a)	Classification: Class 3 consists of all RBL Facility Claims.

(b)	Allowance: On the Effective Date, the RBL Facility Claims shall be allowed in the aggregate principal amount of not less than $269,000,000, plus the principal amount of loans borrowed under the RBL Credit Agreement after March 13, 2018 (which shall include the face amount of any letters of credit drawn after the Petition Date), plus accrued and unpaid interest as of the Effective Date, plus the face amount of any letters of credit issued under the RBL Credit Agreement as of the Effective Date, plus all fees (including agency fees), expenses and other amounts that constitute Secured Obligations (as defined in the RBL Guarantee and Collateral Agreement), including any RBL Claims arising under Secured Swap Agreements (as defined in the RBL Guarantee and Collateral Agreement), and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaims, crossclaims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any person or entity.

(c)	Treatment: On the Effective Date, in full and final satisfaction, settlement, release, and discharge of and in exchange for the RBL Facility Claims, each holder of an Allowed RBL Facility Claim (other than RBL Claims arising under Secured Swap Agreements (as defined in the RBL Guarantee and Collateral Agreement) shall receive either:

(i)	if such holder of an Allowed RBL Facility Claim votes to accept the Plan, (a) new revolving loans under the Amended RBL Credit Facility in an amount equal to the principal amount of loans under the RBL Credit Agreement held by such holder as of the Effective Date, (b) Cash in an amount equal to the accrued but unpaid interest and letter of credit fees payable to such holder (including in its capacity as issuing bank of any letters of credit) under the RBL Credit Agreement as of the Effective Date, and (c) unfunded commitments and letter of credit participation under the Amended RBL Credit Agreement equal to the unfunded commitments (if any) and letter of credit participation of such Consenting RBL Lender as of the Effective Date (it being understood that the unfunded commitments and letter of credit participations of Non-Consenting RBL Lenders shall not be reallocated amongst the Consenting RBL Lenders and the Reorganized Debtors shall cash collateralize the letter of credit participations of such Non-Consenting RBL Lenders); or

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(ii)	if such holder of an Allowed RBL Facility Claim (x) votes to reject the Plan or (y) fails to properly submit a ballot, (i) Alternative Term Loans in an amount equal to the principal amount of loans under the RBL Credit Agreement held by such holder as of the Effective Date and (ii) Cash in an amount equal to the accrued but unpaid interest payable to such Non-Consenting RBL Lender under the RBL Credit Agreement as of the Effective Date.

To the extent a Secured Swap Agreement is terminated and results in an RBL Facility Claim, such RBL Facility Claim will be paid in full in Cash on the Effective Date. All letters of credit issued and outstanding under the RBL Credit Agreement as of the Effective Date shall be deemed issued and outstanding under the Amended RBL Credit Agreement on and after the Effective Date.

(d)	Voting: Class 3 is Impaired. Each holder of an Allowed RBL Facility Claim in Class 3 is entitled to vote to accept or reject the Plan.

(4)	Class 4 — Senior Notes Claims

(a)	Classification: Class 4 consists of all Senior Notes Claims.

(b)	Allowance: The Senior Notes Claims shall be Allowed in the aggregate principal amount of $343,348,000, plus accrued and unpaid interest as of the Petition Date.

(c)	Treatment: On the Effective Date, and following consummation of the Restructuring Transactions, in full and final satisfaction, settlement, release, and discharge of and in exchange for the Senior Notes Claims, each holder of an Allowed Senior Notes Claim will own its Pro Rata share of 95 percent of the New Common Stock (subject to dilution by the MIP Shares and shares of New Common Stock issued pursuant to the New Warrants).

(d)	Voting: Class 4 is Impaired. Each holder of an Allowed Notes Claim in Class 4 is entitled to vote to accept or reject the Plan.

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(5)	Class 5 — General Unsecured Claims

(a)	Classification: Class 5 consists of all General Unsecured Claims.

(b)	Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a holder of an Allowed General Unsecured Claim has already been paid during the Chapter 11 Cases or such holder agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for its Allowed General Unsecured Claim, each holder of an Allowed General Unsecured Claim shall receive, at the Debtors’ option:

(i)	if such Allowed General Unsecured Claim is due and payable on or before the Effective Date, payment in full, in Cash, of the unpaid portion of its Allowed General Unsecured Claim;

(ii)	if such Allowed General Unsecured Claim is not due and payable before the Effective Date, payment in the ordinary course of business consistent with past practices; or

(iii)	other treatment, as may be agreed upon by the Debtors, the Required Consenting Noteholders, and the holder of such Allowed General Unsecured Claim, such that the Allowed General Unsecured Claim shall be rendered Unimpaired pursuant to section 1124(1) of the Bankruptcy Code.

(c)	Voting: Class 5 is Unimpaired. Holders of Allowed General Unsecured Claims in Class 5 are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Therefore, each holder of an Allowed General Unsecured Claim in Class 5 is not entitled to vote to accept or reject the Plan.

(6)	Class 6 — Existing EVEP Equity Interests

(a)	Classification: Class 6 consists of all Existing EVEP Equity Interests.

(b)	Treatment: On the Effective Date, all Existing EVEP Equity Interests will be canceled, released, and extinguished and will be of no further force or effect, and holders of Existing EVEP Equity Interests will not receive any distribution on account of such Interests. Notwithstanding the foregoing, on the Effective Date, holders of Existing EVEP Equity Interests shall receive their Pro Rata (based on their ultimate economic interests at the EVEP level) share of: (i) five percent of the New Common Stock (subject to dilution by the MIP Shares and New Common Stock issued pursuant to the New Warrants); and (ii) the New Warrants.

(c)	Voting: Class 6 is Impaired. Each holder of an Existing EVEP Equity Interest will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each holder of an Existing EVEP Equity Interest will not be entitled to vote to accept or reject the Plan.

(7)	Class 7 — Intercompany Claims

(a)	Classification: Class 7 consists of all Intercompany Claims.

(b)	Treatment: Intercompany Claims may be Reinstated as of the Effective Date or, at the Debtors’ (with the consent of the Required Consenting Noteholders, which consent shall not be unreasonably withheld) or the Reorganized Debtors’ option, be cancelled, and no distribution shall be made on account of such Claims.

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(c)	Voting: Class 7 is either Unimpaired, in which case the holders of Allowed Intercompany Claims in Class 7 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired, and not receiving any distribution under the Plan, in which case the holders of such Allowed Intercompany Claims in Class 7 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each holder of an Allowed Intercompany Claim in Class 7 will not be entitled to vote to accept or reject the Plan.

(8)	Class 8 — Intercompany Interests

(a)	Classification: Class 8 consists of all Intercompany Interests.

(b)	Treatment: Intercompany Interests may be Reinstated as of the Effective Date or, at the Debtors’ (with the consent of the Required Consenting Noteholders) or the Reorganized Debtors’ option, be cancelled, and no distribution shall be made on account of such Interests.

(c)	Voting: Class 8 is either Unimpaired, in which case the holders of Allowed Intercompany Interests in Class 8 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired, and not receiving any distribution under the Plan, in which case the holders of such Allowed Intercompany Interests in Class 8 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each holder of an Allowed Intercompany Interest in Class 8 will not be entitled to vote to accept or reject the Plan.

(9)	Class 9 — Section 510(b) Claims

(a)	Classification: Class 9 consists of all Section 510(b) Claims.

(b)	Treatment: On the Effective Date, each Section 510(b) Claim shall be cancelled without any distribution and such holders of Section 510(b) Claims will receive no recovery. The Debtors are not aware of any valid Section 510(b) Claims and believe that no such Section 510(b) Claims exist.

(c)	Voting: Class 9 is Impaired. Each holder of a 510(b) Claim will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each holder of a 510(b) Claim will not be entitled to vote to accept or reject the Plan.

C.	Special Provision Governing Unimpaired Claims

Except as otherwise specifically provided in this Plan, nothing herein shall be deemed to affect, diminish, or impair the Debtors’ or the Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Reinstated Claim or Unimpaired Claim, including, but not limited to, legal and equitable defenses to setoffs or recoupment against Reinstated Claims or Unimpaired Claims; and, except as otherwise specifically provided in this Plan, nothing herein shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date, against or with respect to any Claim left Unimpaired or Reinstated by this Plan. Except as otherwise specifically provided in this Plan, the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses which they had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights with respect to any Reinstated Claim or Unimpaired Claim may be asserted after the Confirmation Date and the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

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D.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest, or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing, shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.	Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims or Interests eligible to vote and no holder of Claims or Interests eligible to vote in such Class votes to accept or reject the Plan, the Plan shall be presumed accepted by the holders of such Claims or Interests in such Class.

F.	Presumed Acceptance or Rejection of the Plan

To the extent Class 7 Intercompany Claims and Class 8 Intercompany Interests are cancelled, each holder of a Claim or Interest in Class 7 or 8 is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and is not entitled to vote to accept or reject the Plan. To the extent Class 7 Intercompany Claims and Class 8 Intercompany Interests are Reinstated, each holder of a Claim or Interest in Class 7 or 8 is presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and is not entitled to vote to accept or reject the Plan.

G.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors, with the consent of the Required Consenting Noteholders and the Required Consenting RBL Lenders, reserve the right to modify the Plan in accordance with Article X of the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by (1) modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules and (2) withdrawing the Plan as to an individual Debtor at any time before the Confirmation Date.

H.	Intercompany Interests

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by holders of Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience, for the ultimate benefit of the holders of the New Common Stock, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the holders of Allowed Claims. For the avoidance of doubt, to the extent Reinstated pursuant to the Plan, on and after the Effective Date, all Intercompany Interests shall be owned by the same Reorganized Debtor that corresponds with the Debtor that owned such Intercompany Interests prior to the Effective Date (subject to the Restructuring Transactions).

I.	Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors, with the consent of the Required Consenting Noteholders, or Reorganized Debtors, as applicable, reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

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IV.	PROVISIONS FOR IMPLEMENTATION OF THE PLAN

A.	Restructuring Transactions

The following transactions (together with any other transactions described in, approved by, contemplated by, or necessary to effectuate the RSA and the Plan, the “Restructuring Transactions”) shall occur:

•	On the Effective Date: (1) the Contributing Noteholders will contribute all of their Contributed Senior Notes Claims to EV NewCo Parent, in exchange for New Common Stock representing in the aggregate all of the then outstanding New Common Stock (each Contributing Noteholder will receive its Pro Rata share of the New Common Stock); (2) EV Midstream, LP (which will make a “check the box” election to be taxed as a corporation subsequent to the transfer of its equity to EV NewCo Acquisition) will transfer $790,000 to EV NewCo Parent in exchange for 79 percent of New Class A Preferred; and (3) the remaining 21 percent of the New Class A Preferred will be distributed to one or more employees of the Reorganized Debtors (or EnerVest) and/or members of the New Board that do not own any Existing Equity Interests, as determined by the Debtors and the Required Consenting Noteholders. The New Class A Preferred is expected to be issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, under section 1145 of the Bankruptcy Code, or to the extent unavailable, another available exemption from registration.

•	In connection with the prior step, EV NewCo Parent will contribute to EV NewCo Acquisition: (a) the Contributed Senior Notes Claims; (b) an amount of New Common Stock sufficient to satisfy the Allowed Senior Notes Claims, other than Contributed Senior Notes Claims, and Allowed Existing EVEP Equity Interests in accordance with Article III.B; and (c) New Warrants, in exchange for common stock in EV NewCo Acquisition representing in the aggregate all of the then outstanding common stock of EV NewCo Acquisition.

•	On the Effective Date, EV NewCo Acquisition will acquire all of the assets of EVEP in exchange for (x) full and final satisfaction of the Contributed Senior Notes Claims, (y) the New Common Stock, and (z) the New Warrants.

•	On the Effective Date, in accordance with Article III.B, EVEP will distribute to the Remaining Senior Noteholders New Common Stock in exchange for full and final satisfaction of the Senior Notes Claims held by the Remaining Senior Noteholders.

•	On the Effective Date, in accordance with Article III.B, EVEP will distribute the (a) New Common Stock and (b) New Warrants, in liquidation of all Existing EVEP Equity Interests.

•	After the Effective Date, EV NewCo Parent will grant equity-based awards based on New Common Stock to management (MIP Shares) in accordance with the Management Incentive Plan.

At the conclusion of the Restructuring Transactions, the Senior Noteholders will directly own 95 percent of the New Common Stock and the holders of Existing Equity Interests will own five percent of the New Common Stock, subject in each case to dilution by the MIP Shares and the New Common Stock issued in respect of the New Warrants.

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On or about the Effective Date, the Debtors or the Reorganized Debtors shall take all actions as may be necessary or appropriate to effectuate the Restructuring Transactions, including: (1) the execution and delivery of any appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including, but not limited to the documents comprising the Plan Supplement; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable Entities agree; (3) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; (4) such other transactions that are required to effectuate the Restructuring Transactions in the most tax efficient manner, including any contributions, mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions or liquidations; (5) the execution, delivery, and filing, if applicable, of the Exit Facilities Documents, the Registration Rights Agreement, and the New Warrant Agreement; (6) the adoption of the Management Incentive Plan, the reservation of the MIP Shares, and the grant of the Initial MIP Allocation, in each case, on the terms and conditions set by the New Board as soon as practicable after the Effective Date consistent with the MIP Term Sheet; and (7) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

B.	Sources of Consideration for Plan Distributions

The Reorganized Debtors shall fund distributions under the Plan as follows:

(1)	Cash on Hand

The Reorganized Debtors shall use Cash on hand to fund distributions to certain holders of Claims against the Debtors.

(2)	New Common Stock and New Warrants

On or as reasonably practicable after the Effective Date, EV NewCo Parent shall issue and distribute the New Common Stock and the New Warrants, to holders of Allowed Senior Notes Claims and Allowed Interests entitled to receive New Common Stock and New Warrants, pursuant to the Plan. The issuance of the New Common Stock, including the MIP Shares and the New Warrant Equity, and the New Warrants shall be authorized without the need for any further corporate action and without any further action by the Debtors, the Reorganized Debtors or EV NewCo Parent, or by holders of Allowed Senior Notes Claims or Allowed Interests. EV NewCo Parent’s New Organizational Documents shall authorize the issuance and distribution on the Effective Date of the New Common Stock and the New Warrants, to the applicable Distribution Agent for the benefit of holders of Allowed Claims and Allowed Interests in Class 4 and Class 6 (as applicable) in accordance with the terms of Article III of the Plan. All New Common Stock issued under the Plan, including the New Warrant Equity, shall be duly authorized, validly issued, fully paid, and non-assessable, and the holders of the New Warrants shall be deemed to be a party to, and bound by, the terms of the New Warrant Agreement (solely in their capacity as warrant holders of EV NewCo Parent), without further action or signature. Each of the Registration Rights Agreement and the New Warrant Agreement shall be effective as of the Effective Date and, as of such date, shall be deemed to be valid, binding, and enforceable in accordance with its terms.

(3)	Exit Facilities

On the Effective Date the Reorganized Debtors shall enter into the Exit Facilities, the terms of which, with respect to the Amended RBL Credit Facility, shall include an initial borrowing base of $325,000,000, less the amount of Alternative Term Loans, and the other terms of which will be set forth in the Exit Facilities Documents, as applicable. Confirmation of the Plan shall be deemed approval of the Exit Facilities and the Exit Facilities Documents, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, and authorization of the Reorganized Debtors to enter into and execute the Exit Facilities Documents and such other documents as may be required to effectuate the treatment afforded by the Exit Facilities. On the Effective Date, all of the Liens, mortgages and security interests securing the obligations under the RBL Credit Documents as of the Petition Date shall continue to secure the obligations arising under the Amended RBL Credit Agreement and the other Exit Facilities Documents and all such Liens, mortgages and security interests shall be unaltered (and not discharged) by the Plan and shall remain with the same force, priority and effect as existed prior to the Effective Date; provided the Amended RBL Credit Facility Agent may amend existing, or file new, mortgages. On the Effective Date, all such Liens, mortgages and security interests to be granted in accordance with the Exit Facilities Documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facilities Documents, (c) shall be deemed perfected on the Effective Date as first priority Liens, mortgages or security interests subject only to such Liens and security interests as may be permitted under the Exit Facilities Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the persons and Entities granted such Liens, mortgages and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens, mortgages and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

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(4)	New Class A Preferred

The New Class A Preferred will: (a) have a cumulative initial face amount of $1,000,000.00; (b) be entitled to a semiannual dividend (which shall be in kind unless EV NewCo Parent elects otherwise) at the annual rate of five percent unless mutually agreed otherwise by the Debtors and the Required Consenting Noteholders; (c) be entitled to vote to elect one director in the event that dividends with respect to such New Class A Preferred shall not have been paid for a period of two consecutive quarters (it being understood that payment of a dividend in kind shall not be a failure to pay such dividend); (d) shall not be able to be redeemed for a period of at least two years from the Effective Date; (e) shall be optionally redeemable by EV NewCo Parent (at any time after five years from the Effective Date); (f) shall be subject to redemption after 21 years from the Effective Date at the election of the holders; and (g) upon a sale, shall receive par plus any accrued dividends.

C.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided herein, or in any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action, all Executory Contracts and Unexpired Leases assumed by any of the Debtors, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and pursue, compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

D.	Cancellation of Senior Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except as otherwise provided in the Plan: (1) the obligations of the Debtors under the RBL Credit Agreement, the Indenture, and any Existing Equity Interests, certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of, or ownership interest in, the Debtors giving rise to any Claim or Interest shall be cancelled, other than an Intercompany Interest (as applicable), and the Debtors and the Reorganized Debtors shall not have any continuing obligations thereunder; and (2) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation, or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors shall be released and discharged; provided that notwithstanding Confirmation or the occurrence of the Effective Date, any such agreement that governs the rights of the holder of an Allowed Claim shall continue in effect solely for purposes of enabling such holder to receive distributions under the Plan on account of such Allowed Claim as provided herein, provided, further, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any expense or liability to the Reorganized Debtors, except to the extent set forth in or provided for under the Plan; provided, further, that nothing in this section shall effect a cancellation of any New Common Stock, New Warrants, MIP Shares, Intercompany Interests, or Intercompany Claims (except, with respect to Intercompany Interests and Intercompany Claims, to the extent otherwise provided herein).

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Notwithstanding Confirmation, the occurrence of the Effective Date or anything to the contrary herein, only such matters which by their express terms survive the termination of the RBL Credit Agreement and the Indenture shall survive the occurrence of the Effective Date, including (1) the rights of the RBL Agent to expense reimbursement, indemnification, and similar amounts and (2) the rights of the Indenture Trustee to reimbursement, indemnification, and similar amounts, including, without limitation, the Indenture Trustee’s rights to maintain, enforce, and exercise its charging lien.

On and after the Effective Date, all duties and responsibilities of the RBL Agent under the RBL Credit Agreement, and the Indenture Trustee under the Indenture, as applicable, shall be discharged unless otherwise specifically set forth in or provided for under the Plan, the Plan Supplement, or the Exit Facilities Documents. For the avoidance of doubt, nothing in this Article IV.D shall in any way affect the rights and duties of the RBL Agent or the Indenture Trustee to make or otherwise facilitate distributions on account of Allowed RBL Facility Claims or Allowed Senior Notes Claims, respectively.

If the record holder of the Senior Notes is DTC or its nominee or another securities depository or custodian thereof, and such Senior Notes are represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then each such holder of the Senior Notes shall be deemed to have surrendered such holder’s note, debenture or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof.

E.	New Omnibus Agreement

On the Effective Date, (1) the Existing Omnibus Agreement shall be terminated and be of no further force and effect, and (2) certain of the Reorganized Debtors and the EnerVest Omnibus Parties shall enter into the New Omnibus Agreement governing the reimbursement of general and administrative expenses incurred by the EnerVest Omnibus Parties on behalf of the Reorganized Debtors, which New Omnibus Agreement shall be consistent with the terms of the Restructuring Term Sheet and otherwise in form and substance acceptable to the Debtors, the Required Consenting Noteholders, and the EnerVest Omnibus Parties, and which also shall be subject to the consent of the RBL Agent (which consent shall not be unreasonably withheld).

F.	Corporate Action

On and after the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved by the Bankruptcy Court in all respects without any further corporate or equity holder action, including, as applicable: (1) the adoption and/or filing of the New Organizational Documents, the New Omnibus Agreement, and the Registration Rights Agreement; (2) the selection of the directors, managers, and officers for the Reorganized Debtors, including the appointment of the New Board of EV NewCo Parent and the management and boards (or other relevant governing body as provided for in the New Organizational Documents) for each of EV NewCo Parent’s subsidiaries; (3) the authorization, issuance, and distribution of New Class A Preferred, New Common Stock and New Warrants and the shares of New Common Stock (including any other securities issuable upon exercise of the New Warrants) issued upon the exercise of the New Warrants and the adoption of the New Warrant Agreement; (4) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (5) the entry into the Exit Facilities and the execution, delivery, and filing of the Exit Facilities Documents, as applicable; (6) implementation of the Restructuring Transactions; (7) the adoption of the Management Incentive Plan, the reservation of the MIP Shares, and the grant of the Initial MIP Allocation, in each case, on the terms and conditions set by the New Board as soon as practicable after the Effective Date consistent with the MIP Term Sheet; and (8) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date).

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Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of the Reorganized Debtors, and any corporate action required by the Debtors or the other Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors or Reorganized Debtors. On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the other Reorganized Debtors shall be (or shall be deemed to have been) authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effectuate the Restructuring Transactions) in the name of and on behalf of the other Reorganized Debtors, including the Exit Facilities Documents, the New Organizational Documents and any and all other agreements, documents, Securities, and instruments relating to the foregoing, to the extent not previously authorized by the Bankruptcy Court. The authorizations and approvals contemplated by this Article IV.F shall be effective notwithstanding any requirements under non-bankruptcy law.

G.	Corporate Existence

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, each Debtor shall continue to exist after the Effective Date as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other analogous formation, constituent, or governance documents) in effect before the Effective Date, except to the extent such certificate of incorporation or bylaws (or other analogous formation, constituent, or governance documents) is amended by the Plan or otherwise, and to the extent any such document is amended, such document is deemed to be amended pursuant to the Plan and requires no further action or approval (other than any requisite filings required under applicable state or federal law).

H.	Dissolution and Conversion of Certain Debtors

On the Effective Date, Debtors EVEP, EV Management, and EV Energy GP shall be dissolved without the need for any approvals, authorizations, or consents (provided that, subject in all respects to the terms of this Plan, the Reorganized Debtors shall have the power and authority to take any action necessary to wind down and dissolve the foregoing Debtors, and shall: (a) file a certificate of dissolution for such Debtors, together with all other necessary corporate and company documents, to effect such Debtors’ dissolution under the applicable laws of their states of formation; and (b) complete and file all final or otherwise required federal, state, and local tax returns and shall pay taxes required to be paid for such Debtors, and pursuant to section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of any such Debtors or their Estates for any tax incurred during the administration of such Debtor’s Chapter 11 Case, as determined under applicable tax laws).

I.	Charter, Bylaws, and New Organizational Documents

On the Effective Date, or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall amend or amend and restate, as applicable, their respective certificates of incorporation and bylaws (and other formation and constituent or governance documents relating to limited liability companies or other corporate forms, as applicable) as may be required to be consistent with the provisions of the Plan, the New Omnibus Agreement, the Registration Rights Agreement, the other New Organizational Documents, the New Warrant Agreement, the Governance Term Sheet, the New Warrant Term Sheet, and the Exit Facilities Documents, as applicable or appropriate, and the Bankruptcy Code. To the extent required under the Plan or applicable nonbankruptcy law, the Reorganized Debtors will file their respective New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in their respective states, provinces, or countries of incorporation in accordance with the corporate laws of the respective states, provinces, or countries of incorporation. The New Organizational Documents shall, among other things: (1) authorize the issuance of the New Class A Preferred, New Common Stock and the New Warrants and the shares of New Common Stock (including any other securities issuable upon exercise of the New Warrants) issued upon the exercise of the New Warrants; and (2) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting equity Securities. All holders of New Class A Preferred and New Common Stock will be bound to the certificate of incorporation and bylaws governing EV NewCo Parent as shareholder under applicable Delaware law. After the Effective Date, each Reorganized Debtor may amend and restate its certificate of incorporation and other formation and constituent documents as permitted by the laws of its respective jurisdiction of formation and the terms of the New Omnibus Agreement, the Registration Rights Agreement, the other New Organizational Documents, and the New Warrant Agreement.

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J.	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors (or other relevant governing body as provided for in the New Organizational Documents) of each of the Reorganized Debtors, shall be authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Exit Facilities Documents, the New Omnibus Agreement, and the New Warrant Agreement, as applicable, and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required pursuant to the Plan.

K.	Section 1146(a) Exemption

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan (including the Restructuring Transactions) or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; (4) the grant of collateral as security for any or all of the Exit Facilities, as applicable; or (5) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan (including the Restructuring Transactions), shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

L.	Directors and Officers

The initial New Board shall have five to seven members, consisting of: (1) the Chief Executive Officer of EV NewCo Parent; and (2) four to six directors designated by the Required Consenting Noteholders. The members of the New Board will be identified as part of the Plan Supplement at or prior to the Confirmation Hearing consistent with section 1129(a)(5) of the Bankruptcy Code. On the Effective Date, except as otherwise provided in the Plan Supplement or announced on the record at the Confirmation Hearing, the existing officers of the Debtors shall serve in their current capacities for the Reorganized Debtors. From and after the Effective Date, each director, officer, or manager of the Reorganized Debtors shall serve pursuant to the terms of the respective Reorganized Debtor’s charters and bylaws or other formation and constituent documents (including, if applicable, any New Organizational Documents), policies and employment agreements, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation. The members of the boards of directors or managers, as applicable, and the management of EV NewCo Parent’s subsidiaries shall be determined by the New Board and in accordance with the subsidiaries’ respective organization documents (including any New Organizational Documents).

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M.	Management Incentive Plan and Employee Compensation

On or as soon as practicable after the Effective Date, the New Board will adopt a Management Incentive Plan, pursuant to which the MIP Shares shall be reserved for grant to the participants in the Management Incentive Plan. The Initial MIP Allocation shall be allocated by the New Board on or as soon as reasonably practicable after the Effective Date in a manner mutually agreed by the Debtors and the Required Consenting Noteholders and on such terms and conditions as provided for herein and in the MIP Term Sheet and on such other terms and conditions as mutually agreed by the Debtors and the Required Consenting Noteholders. The award granted pursuant to the Initial MIP Allocation shall vest over the three-year period following the Effective Date, with one-third of such Initial MIP Allocation vesting on each of the first three anniversaries of the Effective Date, subject to the participant’s continued employment on any applicable vesting date. In addition to the time vesting component applicable to the entire award granted pursuant to the Initial MIP Allocation, the vesting of 50 percent of such award also shall be based on the attainment of specified metrics based upon the performance of the Reorganized Debtors, which metrics shall be mutually agreed by the Debtors and the Required Consenting Noteholders.

Any grants of the Additional MIP Shares shall be based upon the Reorganized Debtors’ post-emergence performance and be on such other terms as determined by the New Board. All of the MIP Shares shall be full value awards (i.e., restricted stock units (or its equivalent based upon the Reorganized Debtors’ corporate structure)). Confirmation shall be deemed approval of the Management Incentive Plan, without any further action or approval required by the Bankruptcy Court.

The Effective Date shall constitute a “Change of Control” under and as defined in connection with the EV Energy Partners, LP Long-Term Incentive Plan and the EV Energy Partners, LP 2016 Long-Term Incentive Plan (each as amended, modified, or supplemented from time to time), and, in accordance therewith, any outstanding and unvested Interests (including equity awards) granted under such plans will automatically vest on the Effective Date; provided that, notwithstanding anything to the contrary in such plans, under no circumstances shall the Debtors or Reorganized Debtors make any payments of Cash on account of any “Change of Control”; provided, further, that nothing in the foregoing shall prohibit the Debtors or Reorganized Debtors from paying, or reimbursing non-Debtor EnerVest Employee Services, LLC for, any applicable withholding taxes. For the avoidance of doubt, on the Effective Date (1) any Interests held by any participant in any such plan that automatically vest as set forth in the foregoing sentence shall be treated in accordance with Article III.B.6 of the Plan and (2) except as provided in the foregoing sentence, any prepetition employee compensation and benefit plan or agreement providing for the granting of Interests (including equity awards) shall be of no further force and effect and the Management Incentive Plan shall be the sole source for any equity-based awards by the Reorganized Debtors.

On the Effective Date, the Employment Agreements shall be amended to provide that EV NewCo Parent will be the counterparty to such agreements, and shall contain any other amendments that are acceptable to the Debtors, the Required Consenting Noteholders and the applicable employee that may be required to account for the new corporate structure of the Reorganized Debtors and the other terms of the Plan. For the avoidance of doubt, all Employment Agreements, as so amended, shall be assumed on the Effective Date.

N.	Compensation and Benefit Programs

On the Effective Date, subject to the terms of the New Omnibus Agreement or such other written agreement that may be entered into on the Effective Date between the Reorganized Debtors and the EnerVest Parties (or their affiliates), which agreement shall be in form and substance acceptable to the Debtors, the Required Consenting Noteholders, and the EnerVest Parties (and which agreement shall also be subject to the consent of the RBL Agent (such consent not to be unreasonably withheld)), the EnerVest Parties (or their affiliates) may continue to provide payroll processing, employee benefits and other related services substantially similar to those in effect as of March 13, 2018, to or for the benefit of the Reorganized Debtors. Notwithstanding the foregoing, on the Effective Date or as necessary or appropriate thereafter, the Reorganized Debtors may adopt one or more new compensation and benefits plans and/or hire a third-party benefits provider to provide and/or administer such plans. Any new compensation and benefits plans that are adopted on the Effective Date, and/or any agreement with any third-party benefits provider entered into on the Effective Date, shall be in form and substance acceptable to the Debtors and the Required Consenting Noteholders. Any new compensation and benefits plans that are adopted after the Effective Date, and/or any agreement with any third-party benefits provider entered into after the Effective Date, shall be as determined by the New Board.

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O.	Preservation of Causes of Action

Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, including pursuant to Article VIII of the Plan, or a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided herein. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, including pursuant to Article VIII of the Plan, or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to this Article IV.O include any claim or Cause of Action with respect to, or against, a Released Party.

In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action preserved pursuant to the first paragraph of this Article IV.O that a Debtor may hold against any Entity shall vest in the Reorganized Debtors. The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.

P.	Release of Avoidance Actions

On the Effective Date, and except to the extent otherwise reserved in the Plan Supplement, the Debtors, on behalf of themselves and their estates, shall release any and all Avoidance Actions and the Debtors and the Reorganized Debtors, and any of their successors or assigns and any Entity acting on behalf of the Debtors or the Reorganized Debtors, shall be deemed to have waived the right to pursue any and all Avoidance Actions. No Avoidance Actions shall revert to creditors of the Debtors.

Q.	RBL Agent Expenses

On the Effective Date, the Debtors shall distribute Cash to the RBL Agent in an amount equal to the RBL Agent Expenses. If the Debtors or the Reorganized Debtors dispute the reasonableness of the RBL Agent Expenses, the Debtors, the Reorganized Debtors, or the RBL Agent, as applicable, may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of such fees or expenses and the disputed portion of the RBL Agent Expenses shall not be paid until the dispute is resolved. The undisputed portion of the RBL Agent Expenses shall be paid as provided herein. For the avoidance of doubt, the RBL Agent shall not be required to file a Proof of Claim on account of either RBL Facility Claims or the RBL Agent Expenses.

R.	Indenture Trustee Expenses and Certain Indenture Trustee Rights

Notwithstanding anything herein to the contrary, distributions under the Plan on account of the Senior Notes Claims shall be subject to the rights of the Indenture Trustee under the Indenture, including the right of the Indenture Trustee to assert and exercise their charging lien.  To allow the holders of Senior Notes Claims to receive the full treatment set forth in this Plan without reduction by the charging lien or the Indenture Trustee Expenses, the Debtors or Reorganized Debtors shall, on account of the Senior Notes Claims, pay to the Indenture Trustee the Indenture Trustee Expenses owed to the Indenture Trustee that are incurred through the Effective Date.  If the Debtors or the Reorganized Debtors dispute the reasonableness of the Indenture Trustee Expenses, the Debtors, the Reorganized Debtors, or the Indenture Trustee, as applicable, may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of such fees or expenses and the disputed portion of the Indenture Trustee Expenses shall not be paid until the dispute is resolved.  The undisputed portion of the Indenture Trustee Expenses shall be paid as provided herein.  For the avoidance of doubt, the Indenture Trustee shall not be required to file a Proof of Claim on account of either Senior Notes Claims or the Indenture Trustee Expenses.

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V.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided herein, each Executory Contract and Unexpired Lease shall be deemed assumed by the applicable Debtor, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (1) has been previously assumed or rejected; (2) previously expired or has been terminated pursuant to its own terms; (3) is the subject of a motion or notice to assume or assume and assign Filed on or before the Confirmation Date; or (4) is designated specifically, or by category, on the Schedule of Rejected Executory Contracts and Unexpired Leases. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates. The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions and assignments.

To the maximum extent permitted by law, to the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

B.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any monetary amounts by which any Executory Contract or Unexpired Lease to be assumed hereunder is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the Reorganized Debtors upon assumption thereof in the ordinary course of business. If the counterparty to an Executory Contract or Unexpired Lease that, after the Petition Date, received a notice of the Debtors’ intention to assume such Executory Contract or Unexpired Lease, believes any amounts are due as a result of the Debtors’ default under the obligations of such Executory Contract or Unexpired Lease, it shall assert a Cure Claim against the Debtors or Reorganized Debtors, as applicable, in the ordinary course of business, subject to all defenses the Debtors or Reorganized Debtors may have with respect to such Cure Claim. Any Cure Claim shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the applicable Cure Claim; provided that nothing herein shall prevent the Reorganized Debtors from paying any Cure Claim despite the failure of the relevant counterparty to file such request for payment of such Cure Claim. The Debtors, with the consent of the Required Consenting Noteholders, or the Reorganized Debtors, as applicable, may settle any Cure Claims without any further notice to or action, order, or approval of the Bankruptcy Court.

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As set forth in the notice of the Debtors’ intention to assume Executory Contracts or Unexpired Leases, any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan, including an objection regarding the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), must have been filed with the Bankruptcy Court by the deadline set by the Bankruptcy Court for objecting to Confirmation of the Plan, or such other deadline as may have been established by order of the Bankruptcy Court. To the extent any such objection was heard by the Bankruptcy Court at the Confirmation Hearing, such objection may be heard at a subsequent omnibus hearing. Any counterparty to an Executory Contract or Unexpired Lease that did not timely object to the proposed assumption of any Executory Contract or Unexpired Lease by the deadline established by the Bankruptcy Court will be deemed to have consented to such assumption.

In the event of a dispute regarding (1) the amount of any Cure Claim, (2) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption or the payment of Cure Claims required by section 365(b)(1) of the Bankruptcy Code, payment of a Cure Claim, if any, shall occur as soon as reasonably practicable after entry of a Final Order or Final Orders resolving such dispute and approving such assumption. The Debtors (with the consent of the Required Consenting Noteholders), or Reorganized Debtors, as applicable, reserve the right at any time to move to reject any Executory Contract or Unexpired Lease based upon the existence of any unresolved dispute or upon a resolution of such dispute that is unfavorable to the Debtors or Reorganized Debtors.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise, and full payment of any applicable Cure Claims pursuant to this Article V.B, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the date that the Debtors assume such Executory Contract or Unexpired Lease. Any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

C.	Rejection Damages Claims

Each Executory Contract and Unexpired Lease, if any, set forth on the Schedule of Rejected Executory Contracts and Unexpired Leases shall be deemed rejected, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, or supplement the Schedule of Rejected Executory Contracts and Unexpired Leases at any time through and including the Effective Date.

Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed with the Bankruptcy Court within 30 days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection. Subject to further Bankruptcy Court order, any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time will be automatically Disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in a Proof of Claim to the contrary. Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.B(5) of the Plan.

Except as otherwise provided herein or agreed to by the Debtors (with the consent of the Required Consenting Noteholders) and the applicable counterparty, each rejected Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

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D.	Indemnification

The Debtors and Reorganized Debtors shall assume the Indemnification Provisions for the current and former directors and the officers, in their capacities as such, and such Indemnification Provisions shall not be modified, reduced, discharged, impaired, or otherwise affected in any way. Notwithstanding the foregoing, nothing shall impair the ability of Reorganized Debtors to modify indemnification provisions (whether in the bylaws, certificates or incorporate or formation, limited liability company agreements, other organizational or formation documents, board resolutions, indemnification agreements, employment contracts, or otherwise) arising after the Effective Date; provided that none of the Reorganized Debtors shall amend and/or restate any New Organizational Documents before or after the Effective Date to terminate or adversely affect any of the Indemnification Provisions.

E.	Insurance Policies

Notwithstanding anything in the Plan, the Disclosure Statement, or the Plan Supplement to the contrary, all of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan. On the Effective Date, pursuant to section 365(a) of the Bankruptcy Code, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments related thereto, including all D&O Liability Insurance Policies (including tail coverage liability insurance). Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such insurance policies, including the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of insurance policies, including the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be filed, and shall survive the Effective Date.

After the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce, modify or restrict in any way, the coverage under any D&O Liability Insurance Policy (including such tail coverage liability insurance) in effect as of the Effective Date, and all members, managers, directors, and officers of the Debtors who served in such capacity at any time prior to the Effective Date of the Plan shall be entitled to the full benefits of any such policy, pursuant to the terms of such policy, for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date of the Plan.

F.	Contracts and Leases After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed under section 365 of the Bankruptcy Code, will be performed by the applicable Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Such contracts and leases that are not rejected under the Plan shall survive and remain unaffected by entry of the Confirmation Order.

G.	Reservation of Rights

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Debtor or Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

H.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

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VI.	PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the Plan, on the Effective Date or as soon as reasonably practicable thereafter (or, if a Claim or Interest is not an Allowed Claim or an Allowed Interest on the Effective Date, on the date that such Claim or Interest becomes Allowed or as soon as reasonably practicable thereafter), each holder of an Allowed Claim or an Allowed Interest shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests in each applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Disputed Interests, distributions on account of any such Disputed Claims or Disputed Interests shall be made pursuant to the provisions set forth in Article VII of the Plan. Except as otherwise provided in the Plan, holders of Claims or Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

B.	Distributions to Be Made Under the Plan

Except as otherwise provided in the Plan, all distributions made under the Plan shall be made by the Reorganized Debtors on the Effective Date or as soon as reasonably practicable thereafter, except that distributions to holders of Allowed Claims or Allowed Interests governed by a separate agreement and administered by a Servicer shall be deposited with the appropriate Servicer, at which time such distributions shall be deemed complete, and the Servicer shall deliver such distributions in accordance with the Plan and the terms of the governing agreement; provided that New Common Stock and New Warrants shall be distributed by a third-party disbursing agent designated by the Debtors. Distributions to holders of RBL Facility Claims shall only be made to the holders as of the Distribution Record Date, as determined by the register of the RBL Agent.

The Reorganized Debtors and any Servicer, to the extent it provides services related to distributions pursuant to the Plan, shall only be required to act and make distributions in accordance with the terms of the Plan and shall have no (x) liability for actions taken in accordance with the Plan or in reliance upon information provided to them in accordance with the Plan, or (y) obligation or liability for distributions under the Plan to any party who does not hold an Allowed Claim or an Allowed Interest as of the Distribution Record Date or who does not otherwise comply with the terms of the Plan.

To the extent a Servicer provides services related to distributions pursuant to the Plan, it shall be entitled to reasonable and customary compensation from the Reorganization Debtors for such services and reimbursement for reasonable and customary expenses incurred in connection with such services.

C.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

(1)	Delivery of Distributions

(a)	Delivery of Distributions to the RBL Agent

Except as otherwise provided in the Plan, all distributions to holders of RBL Facility Claims shall be governed by the RBL Credit Agreement and shall be deemed completed when made to the RBL Agent, which shall be deemed to be the holder of all RBL Facility Claims for purposes of distributions to be made hereunder. The RBL Agent shall hold or direct such distributions for the benefit of the holders of Allowed RBL Facility Claims, as applicable. As soon as practicable in accordance with the requirements set forth in this Article VI, the RBL Agent shall arrange to deliver such distributions to or on behalf of such holders of Allowed RBL Facility Claims.

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(b)	Delivery of Distributions to the Indenture Trustee

Except as otherwise provided in the Plan, all distributions to holders of Senior Notes Claims shall be governed by the Indenture and shall be deemed completed when made to the Indenture Trustee, which shall be deemed to be the holder of all Senior Notes Claims for purposes of distributions to be made hereunder. The Indenture Trustee shall hold or direct such distributions for the benefit of the holders of Allowed Senior Notes Claims, as applicable. As soon as practicable in accordance with the requirements set forth in this Article VI, the Indenture Trustee shall arrange to deliver such distributions to or on behalf of such holders of Allowed Senior Notes Claims. Notwithstanding anything to the contrary in the Plan, the distribution of New Common Stock shall be made through the facilities of DTC in accordance with the customary practices of DTC for a mandatory distribution, as and to the extent practicable, and the Distribution Record Date shall not apply. In connection with such distribution, the Indenture Trustee shall deliver instructions to DTC instructing DTC to effect distributions on a Pro Rata basis as provided under the Plan with respect to the Senior Notes Claims.

(c)	Delivery of New Warrants

Notwithstanding anything to the contrary in the Plan, the distribution of New Warrants (provided the New Warrants are DTC-eligible and the Debtors elect, subject to approval by the Required Consenting Noteholders, to deliver such New Warrants through the facilities of DTC) shall be made through the facilities of DTC in accordance with the customary practices of DTC for a mandatory distribution, as and to the extent practicable, and the Distribution Record Date shall not apply. To the extent the New Warrants are not delivered through the facilities of DTC, the Debtors shall facilitate registration of the New Warrants into the names of the relevant beneficial owners as soon as practicable following the Effective Date.

(d)	Delivery of Distributions in General

Except as otherwise provided in the Plan, distributions to holders of Allowed Claims (other than holders of RBL Facility Claims or Senior Notes Claims) or Allowed Interests shall be made to holders of record as of the Distribution Record Date by the Reorganized Debtors or a Servicer, as appropriate: (1) to the signatory set forth on any of the Proofs of Claim Filed by such holder or other representative identified therein (or at the last known addresses of such holder if no Proof of Claim is Filed or if the Debtors have been notified in writing of a change of address on or before the date that is 10 days before the Effective Date, to the changed address); (2) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors after the date of any related Proof of Claim; (3) at the address of such holder as set forth in the books and records of the applicable Debtor (or if the Debtors have been notified in writing of a change of address on or before the date that is 10 days before the Effective Date, to the changed address); or (4) on any counsel that has appeared in the Chapter 11 Cases on the holder’s behalf. Subject to this Article VI, distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan. The Debtors, the Reorganized Debtors, or any Servicer making distributions shall not incur any liability whatsoever on account of any distributions under the Plan except for gross negligence or willful misconduct.

(2)	Minimum Distributions

No fractional shares of New Common Stock or New Warrants shall be distributed, and no Cash or other consideration shall be distributed in lieu of such fractional amounts of New Common Stock or New Warrants. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock or New Warrants that is not a whole number, the actual distribution of shares of New Common Stock or New Warrants, as applicable, shall be rounded as follows: (a) fractions of one-half or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized shares of New Common Stock and New Warrants to be distributed pursuant to the Plan shall be adjusted as necessary to account for the foregoing rounding. Any distributions of Cash may include amounts that are not whole numbers.

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(3)	Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any holder is returned as undeliverable, no distribution to such holder shall be made unless and until the Reorganized Debtors have determined the then-current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interests in property shall be redistributed Pro Rata as provided under the Plan (it being understood that, for purposes of this Article VI.C(3), “Pro Rata” shall be determined as if the Claim underlying such unclaimed distribution had been Disallowed) and all other unclaimed property or interests in property shall revert to the Reorganized Debtors without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any holder to such property or Interest in property shall be discharged and forever barred.

(4)	Securities Registration Exemption

All shares of the New Common Stock and the New Warrants issued to (i) holders of Senior Notes Claims and (ii) holders of Existing EVEP Equity Interests, as applicable, on account of their Allowed Claims and Interests and all New Common Stock (including any other securities issuable upon exercise of the New Warrants) issued upon the exercise of the New Warrants, will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance on section 1145(a) of the Bankruptcy Code, or, only to the extent such exemption under section 1145(a) of the Bankruptcy Code is not available, any other available securities law exemption. Recipients of the New Common Stock and the New Warrants are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable state Blue Sky Law, or similar federal, state or local law.

Under section 1145 of the Bankruptcy Code, any securities issued under the Plan that are exempt from registration pursuant to section 1145(a) of the Bankruptcy Code may be resold without registration under the Securities Act or any similar federal, state or local law pursuant to the exemption provided by Section 4(a)(1) of the Securities Act, unless the holder is an “underwriter” with respect to such Securities, as that term is defined in section 1145(b) of the Bankruptcy Code. In addition, such section 1145 exempt Securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Common Stock, the New Warrants or the New Common Stock (or other securities issuable upon exercise of the New Warrants) issued upon the exercise of the New Warrants through the facilities of the DTC, none of the Debtors, the Reorganized Debtors or any other Person shall be required to provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Common Stock and the New Warrants under applicable securities laws.

The DTC shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the New Common Stock, the New Warrants and/or shares of New Common Stock (including any other securities issuable upon exercise of New Warrants) issued upon the exercise of the New Warrants, are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, DTC) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Stock, the New Warrants and the shares of New Common Stock (including any other securities issuable upon exercise of the New Warrants) issued upon the exercise of the New Warrants, are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

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(5)	Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, or withholding distributions pending receipt of information necessary to facilitate such distributions. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

(6)	Allocations

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest as Allowed herein.

(7)	No Postpetition Interest on Claims

Unless otherwise specifically provided for in an order of the Bankruptcy Court, the Plan, or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims or Interests and no holder of a Claim or Interest shall be entitled to interest accruing on or after the Petition Date on any such Claim.

(8)	Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

(9)	Surrender of Cancelled Instruments or Securities

On the Effective Date, each holder of a Certificate shall be deemed to have surrendered such Certificate to the Distribution Agent or a Servicer (to the extent the relevant Claim is governed by an agreement and administered by a Servicer). Such Certificate shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Certificate. Notwithstanding the foregoing paragraph, this Article VI.C(9) shall not apply to any Claims and Interests Reinstated pursuant to the terms of the Plan.

D.	Setoffs

Except as otherwise expressly provided for herein, each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, no such set off shall be permitted against any Allowed RBL Facility Claim or Allowed Notes Claim or any distributions to be made pursuant to the Plan on account of such Allowed Claims; provided, further, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such Claims, rights, and Causes of Action that such Reorganized Debtor may possess against such holder. In no event shall any holder of Claims be entitled to set off any such Claim against any Claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless such holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise.

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E.	Claims Paid or Payable by Third Parties

(1)	Claims Paid by Third Parties

A Claim shall be correspondingly reduced, and the applicable portion of such Claim shall be Disallowed without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives a payment on account of such Claim from a party that is not a Debtor or Reorganized Debtor; provided that the Debtors shall provide 21 days’ notice to the holder prior to any disallowance of such Claim during which period the holder may object to such disallowance, and if the parties cannot reach an agreed resolution, the matter shall be decided by the Bankruptcy Court. Subject to the last sentence of this paragraph, to the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall, within 14 days of receipt thereof, repay or return the distribution to the Reorganized Debtors to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such holder to timely repay or return such distribution shall result in the holder owing the Reorganized Debtors annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day grace period specified above until the amount is repaid.

(2)	Claims Payable by Insurance Carriers

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that the Debtors shall provide 21 days’ notice to the holder of such Claim prior to any disallowance of such Claim during which period the holder may object to such disallowance, and if the parties cannot reach an agreed resolution, the matter shall be decided by the Bankruptcy Court.

(3)	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Notwithstanding anything to the contrary contained herein (including Article VIII), nothing contained in the Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any other Entity may hold against any other Entity, including insurers, under any policies of insurance or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

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VII.	PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS

A.	Proofs of Claim / Disputed Claims Process

Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all General Unsecured Claims under the Plan, except as required by Article V.C of the Plan, holders of Claims need not file Proofs of Claim, and the Reorganized Debtors and the holders of Claims shall determine, adjudicate, and resolve any disputes over the validity and amounts of such Claims in the ordinary course of business as if the Chapter 11 Cases had not been commenced except that (unless expressly waived pursuant to the Plan) the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code, to the extent applicable. All Proofs of Claim filed in these Chapter 11 Cases, except those permitted by Article V.C, shall be considered objected to and Disputed without further action by the Debtors. Upon the Effective Date, all Proofs of Claim filed against the Debtors, regardless of the time of filing, and including Proofs of Claim filed after the Effective Date, shall be deemed withdrawn and expunged, other than as provided below. Notwithstanding anything in this Article VII.A, (1) all Claims against the Debtors that result from the Debtors’ rejection of an Executory Contract or Unexpired Lease, (2) disputes regarding the amount of any Cure pursuant to section 365 of the Bankruptcy Code, and (3) Claims that the Debtors seek to have determined by the Bankruptcy Court, shall in all cases be determined by the Bankruptcy Court.

Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors by order of the Bankruptcy Court, shall have the sole authority: (1) to File, withdraw, or litigate to judgment objections to Claims; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

B.	Estimation of Claims

Before or after the Effective Date, the Debtors, with the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld) or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Disputed Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any Disputed, contingent, or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the relevant Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on account of such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such holder has Filed a motion requesting the right to seek such reconsideration on or before 21 days after the date on which such Claim is estimated. All of the aforementioned Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

C.	Objections to Claims

Except insofar as a Claim is Allowed under the Plan, the Debtors, the Reorganized Debtors, or any other party in interest shall be entitled to object to Claims. Any objections to Claims shall be served and filed (1) on or before the 180th day following the later of (a) the Effective Date and (b) the date that a Proof of Claim is filed or amended or a Claim is otherwise asserted or amended in writing by or on behalf of a holder of such Claim, or (2) such later date as ordered by the Bankruptcy Court upon motion filed by the Debtors or Reorganized Debtors. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.O of the Plan.

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D.	No Distribution Pending Allowance

If an objection to a Claim is deemed, as set forth in Article VII.A, or filed, as set forth in Article VII.B, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

E.	Distribution After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Distribution Agent shall provide to the holder of such Claim the distribution (if any) to which such holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of the such Claim unless required under applicable bankruptcy law.

F.	Adjustment to Claims Register Without Objection

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or the Reorganized Debtors without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

G.	Disallowance of Claims

All Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (1) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (2) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

H.	Single Satisfaction of Claims

Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claims, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against each obligated Debtor based upon the full Allowed amount of such Claims. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim exceed 100 percent of the underlying Allowed Claim plus applicable interest, if any.

VIII.	EFFECT OF CONFIRMATION OF THE PLAN

A.	General Settlement of Claims and Interests

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of Claims and Interests and is fair, equitable, and is within the range of reasonableness. Subject to Article VI of the Plan, all distributions made to holders of Allowed Claims and Allowed Interests in any Class are intended to be and shall be final. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

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B.	Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

C.	Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, on and after the Effective Date, the Released Parties shall be deemed released and discharged by the Debtors, their estates, and the Reorganized Debtors from any and all claims, obligations, debts, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative claims asserted on behalf of the Debtors or Reorganized Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, their respective estates or the Reorganized Debtors would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, the restructuring, the Restructuring Transactions, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security or loans of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the RSA, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Exit Facilities Documents, or any other Restructuring Documents, any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes fraud, willful misconduct or gross negligence; provided that the foregoing shall not operate to waive and release any claims, obligations, debts, rights, suits, damages, causes of action, or remedies of the Debtors or Reorganized Debtors (1) expressly preserved by the Plan or (2) arising after the Effective Date under or related to any agreements or documents executed to implement the Plan and the restructuring or assumed pursuant to the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good-faith settlement and compromise of the Claims released by the Debtor Release; (3) in the best interests of the Debtors and all holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

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D.	Releases by Holders of Claims and Interests

As of the Effective Date, the Releasing Parties shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged the Debtors, the Reorganized Debtors and the Released Parties from any and all claims, obligations, debts, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative claims asserted on behalf of a Debtor or Reorganized Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, the restructuring, the Restructuring Transactions, the Chapter 11 Cases, the RSA, the purchase, sale, or rescission of the purchase or sale of any security or loans of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Exit Facilities Documents or any other Restructuring Documents, any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes fraud, willful misconduct or gross negligence; provided that the foregoing shall not operate to waive and release any claims, obligations, debts, rights, suits, damages, causes of action, or remedies of the Debtors or Reorganized Debtors (x) expressly preserved by the Plan or (y) arising after the Effective Date under or related to any agreements or documents executed to implement the Plan and the Restructuring or assumed pursuant to the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third Party Release is: (1) consensual; (2) essential to the confirmation of the Plan; (3) given in exchange for the good and valuable consideration provided by the Released Parties; (4) a good-faith settlement and compromise of the Claims released by the Third-Party Release; (5) in the best interests of the Debtors and their Estates; (6) fair, equitable, and reasonable; (7) given and made after due notice and opportunity for hearing; and (8) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Release.

E.	Exculpation

Upon and effective as of the Effective Date, the Debtors and their directors, officers, employees, attorneys, investment bankers, financial advisors, restructuring consultants, and other professional advisors and agents will be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including section 1125(e) of the Bankruptcy Code.

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Exculpated Claim; provided that the foregoing “Exculpation” shall have no effect on the liability of any entity that results from any such act or omission that is determined by a Final Order to have constituted actual fraud, gross negligence, or willful misconduct. The Exculpated Parties have participated in any and all activities potentially underlying any Exculpated Claim in good faith and in compliance with the applicable laws.

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F.	Injunction

Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests that have been released pursuant to Article VIII.C or Article VIII.D of the Plan, discharged pursuant to Article VIII.B of the Plan, or are subject to exculpation pursuant to Article VIII.E of the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, or the Exculpated Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the injunction does not enjoin any party under the Plan or under any document, instrument, or agreement (including those attached to the Disclosure Statement or set forth in the Plan Supplement) executed to implement the Plan from bringing an action to enforce the terms of the Plan or such document, instrument, or agreement (including those attached to the Disclosure Statement or set forth in the Plan Supplement) executed to implement the Plan.

G.	Protection Against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, solely because such Reorganized Debtor was a Debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

H.	Release of Liens

Except as otherwise specifically provided in the Plan, the Exit Facilities Documents (including in connection with any express written amendment of any mortgage, deed of trust, Lien, pledge, or other security interest under the Exit Facilities Documents), or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors, the RBL Agent, or any other holder of a Secured Claim. In addition, at the sole expense of the Debtors or the Reorganized Debtors, the RBL Agent shall execute and deliver all documents reasonably requested by the Debtors, Reorganized Debtors or administrative agent(s) for the Exit Facilities to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Reorganized Debtors and their designees to file UCC-3 termination statements and other release documentation (to the extent applicable) with respect thereto.

I.	Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever Disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (1) such Claim has been adjudicated as noncontingent, or (2) the relevant holder of a Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

J.	Recoupment

In no event shall any holder of a Claim be entitled to recoup such Claim against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of recoupment.

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K.	Subordination Rights

Any distributions under the Plan to holders of Claims or Interests shall be received and retained free from any obligations to hold or transfer the same to any other holder and shall not be subject to levy, garnishment, attachment, or other legal process by any holder by reason of claimed contractual subordination rights. On the Effective Date, any such subordination rights shall be deemed waived, and the Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any contractual, legal, or equitable subordination rights to property distributed under the Plan, in each case other than as provided in the Plan; provided that any such subordination rights shall be preserved in the event the Confirmation Order is vacated, the Effective Date does not occur in accordance with the terms hereunder, or the Plan is revoked or withdrawn.

IX.	CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A.	Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article IX.B of the Plan:

(1)	the Amended RBL Credit Agreement, all documentation related thereto, shall be in form and substance consistent with the Amended RBL Credit Agreement Term Sheet and otherwise in form and substance acceptable to the Debtors, the Required Consenting RBL Lenders, the Amended RBL Credit Facility Agent and the Required Consenting Noteholders, and all conditions precedent to the effectiveness of the Amended RBL Credit Agreement shall have been satisfied or waived in accordance with their terms (other than the occurrence of the Effective Date, which condition shall be satisfied contemporaneously with the closing of the Amended RBL Credit Agreement);

(2)	the New Omnibus Agreement shall be in form and substance acceptable to the Debtors, the Required Consenting Noteholders and the EnerVest Parties, and shall also be subject to the consent of the RBL Agent (which consent shall not be unreasonably withheld);

(3)	the joint operating agreements and other operating agreements to which the Debtors are currently a party shall be modified in a manner in form and substance acceptable to the Debtors and the Required Consenting Noteholders, and which modifications, if any, shall also be subject to the consent of the RBL Agent (which consent shall not be unreasonably withheld);

(4)	the New Warrants and the New Warrants Agreement shall be in form and substance acceptable to the Debtors, the Required Consenting Noteholders and the EnerVest Parties;

(5)	the New Organizational Documents and any other organizational documents for the Reorganized Debtors, including the Registration Rights Agreement, shall be in form and substance acceptable to the Required Consenting Noteholders in their sole discretion; provided that the documents referred to in this clause (5) shall also be subject to the consent of the Debtors (which consent shall not be unreasonably withheld);

(6)	the Bankruptcy Court shall have entered the Disclosure Statement Order, in form and substance acceptable to the Debtors, the Required Consenting Noteholders, and the Required Consenting RBL Lenders;

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(7)	the Bankruptcy Court shall have entered the Confirmation Order in form and substance acceptable to the Debtors, the Required Consenting Noteholders, and the Required Consenting RBL Lenders, which order shall have become a Final Order that is not stayed;

(8)	the Debtors shall have paid the Restructuring Expenses including estimated fees and expenses incurred through the Effective Date, in full, in Cash; and

(9)	the Debtors shall have received all governmental or other approvals required to effectuate the terms of the Plan.

B.	Waiver of Conditions Precedent

The Debtors, with the prior consent of the Required Consenting Noteholders, the Required Consenting RBL Lenders (solely with respect to the conditions to the Effective Date set forth in Articles IX.A.1, 6, 7, and 9), the RBL Agent (solely with respect to the conditions to the Effective Date set forth in Articles IX.A.1, 2, 3, and 8) and the EnerVest Parties (solely with respect to the conditions to the Effective Date set forth in Articles IX.A.2 and 4) may waive any of the conditions to the Effective Date set forth in Article IX.A at any time without any notice to other parties in interest and without further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceedings to confirm or consummate the Plan, subject to the terms of the Bankruptcy Code and the Bankruptcy Rules.

C.	Effect of Non-Occurrence of Conditions to Consummation

If prior to Consummation, the Confirmation Order is vacated pursuant to a Final Order, then, except as provided in such Final Order, the Plan will be null and void in all respects, and nothing contained in the Plan, the Disclosure Statement, or the RSA shall: (1) constitute a waiver or release of any Claims, Interests, or Causes of Action by an Entity; (2) prejudice in any manner the rights of any Debtor or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity.

D.	Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

X.	MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification of Plan

Subject to the limitations contained in the Plan, and subject to the terms of the RSA and with the consent of the Required Consenting Noteholders and the Required Consenting RBL Lenders, and the RBL Agent (to the extent such modification directly and adversely affects its rights hereunder), the Debtors reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code and the Bankruptcy Rules and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, and the consent of the Required Consenting Noteholders and the Required Consenting RBL Lenders, the Debtors expressly reserve their rights to alter, amend, or modify materially the Plan with respect to the Debtors, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

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B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall constitute approval of all modifications to the Plan occurring after the solicitation of votes thereon pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of Plan

The Debtors reserve the right (subject to the terms of the RSA) to revoke or withdraw the Plan with respect to any or all Debtors before the Confirmation Date and to file subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then: (1) the Plan will be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effectuated by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (3) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity, (b) prejudice in any manner the rights of any Debtor or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

XI.	RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

(A)         allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests; provided that, for the avoidance of doubt, the Bankruptcy Court’s retention of jurisdiction with respect to such matters shall not preclude the Debtors or the Reorganized Debtors, as applicable, from seeking relief from any other court, tribunal, or other legal forum of competent jurisdiction with respect to such matters;

(B)          decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

(C)          resolve any matters related to (1) the assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which a Debtor is a party or with respect to which a Debtor may be liable in any manner and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Claims related to the rejection of an Executory Contract or Unexpired Lease, Cure Claims pursuant to section 365 of the Bankruptcy Code, or any other matter related to such Executory Contract or Unexpired Lease; (2) the Reorganized Debtors amending, modifying, or supplementing, after the Confirmation Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed and assigned or rejected or otherwise; and (3) any dispute regarding whether a contract or lease is or was executory or expired;

(D)          ensure that distributions to holders of Allowed Claims and Interests are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

(E)          adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

(F)           adjudicate, decide, or resolve any and all matters related to Causes of Action;

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(G)           adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

(H)         enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (1) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (2) the Plan, the Disclosure Statement, or the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan;

(I)            enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

(J)          resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

(K)          grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

(L)          issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

(M)         resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, discharges, releases, injunctions, exculpations, and other provisions contained in Article VIII hereof and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

(N)          enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

(O)         determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement;

(P)           adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein;

(Q)         consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

(R)         determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

(S)           hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(T)           hear and determine all disputes involving the existence, nature, or scope of the release provisions set forth in the Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

(U)          enforce all orders previously entered by the Bankruptcy Court; and

(V)          hear any other matter not inconsistent with the Bankruptcy Code;

(W)         enter an order or Final Decree concluding or closing the Chapter 11 Cases; and

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(X)           enforce the injunction, release, and exculpation provisions set forth in Article VIII hereof;

provided, that, on and after the Effective Date and after the consummation of the following agreements or documents, the Bankruptcy Court shall not retain jurisdiction over matters arising out of or related to each of the New Warrant Agreement, the Exit Facilities Documents, the New Omnibus Agreement, the Registration Rights Agreement, and the New Organizational Documents, and the New Warrant Agreement, the Exit Facilities Documents, the New Omnibus Agreement, the Registration Rights Agreement, and the New Organizational Documents shall be governed by the respective jurisdictional provisions therein.

XII.	MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Subject to Article IX.A hereof, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

B.	Additional Documents

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents in form and substance acceptable to the Required Consenting Noteholders as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.	Payment of Restructuring Expenses

On the Effective Date, all Restructuring Expenses incurred, or estimated to be incurred, through the Effective Date shall be paid in full in Cash, without the requirement to file a fee application with the Bankruptcy Court and without the requirement for Bankruptcy Court review.

D.	Reservation of Rights

The Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests prior to the Effective Date.

E.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

F.	Service of Documents

After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served on:

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Reorganized Debtors	EV Energy Partners, L.P.
1001 Fannin, Suite 800
Houston, Texas 77022
Attn: Nicholas Bobrowski

Proposed Counsel to Debtors	Kirkland & Ellis LLP
Kirkland & Ellis International LLP
601 Lexington Avenue
New York, New York 10022
Attn: Joshua A. Sussberg
Jeremy David Evans

Kirkland & Ellis LLP
Kirkland & Ellis International LLP
300 North LaSalle Street
Chicago, Illinois 60654
Attn: Brad Weiland
Travis M. Bayer

Pachulski Stang Ziehl & Jones LLP
919 North Market Street, 17th Floor
Wilmington, DE 19801
Attn: Laura Davis Jones (Del. Bar No. 2436)

United States Trustee	Office of the United States Trustee
for the District of Delaware
844 King Street, Suite 2207, Lockbox 35
Wilmington, Delaware 19810

Counsel to the Consenting Noteholders	Akin, Gump, Strauss, Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Attn: Philip Dublin
Jason Rubin

Counsel to the Consenting RBL Lenders	Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn: Elisha Graff
Nicholas Baker

The EnerVest Parties	EnerVest, Ltd.
1001 Fannin, Suite 800
Houston, Texas 77002
Attn: J. Andrew West

G.	Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

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H.	Entire Agreement

On the Effective Date, except as otherwise indicated, the Plan, the Confirmation Order, and the documents comprising the Plan Supplement, will supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

I.	Plan Supplement

After any of such documents included in the Plan Supplement are filed, copies of such documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Solicitation Agent’s website at https://cases.primeclerk.com/evep/ or the Bankruptcy Court’s website at https://www.pacer.gov/.

J.	Non-Severability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power, at the request of the Debtors, with the consent of the Required Consenting Noteholders and the Required Consenting RBL Lenders to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the consent of the Debtors, the Required Consenting Noteholders, and the Required Consenting RBL Lenders, consistent with the terms set forth herein; and (3) nonseverable and mutually dependent.

K.	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of the RSA Parties and each of their respective Affiliates, agents, representatives, members, principals, equity holders (regardless of whether such interests are held directly or indirectly), officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan.

L.	Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

M.	Waiver or Estoppel

Each holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, the RSA, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

49

[Remainder of page intentionally left blank]

50

Dated: May 11, 2018	EV Energy Partners, L.P.
on behalf of itself and each of its Debtor affiliates

/s/ Nicholas P. Bobrowski
Name: Nicholas P. Bobrowski
Title: Vice President and Chief Financial Officer

EXHIBIT B

Assumed Southern Ute Indian Tribe, Red Cedar Gathering Company or Red Willow Production Company Contracts, Leases, and Joint Operating Agreements

ENERVEST PROPERTIES
Enertia Code	Name	Type
1-9971-01	La Plata Enervest Interconnect AFE
1-9971-02	La Plata Enervest Interconnect AFE
1-9971-03	La Plata Enervest Interconnect AFE
1-9971-04	La Plata Enervest Interconnect AFE
2-9970-01	Enervest Water Transfer AFE
3-9970-02	Enervest Water Transfer AFE
05067315E	Southern Ute B-33 (Enervest)	Gas Meter
05067374E	Colorado 9A MV (Enervest)	Gas Meter
Enervest Marketed We	Enervest Marketed Wells RW SR Sy
AFDT1246	SG Interests V / Lease 14-20-151-30	Affidavit
AFDT1367	SG Interests V / Lease 14-20-151-30	Affidavit
ASGN1632	EnerVest / Texaco Exploration et al	Assignment
ASGN1664	Emerald San Juan / EnerVest San Jua	Assignment
ASGN1665	Edwards Energy / EnerVest SJ Oper	Assignment
ASGN1733	Bowen Gas / Enervest SJ Operating	Assignment
ASGN1734	Bradford Boyce / Enervest SJ Operat	Assignment
ASGN1781	EnerVest SJ Operating / RWPC	Assignment
ASGN2342	EnerVest SJ Acq / SUIT	Assignment
ASGN2589	EnerVest Energy / EnerVest Energy	Assignment
ASGN3017	EnerVest SJ Acq / SJB Consortium	Assignment
ASGN4087	Enervest Energy / EV Properties LP	Assignment
DEED1170	University Improvement / EnerVest	Misc Contract
DEED1762	Apache / EnerVest Energy	Misc Contract
FAC1007	SW Production / SG Interests V	Facilities

Index	Page 1

ENERVEST PROPERTIES
Enertia Code	Name	Type
SR 3rd Party Enerves	SR 3rrd Party Enervest Wells
FARM1200	EV Properties / Panther (Sunset Ros) Inactive	Inactive
FARM1293	Atlantic Refining / El Paso	Farmout
JOA1036	34N 10W Sec 2 / Indian Creek SU 11U	JOA
JOA1037	32N 11W Sec 34 / Storey Federal CB	JOA
JOA1038	33N 11W Sec 17 / Valencia Canyon SU	JOA
JOA1040	34N 11W Sec 36 / Bridge Timber Isga	JOA
JOA1041	34N 9W Sec 7 / W Animas Wheeler 7U	JOA
JOA1042	34N 9W Sec 18 / W Animas Isgar A1	JOA
JOA1043	34N 9W Sec 8U / W Animas Koshak A1	JOA
JOA1044	34N 9W Sec 5U 8U / W Animas Koshak	JOA
JOA1046	34N 10W Sec 14 / Indian Creek SU 14	JOA
JOA1060	32N 12W Sec 13 / Horton 13-1	JOA
JOA1061	32N 11W Sec 22 / Horton 22-1	JOA
JOA1062	32N 12W Sec 27 / Horton 27-1	JOA
JOA1063	31N 11W Sec 7 / Horton 7-1	JOA
JOA1187	34N 10W Sec 23 / Indian Creek 23-2	JOA
JOA1432	33N 10W Sec 3 N2 / Argenta 33-10	JOA
JOA1501	32N 7W Sec 10 / Colorado 32-7 #2 Mv	JOA
JOA1504	32N 7W Sec 15 / Southern Ute #3 Mv	JOA
JOA1517	32N 7W Sec 22 & 23 / Colorado 32-7	JOA
JOA1533	32N 7W Sec 16 / Southern Ute #6 Mv	JOA
JOA1535	32N 7W Sec 20 & 21 / Southern Ute 7	JOA

Index	Page 2

ENERVEST PROPERTIES
Enertia Code	Name	Type
PV79500834	14-20-151-22	ASGN2140	14-20-151-22 (Operating Rights)
		ASGN2150	Montana Gas / RWPC (14-20-151-22)
PV79500895	14-20-151-30	ASGN1007	14-20-151-30 (Operating Rights)
		ASGN1009	14-20-151-18 & 14-20-151-30 (Operat
		ASGN2146	Montana Gas / RWPC (14-20-151-30)
		ASGN3562	14-20-151-30 (Record Title)
		ASGN4008	14-20-151-30 et al (Operating Right
		ASGN4266	14-20-151-30 (Operating Rights)
PV79500896	14-20-604-77	ASGN2109	14-20-604-77 (Operating Rights)
		ASGN3607	14-20-604-77 (Record Title)
		ASGN3711	Montana Gas / RWPC (14-20-604-77)
PV79501062	14-20-604-63	ASGN2144	14-20-604-63 (Operating Rights)
		ASGN2149	Montana Gas / RWPC (14-20-604-63)
PV79501132	14-20-151-9	ASGN2107	14-20-151-9 et al (Operating Rights
		ASGN2136	14-20-151-9 (Operating Rights)
		ASGN2139	Montana Gas / RWPC (14-20-151-9)
		ASGN2825	14-20-151-9 et al (Operating Rights
		ASGN3440	14-20-151-9 et al (Operating Rights
		ASGN3570	14-20-151-9 (Record Title)
		ASGN3610	14-20-151-9 et al (Operating Rights
		ASGN3880	14-20-151-9 et al (Operating Rights
PV79501133	14-20-151-26	ASGN2141	14-20-151-26 (Operating Rights)
		ASGN2145	Montana Gas / RWPC (14-20-151-26)
		ASGN3033	14-20-151-26 (Record Title)
PV79501142	14-20-151-57	ASGN2036	Haynie Oil / RWPC (14-20-151-57)
		ASGN2142	14-20-151-57 (Operating Rights)
		ASGN2148	Montana Gas / RWPC (14-20-151-57)
PV79501357	14-20-151-36	ASGN4046	14-20-151-36 (Operating Rights)
PV79501358	14-20-151-37	ASGN4047	14-20-151-37 (Operating Rights)
PV79501359	14-20-151-38	ASGN4090	14-20-151-38 (Operating Rights)
PV79501360	14-20-151-39	ASGN4048	14-20-151-39 (Operating Rights)
PV79501361	14-20-151-39A	ASGN4106	14-20-151-39A (Operating Rights)

Index	Page 3

ENERVEST PROPERTIES
Enertia Code	Name	Type
PV79501362	14-20-151-4	ASGN4035	14-20-151-4 (Operating Rights)
		ASGN4036	14-20-151-4 (Record Title)
PV79501363	14-20-151-40	ASGN4049	14-20-151-40 (Operating Rights)
PV79501364	14-20-151-41	ASGN4039	14-20-151-41 (Operating Rights)
PV79501366	14-20-151-4A	ASGN4037	14-20-151-4A (Operating Rights)
PV79501367	14-20-151-5	ASGN4040	14-20-151-5 (Operating Rights)
PV79501369	14-20-151-6	ASGN4041	14-20-151-6 (Operating Rights)
PV79501370	14-20-151-8	ASGN4042	14-20-151-8 (Operating Rights)
PV79501371	14-20-604-2423	ASGN4038	14-20-604-2423 (Operating Rights)
PV79501372	14-20-604-2424	ASGN4058	14-20-604-2424 (Operating Rights)
PV79500497	George S McClave & Florence Barton	FEE
PV79500650	Paul B & Kate F Martin et al	FEE
PV79501060	HL & Grace G Beaston	FEE
PV79501112	Winifred Leonard et al	FEE
PV79501120	Marie Matley	FEE
PV79501167	Winifred Leonard & Susan Collister	Inactive Lease
PV79501168	Everett & Valda Clements	Inactive Lease
PV79501169	Ruven or Ruben Romero	Inactive Lease
PV79501316	Andrew A & Matilde Herrera et al	FEE
PV79501352	Gordon G Berg	FEE
PV79501385	Howard W Bradshaw	FEE
PV79501386	Robert G Bradshaw	FEE
PV79501387	John L Brady	FEE
PV79501395	Rodney P & Christine T Calvin et al	FEE
PV79501397	Chase Manhattan Bank	FEE
PV79501399	Elizabeth R & Kenneth R Clark	FEE
PV79501400	David Cohen	FEE
PV79501401	John F & Rita M Corvino	FEE
PV79501414	EM Edwards Company	FEE
PV79501422	Robert C Eble	FEE
PV79501423	Delia B Edwards	FEE
PV79501424	Edward Mitchell Edwards	FEE

Index	Page 4

ENERVEST PROPERTIES
Enertia Code	Name	Type
PV79501425	Roger W & Rose A Edwards	FEE
PV79501427	Nell Evans	FEE
PV79501448	Charles T Gallaher II	FEE
PV79501449	Joseph Wesley Gallaher II	FEE
PV79501453	Anna Gebhart	FEE
PV79501454	Carrie Gidwitz	FEE
PV79501466	Grace C Hayes	FEE
PV79501468	Indenture of Trust December 19 1960	FEE
PV79501482	Rose P Feltman	FEE
PV79501486	George P Holman Estate	FEE
PV79501491	Elmer G Johnson	FEE
PV79501498	Ernest O Knapp et al	FEE
PV79501532	Ella Mattimore	FEE
PV79501533	Elinor June McAshan	FEE
PV79501535	John E McConnell Jr	FEE
PV79501538	Charley & Elva McCoy	FEE
PV79501556	Robert R McKee	FEE
PV79501567	Mullen Foundation	FEE
PV79501573	Normarth Corp	FEE
PV79501577	Eva S O'Neal	FEE
PV79501602	Josephine Radue	FEE
PV79501607	Florence C Robertson	FEE
PV79501610	WH Rogers Jr	FEE
PV79501618	Norma Sanders	FEE
PV79501622	Edwin F Scheetz Jr	FEE
PV79501623	Schofield Auto Company	FEE
PV79501630	Lionel L Shatford	FEE
PV79501632	Catherine A Sheridan	FEE
PV79501641	Mrs Frank P Sullivan	FEE
PV79501649	Andrew M Taylor	FEE
PV79501658	Turner Securities	FEE
PV79501675	Ida Miller	FEE

Index	Page 5

ENERVEST PROPERTIES
Enertia Code	Name	Type
PV79501683	Dickran M Sarkisian Estate	FEE
PV79501685	Charles L Wagandt Estate	FEE
PV79501704	Gail Whitcomb	FEE
PSA1023	SJB - Texaco PR	Misc Contract
STTL1007	SUIT / Emerald SJ / EnerVest	Misc Contract
SURF1748	32N 7W Sec 3 / Colorado 32-7-3 #16	Misc Contract
03528.02	Colorado 32-7 #10 Mv	Well
03536.01	Colorado 32-7 #2 Mv	Well
03537.02	Colorado 32-7 #3 Mv	Well
03593.01	Ignacio 33-7 #16-2 Fc	Well
03594.01	Ignacio 33-7 #16-4 Fc	Well
03595.01	Ignacio 33-7 #16-5 Fc	Well
03686.02	Southern Ute #15-16 Mv	Well
03687.02	Southern Ute #2 Mv	Well
03688.02	Southern Ute #3 Mv	Well
03691.01	Southern Ute #6 Mv	Well
03692.02	Southern Ute #7 Mv	Well
03695.01	Southern Ute #8 Mv	Well
03698.01	Southern Ute 11 Mv	Well
03699.02	Southern Ute 16-15 Mv	Well
03701.02	Southern Ute #2E Mv	Well
03742.01	Ute 33-7-33 #3 Fc	Well
94215	WFS-SR South Ignacio CDP	CDP

Index	Page 6

PV04000007.01	033-N	11	W	011-W	17	S/2
PV04000007.02	033-N	11	W	011-W	20	E/2
PV04000007.03	033-N	11	W	011-W	29	All
PV04000007.04	033-N	11	W	011-W	31	E/2
PV04000007.05	033-N	11	W	011-W	32	All
PV04000009.01	034-N	9	W	009-W	8u	W2SW4, NE4SW4
PV04000009.02	034-N	9	W	009-W	8u	SE4NW4
PV04000011.01	034-N	9	W	010-W	1u	NW/4NW/4 (aka Lot 4)
PV04000011.02	034-N	10	W	010-W	12u	W/2, W/2NE/4
PV04000011.03	034-N	10	W	010-W	13u	S2,W2NW4
PV04000011.04	034-N	10	W	010-W	24u	N2
PV04000012.01	034-N	9	W	009-W	7	NWSE
PV79500834.01	033-N	8	W	008-W	20	W2SW, SESW, SWSE
PV79500834.02	033-N	8	W	008-W	29	W2
PV79500834.06	033-N	8	W	008-W	33	N2NW, SWNW, SWSW
PV79500834.07	033-N	8	W	008-W	29	W2E2, SESE
PV79500834.08	033-N	8	W	008-W	29	W2E2, SESE
PV79500834.09	033-N	8	W	008-W	33	N2NW, SWNW, SWSW
PV79500895.01	034-N	10	W	010-W	23u	E2SW, NWSW, SE
PV79500895.02	034-N	10	W	010-W	24u	S2
PV79500895.03	034-N	10	W	010-W	25u	S2
PV79500895.04	034-N	10	W	010-W	26u	E2NW, SWNW, NE
PV79500895.05	034-N	10	W	010-W	35u	NE
PV79500895.06	034-N	10	W	010-W	36u	N2
PV79500895.08	034-N	10	W	010-W	35u	SE
PV79500895.09	034-N	10	W	010-W	35u	SWNW
PV79500895.10	034-N	10	W	010-W	35u	S2SW
PV79500895.11	034-N	10	W	010-W	25u	S2N2
PV79500895.12	034-N	10	W	010-W	35u	SWNW
PV79500895.13	034-N	10	W	010-W	35u	S2SW
PV79500895.14	034-N	10	W	010-W	26u	N2SW, SWSW, SE
PV79500896.01	034-N	10	W	010-W	25u	N2N2
PV79501059.01	033-N	10	W	010-W	3	NW/4SW/4
PV79501059.02	033-N	10	W	010-W	4	S/2, N/2NE/4 (aka Lots 1 & 2)

Map Ref's	Page 7

PV79501059.03	033-N	10	W	010-W	5	E/2SW/4, SE/4
PV79501059.04	033-N	10	W	010-W	8	E/2
PV79501059.05	033-N	10	W	010-W	9	All
PV79501059.06	033-N	10	W	010-W	16	W/2NE/4, NW/4
PV79501059.07	033-N	10	W	010-W	17	All
PV79501062.01	033-N	10	W	010-W	1	(Lots 3-4) N2NW, S2NW, SW
PV79501062.02	033-N	10	W	010-W	2	(Lots 3-4) N2NW, S2NW, NESW
PV79501062.03	033-N	10	W	010-W	3	N2N2 (Lots 1-4), SENE
PV79501062.04	033-N	10	W	010-W	10	S2
PV79501062.06	033-N	10	W	010-W	12	W2
PV79501062.10	033-N	10	W	010-W	1	W2SE
PV79501062.11	033-N	10	W	010-W	1	(Lots 3-4) N2NW, S2NW, SW
PV79501062.13	033-N	10	W	010-W	2	(Lots 3-4) N2NW, S2NW, NESW
PV79501062.14	033-N	10	W	010-W	10	NE
PV79501132.01	032-N	8	W	008-W	5	W2
PV79501132.02	032-N	8	W	008-W	5	E2
PV79501132.03	032-N	8	W	008-W	5	W2
PV79501132.04	032-N	8	W	008-W	5	E2
PV79501132.06	032-N	8	W	008-W	5	W2
PV79501132.07	032-N	8	W	008-W	5	E2
PV79501132.08	032-N	8	W	008-W	6	W2W2 (Lots 1-4), E2W2
PV79501132.10	032-N	8	W	008-W	6	W2W2 (Lots 1-4), E2W2
PV79501132.11	032-N	8	W	008-W	6	W2W2 (Lots 1-4), E2W2
PV79501132.12	032-N	8	W	008-W	6	E2
PV79501132.13	032-N	8	W	008-W	6	E2
PV79501132.14	032-N	8	W	008-W	7	W2NW (Lots 1-2), E2NW
PV79501132.15	032-N	8	W	008-W	7	W2NW (Lots 1-2), E2NW
PV79501132.16	032-N	8	W	008-W	7	NE
PV79501132.17	032-N	8	W	008-W	7	NE
PV79501132.18	032-N	8	W	008-W	7	W2SW (Lots 3-4), E2SW
PV79501132.19	032-N	8	W	008-W	7	W2SW (Lots 3-4), E2SW
PV79501132.20	032-N	8	W	008-W	7	SE
PV79501132.21	032-N	8	W	008-W	7	SE
PV79501132.22	032-N	8	W	008-W	8	W2

Map Ref's	Page 8

PV79501132.23	032-N	8	W	008-W	8	W2
PV79501132.24	032-N	8	W	008-W	8	E2
PV79501132.25	032-N	8	W	008-W	8	E2
PV79501133.01	032-N	8	W	008-W	3	NW
PV79501133.02	032-N	8	W	008-W	4	S2
PV79501133.03	032-N	8	W	008-W	9	W2
PV79501133.04	032-N	8	W	008-W	10	NW
PV79501133.05	032-N	8	W	008-W	3	SW
PV79501133.06	032-N	8	W	008-W	3	NE
PV79501133.07	032-N	8	W	008-W	3	SE
PV79501133.08	032-N	8	W	008-W	3	NW
PV79501133.09	032-N	8	W	008-W	3	SW
PV79501133.10	032-N	8	W	008-W	3	NE
PV79501133.11	032-N	8	W	008-W	3	SE
PV79501133.12	032-N	8	W	008-W	3	NW
PV79501133.13	032-N	8	W	008-W	3	SW
PV79501133.14	032-N	8	W	008-W	3	NE
PV79501133.15	032-N	8	W	008-W	3	SE
PV79501133.16	032-N	8	W	008-W	4	S2
PV79501133.17	032-N	8	W	008-W	4	N2
PV79501133.18	032-N	8	W	008-W	4	N2
PV79501133.19	032-N	8	W	008-W	9	W2
PV79501133.20	032-N	8	W	008-W	9	E2
PV79501133.21	032-N	8	W	008-W	9	E2
PV79501133.22	032-N	8	W	008-W	10	SW
PV79501133.23	032-N	8	W	008-W	10	NE
PV79501133.24	032-N	8	W	008-W	10	SE
PV79501133.25	032-N	8	W	008-W	10	NW
PV79501133.26	032-N	8	W	008-W	10	SW
PV79501133.27	032-N	8	W	008-W	10	NE
PV79501133.28	032-N	8	W	008-W	10	SE
PV79501142.01	033-N	8	W	008-W	30	E2W2, W2W2 (aka Lots 1-4)
PV79501142.02	033-N	9	W	009-W	25	W2
PV79501142.03	033-N	9	W	009-W	26	SW, S2SE, S2NW

Map Ref's	Page 9

PV79501142.04	033-N	9	W	009-W	35	W2
PV79501142.05	033-N	9	W	009-W	36	W2
PV79501142.06	033-N	8	W	008-W	30	(Lots 1-4) W2W2, E2W2
PV79501142.07	033-N	9	W	009-W	25	E2
PV79501142.08	033-N	9	W	009-W	25	W2
PV79501142.09	033-N	9	W	009-W	25	E2
PV79501142.10	033-N	9	W	009-W	25	E2
PV79501182.01	034-N	10	W	010-W	28u	SWSW
PV79501182.02	034-N	10	W	010-W	29u	SESE
PV79501182.03	033-N	10	W	010-W	6	(Lots 2 - 7) SW/4NE/4, SE/4NW/4, NE/4SW/4, N/2SE/4
PV79501182.04	033-N	10	W	010-W	7	S2 (Lot 3, 4, E2SW, SE)
PV79501182.06	033-N	10	W	010-W	8	W2
PV79501182.07	033-N	10	W	010-W	18	(Lots 1, 2) NE, E2NW
PV79501182.08	034-N	10	W	010-W	30u	SE/4SW/4, SW/4SE/4
PV79501182.09	034-N	10	W	010-W	31u	(Lots 2 - 4) NW/4NE/4, S/2NE/4, E/2W/2
PV79501182.10	034-N	10	W	010-W	32u	NE/4, S/2NW/4
PV79501182.11	034-N	10	W	010-W	33u	S/2NE/4, W/2NW/4, SE/4NW/4
PV79501182.12	033-N	10	W	010-W	18	N2 (Lot 1, 2, NE, E2NW)
PV79501182.13	033-N	7	W	007-W	7	NWNW, SWNW, S2NE, SENW (Lot 1, 2, SENW, S2NE)
PV79501357.01	032-N	7	W	007-W	10	NWNE, NENW
PV79501358.01	032-N	7	W	007-W	10	SWNW
PV79501358.02	032-N	7	W	007-W	9	SENE
PV79501359.01	032-N	7	W	007-W	10	SENW, SWNE
PV79501360.01	032-N	7	W	007-W	9	NESE
PV79501361.01	032-N	7	W	007-W	10	NWSW
PV79501362.01	033-N	7	W	007-W	32	NW, W2NE
PV79501362.02	033-N	7	W	007-W	32	SE
PV79501362.03	033-N	7	W	007-W	33	SWSE, SESW, W2SW
PV79501362.04	033-N	7	W	007-W	30	SESE
PV79501362.05	033-N	7	W	007-W	29	S2SW
PV79501362.06	032-N	7	W	007-W	3	NWSE, N2SW
PV79501362.07	032-N	7	W	007-W	4	SWNE, S2NW
PV79501362.08	032-N	7	W	007-W	4	N2SE, SWSE, SW
PV79501362.09	032-N	7	W	007-W	5	SENE

Map Ref's	Page 10

PV79501362.10	032-N	7	W	007-W	9	NENE
PV79501362.11	032-N	7	W	007-W	9	S2S2, 5 acres in NWSE
PV79501362.12	032-N	7	W	007-W	10	NWNW
PV79501363.01	032-N	7	W	007-W	3	S2SW, SWSE
PV79501363.02	032-N	7	W	007-W	4	SESE
PV79501364.01	032-N	7	W	007-W	9	NW, W2NE
PV79501366.01	032-N	7	W	007-W	10	SE, NESW, S2SW
PV79501367.01	032-N	7	W	007-W	6	SW, W2SE
PV79501369.01	032-N	7	W	007-W	14	S2
PV79501369.02	032-N	7	W	007-W	14	S2
PV79501369.03	032-N	7	W	007-W	14	S2NE, E2NW, SWNW
PV79501369.04	032-N	7	W	007-W	15	E2SW, SE
PV79501369.05	032-N	7	W	007-W	15	E2SW, SE
PV79501369.06	032-N	7	W	007-W	15	W2NE, N2NW, SENW
PV79501369.07	032-N	7	W	007-W	16	W2SW
PV79501369.08	032-N	7	W	007-W	16	W2SW
PV79501369.09	032-N	7	W	007-W	16	N2NW, SWNW
PV79501369.10	032-N	7	W	007-W	16	N2NE
PV79501369.11	032-N	7	W	007-W	21	E2NW, (Lots 1-3) E2SW, SE
PV79501369.12	032-N	7	W	007-W	21	E2NW, (Lots 1-3) E2SW, SE
PV79501369.13	032-N	7	W	007-W	21	(Lot 1) W2SW, W2NW
PV79501369.14	032-N	7	W	007-W	21	(Lot 1) W2SW, W2NW
PV79501369.15	032-N	7	W	007-W	20	S2NE, (Lots 3, 4) SE
PV79501369.16	032-N	7	W	007-W	20	S2NE, (Lots 3, 4) SE
PV79501369.17	032-N	7	W	007-W	22	NENE
PV79501369.18	032-N	7	W	007-W	22	NENE
PV79501369.19	032-N	7	W	007-W	23	N2NW
PV79501369.20	032-N	7	W	007-W	23	N2NW
PV79501369.21	032-N	7	W	007-W	22	NENE
PV79501369.22	032-N	7	W	007-W	23	N2NW
PV79501370.01	033-N	8	W	008-W	5	S2
PV79501371.01	032-N	7	W	007-W	5	NENE
PV79501371.02	032-N	7	W	007-W	4	E2NE, NWNE, N2NW
PV79501372.01	033-N	7	W	007-W	32	SENE

Map Ref's	Page 11

PV79501372.02	033-N	7	W	007-W	33	SWNE, S2NW
PV79500497.01	033-N	8	W	008-W	29	E2NE
PV79500650.01	032-N	7	W	007-W	16	SE
PV79500650.02	032-N	7	W	007-W	21	NE
PV79500650.03	032-N	7	W	007-W	22	NW, N2SW, W2NE, NWSE
PV79500650.04	032-N	7	W	007-W	15	W2SW
PV79500650.05	032-N	7	W	007-W	23	S2NW, N2SW (Lots 3 & 4)
PV79500650.06	032-N	7	W	007-W	17	W2SE E2SW
PV79500650.07	032-N	7	W	007-W	20	N2NE
PV79500650.08	032-N	7	W	007-W	16	SE
PV79500650.10	032-N	7	W	007-W	21	NE
PV79500650.11	032-N	7	W	007-W	15	W2SW
PV79500650.12	032-N	7	W	007-W	22	NW, N2SW, W2NE, NWSE
PV79500650.14	032-N	7	W	007-W	23	S2NW, N2SW (Lots 3 & 4)
PV79500650.15	032-N	7	W	007-W	16	SESW
PV79500650.16	032-N	7	W	007-W	16	SESW
PV79500650.19	032-N	7	W	007-W	20	N2NW
PV79500650.22	032-N	7	W	007-W	23	SWNE
PV79500650.23	032-N	7	W	007-W	22	SENE, NESE
PV79500650.24	032-N	7	W	007-W	22	SENE, NESE
PV79500650.25	032-N	7	W	007-W	16	SE
PV79501060.01	034-N	9	W	009-W	30u	SENW
PV79501060.02	034-N	9	W	009-W	30u	SENW
PV79501060.04	034-N	9	W	009-W	30u	SW (Lots 3 & 4, E2SW less and except 6.14 acres)
PV79501060.05	034-N	9	W	009-W	30u	SW (Lots 3 & 4, E2SW less and except 6.14 acres)
PV79501060.06	034-N	9	W	009-W	31u	NW (Lots 1 & 2, E2NW l/e a 6.0894 acres tract)
PV79501060.07	034-N	9	W	009-W	31u	NW (Lots 1 & 2, E2NW l/e a 6.0894 acres tract)
PV79501060.08	034-N	9	W	009-W	31u	N2SW (Lot 1, NESW l/e 5.03 acres )
PV79501060.09	034-N	9	W	009-W	31u	N2SW (Lot 1, NESW l/e 5.03 acres )
PV79501060.10	034-N	9	W	009-W	31u	N2SW (Lot 1, NESW l/e 5.03 acres )
PV79501112.02	033-N	10	W	010-W	1	(Lot 2) NWNE, SWNE
PV79501112.03	033-N	10	W	010-W	1	(Lot 2) NWNE, SWNE
PV79501120.01	034-N	10	W	010-W	26u
PV79501120.03	034-N	9	W	009-W	31u	S/2SW/4

Map Ref's	Page 12

PV79501316.02	033-N	8	W	008-W	29	NESE
PV79501352.01	033-N	7	W	007-W	33	E2SE
PV79501352.02	033-N	7	W	007-W	33	E2SE
PV79501385.01	033-N	7	W	007-W	33	E2SE
PV79501385.02	033-N	7	W	007-W	33	E2SE
PV79501386.01	033-N	7	W	007-W	33	E2SE
PV79501386.02	033-N	7	W	007-W	33	E2SE
PV79501387.01	033-N	7	W	007-W	33	E2SE
PV79501387.02	033-N	7	W	007-W	33	E2SE
PV79501395.01	033-N	7	W	007-W	33	E2SE
PV79501395.02	033-N	7	W	007-W	33	E2SE
PV79501397.01	033-N	7	W	007-W	33	E2SE
PV79501397.02	033-N	7	W	007-W	33	E2SE
PV79501399.01	033-N	7	W	007-W	33	E2SE
PV79501399.02	033-N	7	W	007-W	33	E2SE
PV79501400.01	033-N	7	W	007-W	33	E2SE
PV79501400.02	033-N	7	W	007-W	33	E2SE
PV79501401.01	033-N	7	W	007-W	33	E2SE
PV79501401.02	033-N	7	W	007-W	33	E2SE
PV79501414.01	033-N	7	W	007-W	33	E2SE
PV79501414.02	033-N	7	W	007-W	33	E2SE
PV79501422.01	033-N	7	W	007-W	33	E2SE
PV79501422.02	033-N	7	W	007-W	33	E2SE
PV79501423.01	033-N	7	W	007-W	33	E2SE
PV79501423.02	033-N	7	W	007-W	33	E2SE
PV79501424.01	033-N	7	W	007-W	33	E2SE
PV79501424.02	033-N	7	W	007-W	33	E2SE
PV79501425.01	033-N	7	W	007-W	33	E2SE
PV79501425.02	033-N	7	W	007-W	33	E2SE
PV79501427.01	033-N	7	W	007-W	33	E2SE
PV79501427.02	033-N	7	W	007-W	33	E2SE
PV79501448.02	033-N	7	W	007-W	33	E2SE
PV79501449.01	033-N	7	W	007-W	33	E2SE
PV79501449.02	033-N	7	W	007-W	33	E2SE

Map Ref's	Page 13

PV79501453.01	033-N	7	W	007-W	33	E2SE
PV79501453.02	033-N	7	W	007-W	33	E2SE
PV79501454.01	033-N	7	W	007-W	33	E2SE
PV79501454.02	033-N	7	W	007-W	33	E2SE
PV79501466.01	033-N	7	W	007-W	33	E2SE
PV79501466.02	033-N	7	W	007-W	33	E2SE
PV79501468.01	033-N	7	W	007-W	33	E2SE
PV79501468.02	033-N	7	W	007-W	33	E2SE
PV79501482.01	033-N	7	W	007-W	33	E2SE
PV79501482.02	033-N	7	W	007-W	33	E2SE
PV79501486.01	033-N	7	W	007-W	33	E2SE
PV79501486.02	033-N	7	W	007-W	33	E2SE
PV79501491.01	033-N	7	W	007-W	33	E2SE
PV79501491.02	033-N	7	W	007-W	33	E2SE
PV79501498.01	033-N	7	W	007-W	33	E2SE
PV79501498.02	033-N	7	W	007-W	33	E2SE
PV79501532.01	033-N	7	W	007-W	33	E2SE
PV79501532.02	033-N	7	W	007-W	33	E2SE
PV79501533.01	033-N	7	W	007-W	33	E2SE
PV79501533.02	033-N	7	W	007-W	33	E2SE
PV79501535.01	033-N	7	W	007-W	33	E2SE
PV79501535.02	033-N	7	W	007-W	33	E2SE
PV79501538.01	032-N	7	W	007-W	10	E2NE
PV79501556.01	033-N	7	W	007-W	33	E2SE
PV79501556.02	033-N	7	W	007-W	33	E2SE
PV79501567.01	033-N	7	W	007-W	33	E2SE
PV79501567.02	033-N	7	W	007-W	33	E2SE
PV79501573.01	033-N	7	W	007-W	33	E2SE
PV79501573.03	033-N	7	W	007-W	33	E2SE
PV79501577.01	032-N	7	W	007-W	6	W2NW (Lots 1 & 2)
PV79501602.01	033-N	7	W	007-W	33	E2SE
PV79501602.02	033-N	7	W	007-W	33	E2SE
PV79501607.01	033-N	7	W	007-W	33	E2SE
PV79501607.02	033-N	7	W	007-W	33	E2SE

Map Ref's	Page 14

PV79501610.01	033-N	7	W	007-W	32	SW
PV79501610.02	033-N	7	W	007-W	31	NESE, N2SESE
PV79501618.01	033-N	7	W	007-W	33	E2SE
PV79501618.02	033-N	7	W	007-W	33	E2SE
PV79501622.01	033-N	7	W	007-W	33	E2SE
PV79501622.02	033-N	7	W	007-W	33	E2SE
PV79501623.01	032-N	7	W	007-W	5	W2NE, NW
PV79501623.02	032-N	7	W	007-W	6	E2NW, NE
PV79501630.01	033-N	7	W	007-W	33	E2SE
PV79501630.02	033-N	7	W	007-W	33	E2SE
PV79501632.01	033-N	7	W	007-W	33	E2SE
PV79501632.02	033-N	7	W	007-W	33	E2SE
PV79501641.01	033-N	7	W	007-W	33	E2SE
PV79501641.02	033-N	7	W	007-W	33	E2SE
PV79501649.01	033-N	7	W	007-W	33	E2SE
PV79501649.02	033-N	7	W	007-W	33	E2SE
PV79501658.01	033-N	7	W	007-W	33	E2SE
PV79501658.02	033-N	7	W	007-W	33	E2SE
PV79501675.01	033-N	7	W	007-W	33	E2SE
PV79501675.02	033-N	7	W	007-W	33	E2SE
PV79501683.01	033-N	7	W	007-W	33	E2SE
PV79501683.02	033-N	7	W	007-W	33	E2SE
PV79501685.01	033-N	7	W	007-W	33	E2NE
PV79501685.02	033-N	7	W	007-W	33	E2SE
PV79501704.01	033-N	7	W	007-W	33	E2SE
PV79501704.03	033-N	7	W	007-W	33	E2SE
SURF1748	032-N	7	W	007-W	3	SE
3528.02	032-N	7	W	007-W	23	SENW
3536.01	032-N	7	W	007-W	10	SWNE
3537.02	032-N	7	W	007-W	22	SWNE
3593.01	033-N	7	W	007-W	33	SWSE
3594.01	033-N	7	W	007-W	33	SWSE
3595.01	033-N	7	W	007-W	33	SWSW
3686.02	032-N	7	W	007-W	16	NWNW

Map Ref's	Page 15

3687.02	032-N	7	W	007-W	16	SWSW
3688.02	032-N	7	W	007-W	15	NESW
3691.01	032-N	7	W	007-W	16	SWNE
3692.02	032-N	7	W	007-W	21	NWNE
3695.01	032-N	7	W	007-W	21	SWNW
3698.01	032-N	7	W	007-W	20	NESE
3699.02	032-N	7	W	007-W	15	SE
3701.02	032-N	7	W	007-W	16	NESE
3742.01	033-N	7	W	007-W	33	SWSW
FARM1293	032-N	7	W	007-W	22	NENE
	032-N	7	W	007-W	23	N2NW
FAC1007	033-N	7	W	007-W	29
	033-N	7	W	007-W	32
	033-N	7	W	007-W	33
	032-N	7	W	007-W	3
	032-N	7	W	007-W	4
	032-N	7	W	007-W	5
	032-N	7	W	007-W	6
	032-N	7	W	007-W	8
	032-N	7	W	007-W	9
	032-N	7	W	007-W	10
DEED1762	32N	6	W	006-W	14	NE
	32N	6	W	006-W	10	SE
	32N	6	W	006-W	10	SE
	33N	7	W	007-W	33	E2SE
	32N	6	W	006-W	18	SESW (Lot 4)
DEED1170	34N	9	W	009-W	6U	Lot 1, Lot 2
	34N	9	W	009-W	9	SWNW, SESW, W2SW

Map Ref's	Page 16

LEASES
Agmt Number	Lessor	Original Lessee	Type	Agmt Date	County	ST	Book	Page	Doc #	Legal Description
PV79500834	BIA 14-20-151-22	ATLANTIC REFINING CO	Lease - Oil and Gas	8/7/1953	La Plata	CO	326	166	235512	T033N - R008W:
SEC029 (200 ACRES)W2 E2, SE4 SE4
Stratigraphic Equivalent: From the top of the FRUITLAND COAL to the bottom of the FRUITLAND COAL
SEC029 (320 ACRES)W2
										Stratigraphic Equivalent: From the SURFACE to the bottom of the FRUITLAND COAL (sub 001)
PV79501062	BIA 14-20-604-63	NORTHWEST PETROLEUM	Lease - Oil and Gas	12/6/1955	La Plata	CO	360	560	258621	T033N - R010W:
SEC001 (80 ACRES) W2 SE4
SEC012 (320 ACRES)W2
EXCLUDING THE WELLBORE OF THE  BONDAD 33-10  #27 WELL
Stratigraphic Equivalent: From the bottom of the FRUITLAND COAL to the bottom of the DAKOTA

PV79501132	BIA 14-20-151-9	GENERAL PETROLEUM CO	Lease - Oil and Gas	4/29/1953	La Plata	CO	372	502	266198	T032N - R008W: SEC005 (640 ACRES) Stratigraphic Equivalent: From the top of the DAKOTA to the bottom of the DAKOTA
PV79501133	BIA 14-20-151-26	GENERAL PETROLEUM CO	Lease - Oil and Gas	8/20/1953	La Plata	CO	372	462	266190	T032N - R008W: SEC003 (640 ACRES) INSOFAR AND ONLY INSOFAR AS LEASE COVERS ALL LTD TO THE DAKOTA FORMATION ONLY
PV79501142	BIA 14-20-151-57	PHILLIPS PETROLEUM C	Lease - Oil and Gas	3/25/1954	La Plata	CO	380	493	T033N - R008W:
SEC 030 (320.16 ACRES) E2 W2, LOT 1, LOT 2, LOT 3, LOT 4

T033N - R009W:
SEC 026 (240 ACRES) SW4, S2 SE4
Stratigraphic Equivalent: From the top of the DAKOTA to the bottom of the DAKOTA

SEC 026 (80 ACRES) S2 NW4
Stratigraphic Equivalent: From the top of the DAKOTA to the bottom of the DAKOTA

										SEC 036 (320 ACRES) W2
PV79501357	BIA 14-20-151-36	GENERAL PETROLEUM CO	Lease - Oil and Gas	8/27/1953	La Plata	CO	372	477	266793	T032N - R007W: SEC010 (80 ACRES) NW4 NE4, NE4 NW4 From the SURFACE to the bottom of the FRUITLAND COAL
PV79501358	BIA 14-20-151-37	GENERAL PETROLEUM CO	Lease - Oil and Gas	8/27/1953	La Plata	CO	375	97		T032N - R007W: SEC009 (40 ACRES) SE4 NE4 From the SURFACE to the bottom of the FRUITLAND COAL (sub 001) SEC010 (40 ACRES) SW4 NW4 From the SURFACE to the bottom of the FRUITLAND COAL (sub 002)
PV79501359	BIA 14-20-151-38	GENERAL PETROLEUM CO	Lease - Oil and Gas	8/27/1953	La Plata	CO	372	487	266195	T032N - R007W: SEC010 (80 ACRES) SW4 NE4, SE4 NW4 Stratigraphic Equivalent: From the SURFACE to the bottom of the FRUITLAND COAL
PV79501360	BIA 14-20-151-39	GENERAL PETROLEUM CO	Lease - Oil and Gas	8/27/1953	La Plata	CO	372	482	266194	T032N - R007W: SEC009 (40 ACRES) NE4 SE4 Stratigraphic Equivalent: From the SURFACE to the bottom of the FRUITLAND COAL

Leases	Page 17

LEASES
Agmt Number	Lessor	Original Lessee	Type	Agmt Date	County	ST	Book	Page	Doc #	Legal Description
PV79501361	BIA 14-20-151-39A	GENERAL PETROLEUM CO	Lease - Oil and Gas	8/27/1953	La Plata	CO	372	482	266194	T032N - R007W: SEC010 (40 ACRES) NW4 SW4 Stratigraphic Equivalent: From the SURFACE to the bottom of the FRUITLAND COAL
PV79501362	BIA 14-20-151-4	GENERAL PETROLEUM CORPORATION	Lease - Oil and Gas	4/29/1953	La Plata	CO	372	492	266196	T032N - R007W:
SEC003 (120 ACRES) NW4 SE4, N2 SW4

SEC004 (120 ACRES) SW4 NE4, S2 NW4

SEC004 (280 ACRES) N2 SE4, SW4 SE4, SW4

SEC005 (40 ACRES) SE4 NE4

SEC009 (205 ACRES) S2 S2, NE4 NE4 AND
5 ACS DESC AS THE LAND IN THE NW SE,
 LYING EAST OF THE R/W OF D&RG RR CO

SEC010 (40 ACRES) NW4 NW4

T033N - R007W:
SEC029 (80 ACRES) S2 SW4

SEC030 (40 ACRES) SE4 SE4

SEC032 (400 ACRES) W2 NE4,  NW4, SE4

										SEC033 (160 ACRES) SW4 SE4, SE4 SW4, W2 SW4
PV79501363	BIA 14-20-151-40	GENERAL PETROLEUM CO	Lease - Oil and Gas	9/2/1953	La Plata	CO	372	467	266191	T032N - R007W:
SEC003 (120 ACRES) SW4 SE4, S2 SW4
Stratigraphic Equivalent: From the SURFACE to the bottom of the FRUITLAND COAL

SEC004 (40 ACRES) SE4 SE4
										Stratigraphic Equivalent: From the SURFACE to the bottom of the FRUITLAND COAL
PV79501364	BIA 14-20-151-41	GENERAL PETROLEUM CO	Lease - Oil and Gas	8/27/1953	La Plata	CO	372	472	266192	T032N - R007W: SEC009 (240 ACRES) W2 NE4, NW4 Stratigraphic Equivalent: From the SURFACE to the bottom of the FRUITLAND COAL
PV79501366	BIA 14-20-151-4A	GENERAL PETROLEUM CORPORATION	Lease - Oil and Gas	4/29/1953	La Plata	CO	372	492	266196	T032N - R007W: SEC010 (280 ACRES) SE4, NE4 SW4, S2 SW4 Stratigraphic Equivalent: From the SURFACE to the bottom of the FRUITLAND COAL
PV79501367	BIA 14-20-151-5	ATLANTIC REFINING CO	Lease - Oil and Gas	4/29/1953	La Plata	CO	321	65	232706	T032N - R007W: SEC006 (240 ACRES) SW4, W2 SE4 Stratigraphic Equivalent: From the SURFACE to the bottom of the FRUITLAND COAL

Leases	Page 18

LEASES
Agmt Number	Lessor	Original Lessee	Type	Agmt Date	County	ST	Book	Page	Doc #	Legal Description
PV79501369	BIA 14-20-151-6	ATLANTIC REFINING CO	Lease - Oil and Gas	4/29/1953	La Plata	CO	321	60	232705	T032N - R007W:
SEC014 (200 ACRES) S2 NE4,  E2 NW4, SW4 NW4

SEC014 (320 ACRES)  S2

SEC015 (200 ACRES)  W2 NE4, N2 NW4, SE4 NW4

SEC015 (240 ACRES) E2 SW4, SE4

SEC016 (280 ACRES) N2 NW4, SW4 NW4, W2 SW4,
 N2 NE4

SEC020 (163.32 ACRES) S2 NE4, LOT 1, LOT 2

SEC021 (323.36 ACRES) NW4, LOT 1, LOT 2, LOT 3
 LOT 4
Stratigraphic Equivalent: From the SURFACE to the top of the MESAVERDE

SEC022 (40 ACRES) NE4 NE4
Stratigraphic Equivalent: From 2,970' to the bottom of the S/E FRUITLAND (COAL-GAS)
Stratigraphic Equivalent: From the bottom of the MESAVERDE to the bottom of the DAKOTA

SEC023 (80 ACRES) N2 NW4
										Stratigraphic Equivalent: From 2,970 to the bottom of the S/E BASE FRUITLAND (COAL-GAS) (sub 011)
PV79501370	BIA 14-20-151-8	GENERAL PETROLEUM CO	Lease - Oil and Gas	4/29/1953	La Plata	CO	372	497	166192	T033N - R008W: SEC005 (320 ACRES) S2 Stratigraphic Equivalent: From the SURFACE to the bottom of the FRUITLAND COAL
PV79501371	BIA 14-20-604-2423	GENERAL PETROLEUM CO	Lease - Oil and Gas	6/28/1957	La Plata	CO	382	577	273282	T032N - R007W: SEC004 (200 ACRES) E2 NE4, NW4 NE4, N2 NW4 SEC005 (40 ACRES) NE4 NE4
PV79501372	BIA 14-20-604-2424	GENERAL PETROLEUM CO	Lease - Oil and Gas	6/26/1957	La Plata	CO	380	601	271942	T033N - R007W: SEC032 (40 ACRES) SE4 NE4 SEC033 (120 ACRES) S2 NW4, SW4 NE4
PV79500895	BIA 14-20-151-30	GENERAL PETROLEUM CORPORATION	Lease - Oil and Gas	8/21/1955	La Plata	CO	372	457	266189	2480 acres, Sec 23, 24, 25, 26, 34, 35 & 36 T34N R10W La Plata County, CO
PV79500896	BIA 14-20-604-77	GENERAL PETROLEUM CORPORATION	Lease - Oil and Gas	1/26/1956	La Plata	CO	372	507	266199	160 acres, N2N2 Sec 25 T34N R10W La Plata County, CO
PV79500497	George S McClave & Florence Barton	TH MCELVAIN & FORREST B MILLER	Lease - Oil and Gas	12/6/1957	La Plata	CO	387	262	276396	80 acres, E2NE Sec 29 T33N R8W La Plata County, CO
PV79500650	Paul B & Kate F Martin et al	THOMAS F STROOCK	Lease - Oil and Gas	3/28/1951	La Plata	CO	302	413	219196	1400 acres, Sec 16, 21, 22, 15, 23, 17 & 20 T32N R7W La Plata County, CO
PV79501060	HL & Grace G Beaston	RY AUSTIN	Lease - Oil and Gas	5/26/1950	La Plata	CO	287	406	210092	480 acres, SENW, SW Sec 30, NW, N2SW Sec 31, T34N R9W, NESE Sec 36 T34N R10W La Plata County, CO
PV79501112	Winifred Leonard et al	HE MCNEES	Lease - Oil and Gas	4/18/1951	La Plata	CO	306	513	221686	160 acres, W2SE Sec 36 T34N R10W, W2NE Sec 1 T33N R10W La Plata County, CO
PV79501120	Marie Matley	HS MCCLINTOCK	Lease - Oil and Gas	04/12/1651	La Plata	CO	304	43	220141	160 acres, NWNW Sec 26, SESE Sec 36 T34N R10W, S2SW Sec 31 T34N R9W La Plata County, CO
PV79501316	Andrew A & Matilde Herrera et al	CHARLES A MCCARTY	Lease - Oil and Gas	4/28/1949	La Plata	CO	280	262	202797	320 acres, SENW, NESW, N2SE, SESE Sec 20, E2NE, NESE Sec 29 T33N R8W La Plata County, CO

Leases	Page 19

LEASES
Agmt Number	Lessor	Original Lessee	Type	Agmt Date	County	ST	Book	Page	Doc #	Legal Description
PV79501352	Gordon G Berg	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	0716/1963	La Plata	CO	473	368	326363	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501385	Howard W Bradshaw	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	370	326364	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501386	Robert G Bradshaw	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	356	326357	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501387	John L Brady	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	384	326371	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501395	Rodney P & Christine T Calvin et al	SOCONY MOBIL OIL COMPANY INC	Lease - Oil and Gas	7/19/1962	La Plata	CO	451	506	315191	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to the base of the Greenhorn Formation.
PV79501397	Chase Manhattan Bank	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	0716/1963	La Plata	CO	473	332	326345	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501399	Elizabeth R & Kenneth R Clark	WELDON C JULANDER ET AL	Lease - Oil and Gas	#########	La Plata	CO	429	45	301715	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO
PV79501400	David Cohen	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	360	326359	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501401	John F & Rita M Corvino	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	338	326348	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501414	EM Edwards Company	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	342	326350	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501422	Robert C Eble	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	330	326344	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501423	Delia B Edwards	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	398	326378	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501424	Edward Mitchell Edwards	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	344	326351	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501425	Roger W & Rose A Edwards	WELDON C JULANDER & RODNEY P CALVIN	Lease - Oil and Gas	5/22/1961	La Plata	CO	437	34	305998	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO
PV79501427	Nell Evans	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	376	326367	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.

Leases	Page 20

LEASES
Agmt Number	Lessor	Original Lessee	Type	Agmt Date	County	ST	Book	Page	Doc #	Legal Description
PV79501448	Charles T Gallaher II	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	386	326372	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501449	Joseph Wesley Gallaher II	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	390	326374	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501453	Anna Gebhart	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	352	326355	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501454	Carrie Gidwitz	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	388	326373	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501466	Grace C Hayes	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	396	326377	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501468	Indenture of Trust December 19 1960	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	380	326369	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501482	Rose P Feltman	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	340	326349	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501486	George P Holman Estate	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	477	380	327854	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501491	Elmer G Johnson	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	358	326358	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501498	Ernest O Knapp et al	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	382	326370	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501532	Ella Mattimore	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	362	326360	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501533	Elinor June McAshan	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	336	326347	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501535	John E McConnell Jr	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	324	326341	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501538	Charley & Elva McCoy	ALBERT M AUSTIN	Lease - Oil and Gas	3/20/1951	La Plata	CO	300	579	218160	317 acres, E2NE of Sec 10, T32N R7W S2NW of Sec 8U N2SE S2NE of Sec 7U less and except a 3 acre tract in the NESE, T34N R8W, NMPM, La Plata County, CO

Leases	Page 21

LEASES
Agmt Number	Lessor	Original Lessee	Type	Agmt Date	County	ST	Book	Page	Doc #	Legal Description
PV79501556	Robert R McKee	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	348	326353	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501567	Mullen Foundation	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	364	326361	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501573	Normarth Corp	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	354	326356	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501577	Eva S O'Neal	GENERAL PETROLEUM CORPORATION	Lease - Oil and Gas	6/5/1957	La Plata	CO	378	539	270424	80.18 acres, Lots 1 & 2 of Sec 6, T32N R7W, NMPM, La Plata County, CO
PV79501602	Josephine Radue	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	378	326368	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501607	Florence C Robertson	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	346	326352	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501610	WH Rogers Jr	GENERAL PETROLEUM CORPORATION	Lease - Oil and Gas	7/22/1954	La Plata	CO	333	117	242558	220 acres, NESE N2SESE of Sec 31 SW of Sec 32, T33N R7W NMPM, La Plata County, CO
PV79501618	Norma Sanders	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	394	326376	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501622	Edwin F Scheetz Jr	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	372	326365	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501623	Schofield Auto Company	GENERAL PETROLEUM CORPORATION	Lease - Oil and Gas	4/20/1957	La Plata	CO	377	19	269206	480 acres, W2NE NW of Sec 5, E2NW NE of Sec 6, T32N R7W, NMPM, La Plata County, CO
PV79501630	Lionel L Shatford	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	326	326342	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501632	Catherine A Sheridan	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	374	326366	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501641	Mrs Frank P Sullivan	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	350	326354	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501649	Andrew M Taylor	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	328	326343	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501658	Turner Securities	WELDON C JULANDER & RODNEY P CALVIN	Lease - Oil and Gas	11/2/1960	La Plata	CO	428	575	301654	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO
PV79501675	Ida Miller	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	334	326346	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.

Leases	Page 22

LEASES
Agmt Number	Lessor	Original Lessee	Type	Agmt Date	County	ST	Book	Page	Doc #	Legal Description
PV79501683	Dickran M Sarkisian Estate	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	366	326362	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501685	Charles L Wagandt Estate	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	392	326375	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
PV79501704	Gail Whitcomb	WRIGHTSMAN PETROLEUM COMPANY	Lease - Oil and Gas	7/16/1963	La Plata	CO	473	322	326340	80 acres, E2SE of Sec 33, T33N R7W NMPM, La Plata County, CO. Only in and to depths from the surface to 100' below the base of the Mesaverde sand.
BIA INDIAN LEASE	BIA 14-20-151-11 SOUTHERN UTE INDIAN TRIBE	ATLANTIC REFINING COMPANY	Lease - Oil and Gas		La Plata	CO				T32N, R8W, NMPM, LA PLATA CO., CO SEC. 24: LOTS 1, 2, 3 & 4, N1/2 (ALL FRACTIONAL SECTION) 05-067-06025DK (Ute #4) Operated by EnerVest
BIA INDIAN LEASE	BIA 14-20-151-12 - CONTRACTUAL INTEREST - LEASE NOT ASSIGNED. REQUIRES SPECIAL HANDLING.	SKELLY OIL COMPANY	Lease - Oil and Gas		La Plata	CO				T33N, R7W, NMPM, LA PLATA CO., CO SEC. 33: NE1/4SW1/4, NW1/4SE1/4 05-067-05795, 05-067-08903 (Ignacio 33-7 #16, Ignacio #A33) Operated by EnerVest

Leases	Page 23

JOINT OPERATING AGREEMENTS
Agmt Number	Non- Operator	Type	Operator	Agmt Date	County	ST	Well No.	Legal Description
JOA1501	El Paso Natural Gas Company Current Non-Op: Red Willow Production Company	Operating Agmt	EV Properties LP	1/6/1961	La Plata	CO	3536.01	32N 7W Sec 10 N2 / Colorado 32-7 #2 Mv
JOA1504	Meridian Oil Inc Current Non-Op: EV Properties LP Hilcorp San Juan LP	Operating Agmt	Red Willow Production Company	1/4/1988	La Plata	CO	03688.02 03699.02	32N 7W Sec 15 / Southern Ute #3 Mv
JOA1517	El Paso Natural Gas Company Current Non-Op: Apache Corporation Hilcorp San Juan LP EV Properties LP	Operating Agmt	Red Willow Production Company	9/12/1963	La Plata	CO	03528.02	32N 7W / Colorado 32-7 SEC 22: E2NE, NESE SEC 23: NW, W2NE, N2SW, NWSE
JOA1533	Abel & Bancroft Current Non-Op: EV Properties LP Hilcorp San Juan LP	Operating Agmt	Red Willow Production Company	9/8/1961	La Plata	CO	03691.01	32N 7W Sec 16 E/2 / Southern Ute #6 Mv
JOA1535	SG Interests I LTD Current Non-Op: EV Properties LP Hilcorp San Juan LP	Operating Agmt	Red Willow Production Company	6/1/1996	La Plata	CO	03692.02 03695.01 03698.01	32N 7W Sec / Southern Ute 7 SEC 20: E2 SEC 21: W2W2
	OPERATING AGREEMENT KNIGHT GAS UNIT A	JOINT OPERATING AGREEMENT	Amoco Production Company		La Plata	CO
	JOINT OPERATING AGREEMENT KNIGHT A-17	JOINT OPERATING AGREEMENT	BP America Production Company		La Plata	CO
	JOINT OPERATING AGREEMENT KNIGHT A-17 Current Non-Op: XTO Energy Inc	JOINT OPERATING AGREEMENT	EnerVest Operating LLC		La Plata	CO
	OPERATING AGREEMENT SEC 22-T32N-R7W MV & DAK Current Non-Op: Abel & Bancroft	JOINT OPERATING AGREEMENT	El Paso Natural Gas Company		La Plata	CO
	OPERATING AGREEMENT T33N-R7W SEC 33 ALL-DK; N/2-MV Current Non-Op: Pan American et al	JOINT OPERATING AGREEMENT	Socony Mobil Oil Company		La Plata	CO

JOA's	Page 24

JOINT OPERATING AGREEMENTS
Agmt Number	Non- Operator	Type	Operator	Agmt Date	County	ST	Well No.	Legal Description
	OPERATING AGREEMENT T33N-R7W SEC 33 S/2 MV Current Non-Op: Skelly Oil Company et al	JOINT OPERATING AGREEMENT	El Paso Natural Gas Company		La Plata	CO
	JOINT OPERATING AGREEMENT Current Non-Op: CDX Rockies LLC	JOINT OPERATING AGREEMENT	Mark West Resources Inc		La Plata	CO
	OPERATING AGREEMENT Non-Operator: SOCONY MOBIL OIL COMPANY INC	JOINT OPERATING AGREEMENT	EL PASO NATURAL GAS COMPANY INC		La Plata	CO
	OPERATING AGREEMENT NON- OPERATOR: SOCONY MOBIL OIL COMPANY, INC.	JOINT OPERATING AGREEMENT	EL PASO NATURAL GAS COMPANY INC		La Plata	CO
	OPERATING AGREEMENT - SNOOK NON-OPERATOR: EL PASO NATURAL GAS COMPANY	JOINT OPERATING AGREEMENT	BP America		La Plata	CO
	OPERATING AGREEMENT WIRT GU E #1 NON-OPERATOR: EL PASO NATURAL GAS COMPANY	JOINT OPERATING AGREEMENT	BP America		La Plata	CO
	OPERATING AGREEMENT WIRT D 3M MV NON-OPERATOR: SOCONY MOBIL OIL COMPANY INC	JOINT OPERATING AGREEMENT	BP America		La Plata	CO
	OPERATING AGREEMENT T32N-R7W SEC 9 S2 MV NON-OPERATOR: DAVID W. BOYER	JOINT OPERATING AGREEMENT	EnerVest Operating LLC		La Plata	CO

JOA's	Page 25

WELL LIST
Well Number	API	Well Name	Operator	Status	Interest Type	Interest	County	ST	Legal Description
03528.02	05067050220000	Colorado 32-7 #10 Mv	Red Willow Production Company	Shut-in	WI	0.47917200	La Plata	CO	23-32N-07W
03536.01	05067051300000	Colorado 32-7 #2 Mv	EnerVest (EEIF XI ETAL)	Producing	WI	0.75000000	La Plata	CO	10-32N-7W
03537.02	506705021000000	Colorado 32-7 #3 Mv	Red Willow Production Company	Producing	WI	1.00000000	La Plata	CO	22-32N-7W
03593.01	05067075240000	Ignacio 33-7 #16-2 Fc	Red Willow Production Company	Producing	RI ORRI	0.02923900 0.00054300	La Plata	CO	33-33N-7W
03594.01	05067098350000	Ignacio 33-7 #16-4 Fc	Red Willow Production Company	Producing	RI ORRI	0.02923900 0.00054300	La Plata	CO	33-33N-7W
03595.01	05067093060000	Ignacio 33-7 #16-5 Fc	Red Willow Production Company	Producing	RI ORRI	0.02923900 0.00054300	La Plata	CO	33-33N-7W
03686.02	05067069000000	Southern Ute #15-16 Mv	Red Willow Production Company	Shut-in	WI	0.10250000	La Plata	CO	16-32N-07W
03687.02	05067050550000	Southern Ute #2 Mv	Red Willow Production Company	Producing	WI	0.10250000	La Plata	CO	16-32N-07W
03688.02	5067050680000	Southern Ute #3 Mv	Red Willow Production Company	Shut-in	WI	0.20500000	La Plata	CO	15-32N-07W
03691.01	05067050770000	Southern Ute #6 Mv	Red Willow Production Company	Shut-in	WI	0.41000000	La Plata	CO	16-32N-7W
03692.02	05067050340000	Southern Ute #7 Mv	Red Willow Production Company	Producing	WI	0.36281200	La Plata	CO	21-32N-7W
03695.01	05067050170000	Southern Ute #8 Mv	Red Willow Production Company	Shut-in	WI	0.17969600	La Plata	CO	21-32N-7W
03698.01	05067080660000	Southern Ute 11 Mv	Red Willow Production Company	Producing	ORRI	0.01347700	La Plata	CO	20-32N-7W
03699.02	05067069550000	Southern Ute 16-15 Mv	Red Willow Production Company	Shut-in	WI	0.20500000	La Plata	CO	15-32N-07W
03701.02	05067080740000	Southern Ute #2E Mv	Red Willow Production Company	Shut-in	ORRI	0.03075000	La Plata	CO	16-32N-07W
03742.01	5067083280000	Ute 33-7-33 #3 Fc	Red Willow Production Company	Producing	RI ORRI	0.02923900 0.00054300	La Plata	CO	33-33N-7W

Wells	Page 26

Facilities
Agmt Number	Agmt Type	Date	First Party	Second Party	Legal Description
FAC1007	Facilities Operating Agreement	4/15/1995	SW Production Company	SG Interests V LTD	South Ignacio Central Facility

Facilities	Page 27

MISC CONTRACTS
Agmt Number	Agmt Type	Date	First Party	Second Party	Legal Description
DEED1170	Deed	12/1/1997	University Improvement Corporation	EnerVest San Juan Acquisition LTD	T34N - R009W Sec 6U: Lot 1 & 2 Sec 9: SWNW, SESW, W2SW
DEED1762	Deed	1/31/2005	Apache Corporation	EnerVest Energy Insitutional Fund IX, LP and EnerVest Energy Institutional Fund IX - WI, LP	T32N - R006W Sec 10: SE Sec 14: NE Archuleta County, Colorado T32N - R006W Sec 10: SE Sec 18 SESW (Lot 4) T33N - R007W Sec 33: E2SE La Plata County, Colorado
FARM1293	Farmout	9/20/1963	Atlantic Refining Company	El Paso Natural Gas Company	T32N - R007W Sec 22: NENE (From the surface to the base of the Mesaverde Formation) Sec 23: N2NW (From the surface to the base of the Dakota Formation)
PSA1023	Purchase & Sales Agreement	3/23/2001	EnerVest Management Partners LTD & EnerVest Operating LLC	Texacp Exploration and Production Inc	Many
STTL1007	Settlement	7/16/1996	Southern Ute Indian Tribe	Emerald San Juan Company, LP	Many
SURF1783	Grant of Easement for Right of Way	8/7/2015	Heirs of Jim Priest - Allotment No. 158	Samson Resources Company	Southern Ute 32-1 SWD T33N - R007W Sec 33: S2NW Right-of-way being 1939.30 feet, 20 feet in width and 0.89 acres in size.
SURF1748	Surface Agreement	8/25/2011	EnerVest Operating LLC	Samson Resources Company	32N 7W Sec 3 / Colorado 32-7-3 #16
POOL1479	Communitization Agreement	1/6/1961	Elpaso Natural Gas Company, Southern Ute Tribe of the Southern Ute Reservation, and Northwest Production Corporation		T32N - R007W Sec 10: N/2 Mesaverde Formation
POOL1576	Communitization Agreement	9/12/1963	El Paso Natural Gas Company, Southern Ute Tribe of the Southern Ute Reservation, Amerada Petroleum Corporation, and The Atlantic Refining Company		T32N - R007W Sec 22: E2NE, NESE (Mesaverde Formation) Sec 23: NW, W2NE, N2SW, NWSE (Mesaverde Formation) Sec 23: NW, W2NE, N2SW, NWSE (Dakota Formation)
POOL1598	Communitization Agreement	3/20/1963	El Paso Natural Gas Company, Southern Ute Tribe of the Southern Ute Reservation, Amerada Petroleum Corporation, Abel & Bancroft, The Atlantic Refining Company		T32N - R007W Sec 22: E2E2 (Mesaverde Formation) Sec 23: W2, W2E2 (Mesaverde Formation) Sec 23: W2, W2E2 (Dakota Formation)

Misc Contracts	Page 28

MISC CONTRACTS
Agmt Number	Agmt Type	Date	First Party	Second Party	Legal Description
POOL1514	Communitization Agreement	6/1/1991	Mobil Oil Corporation, Texaco Exploration and Production Inc, Wintershall Corporation, Southern Ute Tribe		T33N - R007W Sec 33: S2 Fruitland Coal Formation
POOL1535	Communitization Agreement	6/11/1960	Pan American Petroleum Corporation, El Paso Natural Gas Company, The Southern Ute Tribe of the Southern Ute Reservation		T32N - R007W Sec 16: W2 Mesaverde Formation
POOL1592	Communitization Agreement	2/18/1961	Abel & Bancroft, El Paso Natural Gas Company, The Southern Ute Tribe of the Southern Ute Reservation, The Atlantic Refining Company		T32N - R007W Sec 15: S2 Mesaverde Formation
POOL1536	Communitization Agreement	9/8/1961	Abel & Bancroft, El Paso Natural Gas Company, The Atlantic Refining Company, The Southern Ute Tribe of the Southern Ute Reservation		T32N - R007W Sec 16: E2 Mesaverde Formation
POOL1593	Communitization Agreement	5/15/1962	Abel & Bancroft, El Paso Natural Gas Company, The Atlantic Refining Company, The Southern Ute Tribe of the Southern Ute Reservation, The Southern Ute Tribe of the Southern Ute Reservation, The United States Department of Interior		T32N - R007W Sec 21: E2, E2W2 Mesaverde Formation
POOL1559	Communitization Agreement	5/24/1962	Abel & Bancroft, El Paso Natural Gas Company, The Atlantic Refining Company,		T32N - R007W Sec 20: E2 Sec 21: W2W2 Mesaverde Formation

Misc Contracts	Page 29

GAS METERS
Code	Name
05067315E	Southern Ute B-33 (Enervest)
05067374E	Colorado 9A MV (Enervest)

Gas Meters	Page 30

Surface Contracts
Lease	Red Willow/SUIT	Lessor	Lessee	Lease date	Term date	Record type	Lse gr acs	Legal Description	Well Name
CO003-LAP801-000		Apache Corporation	EnerVest Energy Institutional Fund IX, L.P. and EnerVest Energy Institutional Fund IX-WI, L.P.	1/31/2005		MSS	2.0000	T32N, R6W, NMPM, LA PLATA CO., CO
								SEC. 17: A 2 ACRE TRACT OF LAND IN THE N/2 BEING DESCRIBED BY METES AND BOUNDS
								IN THE QUITCLAIM DEED RECORDED AT RECEPTION NO. 903182, AND AN EASEMENT THE
								WIDTH OF THE EXISTING ACCESS ROAD IN THE N/2 OR 25 FEET, WHICHEVER IS GREATER,
								THE CENTER LINE OF WHICH IS DESCRIBED IN SAID QUITCLAIM DEED.
CO003-LAP900-000		MOBIL OIL CORPORATION	SOUTHWESTERN PRODUCTION COMPANY	5/23/1991	11/1/2004	ROW	0.0000	T32N, R7W, NMPM, LA PLATA CO., CO	COLORADO 32-7 #11-9
								SEC. 9: EASEMENT FOR RIGHT-OF-WAY 2,63.64 FEET IN LENGTH AND CONTAINING 2.54
								ACRES
CO003-LAP901-000		FRANCIS O'NEAL, ET UX, ET AL	SOUTHWESTERN PRODUCTION COMPANY	1/18/1994		ROW	0.0000	T32N, R7W, NMPM, LA PLATA CO., CO	SCHOFIELD AUTO #11-6
								SEC. 6: W1/2NW1/4
CO003-LAP902-000	SURF1952	ELEANOR PHELPS, ET AL	WILLIAMS GAS PROCESSING COMPANY	2/28/1994		ROW	0.0000	T32N, R7W, NMPM, LA PLATA CO., CO	SCHOFIELD AUTO #11-6
								SEC. 6: NW1/4NW1/4
CO003-LAP903-000	SURF1652	BIA 14-20-151-4A	Mobil Oil Corporation	5/23/1991	11/1/2004	ROW	0.0000		SOUTHERN UTE 24-10
	Tribal Resolution #91-70							SEC. 10: E1/2SW1/4
								SEC. 10: S1/2NE1/4NW1/4
CO003-LAP904-000		BIA 14-20-151-4	APACHE CORPORATION	4/15/1995	11/1/2004	ROW	0.0000	T32N, R7W, NMPM, LA PLATA CO., CO	COLORADO 32-7 #16
								SEC. 3: NE1/4SW1/4
CO003-LAP905-000		BIA 14-20-151-4	APACHE CORPORATION	4/15/1995	11/1/2004	ROW	0.0000	T32N, R7W, NMPM, LA PLATA CO., CO	COLORADO 32-7 #16
		Show lse no. 14-20-151-40/Southern Ute 32-7 #4-6A						SEC. 4: NE1/4SE1/4
CO003-LAP906-000		BIA 14-20-151-4	APACHE CORPORATION	4/15/1995	11/1/2004	ROW	0.0000	T33N, R7W, NMPM, LA PLATA CO., CO	COLORADO 33-7 #8
								SEC. 29: SE1/4SW1/4
								SEC. 32: N1/2NW1/4, NW1/4NE1/4
CO003-LAP907-000		BIA 14-20-151-4	APACHE CORPORATION	4/15/1995	11/1/2004	ROW	0.0000	T33N, R7W, NMPM, LA PLATA CO., CO	COLORADO 33-7 #15
								SEC. 32: W1/2NE1/4, N1/2SE1/4, SE1/4SE1/4
CO003-LAP908-000	SURF1620	BIA 14-20-151-4	Mobil Oil Corporation	5/10/1991	11/1/2004	ROW	0.0000	T32N, R7W, NMPM, LA PLATA CO., CO	COLORADO 32-7 #9
	Tribal Resolution #91-5							SEC. 4: SW1/4SW1/4
								SEC. 5: SE1/4SE1/4
								SEC. 8: NE1/4NE1/4

Surface Contracts
Lease	Red Willow/SUIT	Lessor	Lessee	Lease date	Term date	Record type	Lse gr acs	Legal Description	Well Name
CO003-LAP909-000		BIA 14-20-151-38	APACHE CORPORATION	4/15/1995	11/1/2004	ROW	0.0000	T32N, R7W, NMPM, LA PLATA CO., CO	COLORADO 32-7 #11 & #12
							0.0000	SEC. 9: N1/2NW1/4
CO003-LAP910-000	SURF1620	BIA 14-20-151-4	Mobil Oil Corporation	5/10/1991	11/1/2004	ROW	0.0000	T32N, R7W, NMPM, LA PLATA CO., CO	COLORADO 32-7 #13
	Tribal Resolution #91-5							SEC. 9: SW1/4SW1/4
								SEC. 5: E1/2SE1/4
								SEC. 8: NE1/4NE1/4
								SEC. 9: NW1/4SW1/4
								SEC. 32: E1/2SE1/4
								SEC. 9: W1/2NW1/4
CO003-LAP911-000	SURF1620	BIA 14-20-151-4	Mobil Oil Corporation	5/10/1991	11/1/2004	ROW	0.0000	T33N, R7W, NMPM, LA PLATA CO., CO	SCHOFIELD WELL
	Tribal Resolution #91-5							SEC. 32: S1/2SE1/4
CO003-LAP912-000	SURF1620	BIA 14-20-151-4	Mobil Oil Corporation	5/10/1991	11/1/2004	ROW	0.0000	T33N, R7W, NMPM, LA PLATA CO., CO	WESTERN GAS TIE IN LINE
	Tribal Resolution #91-5							SEC. 32: S1/2SE1/4
CO003-LAP913-000	SURF1861	BIA 14-20-151-4	APACHE CORPORATION	4/15/1995	11/1/2004	ROW	0.0000	T33N, R7W, NMPM, LA PLATA CO., CO	IGNACIO 33-7 #16-2 WELL LINE
								SEC. 33: SW1/4SE1/4
CO003-LAP914-000		BIA 14-20-151-4	APACHE CORPORATION	4/15/1995	11/1/2004	ROW	0.0000	T33N, R7W, NMPM, LA PLATA CO., CO	COLORADO 32-7 #2, 14 & 15
								SEC. 33: S1/2SE1/4, SE1/4SW1/4
CO003-LAP915-000	SURF1940	Jake J and Elleen S Canderlaria	Mobil Oil Corporation	7/20/1990		ROW		NE/4 NE/4 and NE/4 NW/4 Section 6-T32N-R7W	SCHOFIELD AUTO #41-6
									SCHOFIELD AUTO #11-6
CO003-LAP916-000	SURF1942	Jake J Candelaria and Eileen S Candelaria	Mobil Oil Corporation	4/13/1990		ROW		Wellsite, road and pipeline easement for the Schofield Auto 31x-5-2 wellsite, approximately 0.75 acres, and pipeline easement approximately 1300' x 25' across NW/4 NE/4 Section 5-T32N-R7W, La Plata County, Colorado.	SCHOFIELD AUTO #31X-5
CO003-LAP917-000	SURF2156	Jake J Candelaria and Eileen S Candelaria	Mobil Oil Corporation	4/17/1989		ROW		Wellsite, road and pipeline easement for the Schofield Auto 11-5 wellsite, approximately 1.75 acres, and pipeline easement approximately 650' x 25' across NW/4 Section 5-T32N-R7W, La Plata County, Colorado.	SCHOFIELD AUTO #11-5
CO003-LAP918-000	SURF1943	Davie Corporation	Mobil Oil Corporation	5/17/1990		ROW		Wellsite, road and pipeline easement for the Schofield Auto 31x-5-2 wellsite, approximately 0.75 acres, and pipeline easement approximately 300' long across SW/4 NE/4 Section 5-T32N-R7W, La Plata County, Colorado.	SCHOFIELD AUTO #31X-5
CO003-LAP919-000		Southern Ute Indian Tribe 14-20-151-04	Samson Resources Company	3/12/2007		SUR		Compressor Site Lease Agreement described as South Ignacio Compressor Site
								Renewal of Compressor Site located in SE/4 Section 32-T33N-R7W, containing 4 acres, more or less, more fully described in lease.

Surface Contracts
Lease	Red Willow/SUIT	Lessor	Lessee	Lease date	Term date	Record type	Lse gr acs	Legal Description	Well Name
CO003-LAP920-000		Southern Ute Tribal Resolution 2009-18 BIA Transaction No. 750-13-00088-09	EnerVest Operating, LLC	3/31/2009		ROW		An easement for ON LEASE (14-20-151-04) pipeline right-of-way located in the SWNE Section 9-T32N-R7W, NMPM, La Plata County, Colorado, being 40' in width, 315.16 feet in length,containing 0.289 acres more or less, and being more fully described in said Grant of Easement for Right-of-Way.	COLORADO #A-9
CO003-LAP921-000	SURF1783	Bureau of Indian Affairs Transaction 750-13-00099-04 /Allotment 158 (Jim Priest Heirs)	Samson Resources Company	7/7/2014		ROW		Grant of Easement for Right-of-Way of Existing Access Road Right-of-Way
	TAAMS #: 750 8134061424							Traversing Allotment No. 158 (Jim Priest Heirs) for "OFF LEASE OPERATION" with said existing gravel road being 1,939.30', 117.53 rods or 0.37 miles in length, 20' wide, and 0.89 acres in size or area located in the S/2 NW/4 Section 33, Township 33 North, Range 7 West, NMPM, La Plata County, CO, and more fully described in said Grant of Easement.
CO003-LAP922-000	Duplicate of line 139	Southern Ute Tribe 14-20-151-04 Resolution 2005-112 Bureau of Indian Affairs Transaction 750-13-00071-06	EnerVest Energy Institutional Fund IX LP	5/25/2006		ROW		Grant of Easement for Right-of-Way of Existing Access Road Right-of-Way
Traversing Allotment No. 158 (Jim Priest Heirs) for "OFF LEASE OPERATION" with said existing gravel road being 1,939.30', 117.53 rods or 0.37 miles in length, 20' wide, and 0.89 acres in size or area located in the S/2 NW/4 Section 33, Township 33 North, Range 7 West, NMPM, La Plata County, CO, and more fully described in said Grant of Easement.

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